Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT

AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SERVICING AGREEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT, dated as of November 25, 2025 (this “Amendment”), is entered into by and among MALLARD FUNDING LLC, a Delaware limited liability company (in such capacity, the “Borrower”), APOLLO DEBT SOLUTIONS BDC, a Delaware statutory trust, as the servicer (in such capacity, the “Servicer”) and as the transferor (in such capacity, the “Transferor”), each Lender party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as the administrative agent (in such capacity, the “Administrative Agent”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (the “Bank”), as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the collateral custodian (in such capacity, the “Collateral Custodian”). Capitalized terms used but not defined herein have the meanings provided in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, reference is made to the Loan and Servicing Agreement, dated as of January 7, 2022 (as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, the Transferor, each of the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian;

WHEREAS, reference is made to the Purchase and Sale Agreement, dated as of January 7, 2022 (as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Purchase and Sale Agreement”), by and between the Transferor and the Borrower;

WHEREAS, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as specified herein, pursuant to and in accordance with Section 12.01 of the Loan and Servicing Agreement; and

WHEREAS, the Transferor and the Borrower desire to amend the Purchase and Sale Agreement in certain respects as specified herein, pursuant to and in accordance with Section 10.2 of the Purchase and Sale Agreement;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) Pursuant to Section 12.01 of the Loan and Servicing Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, effective on and as of the Sixth Amendment Effective Date (as defined below), the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto.

(b) Pursuant to Section 10.2 of the Purchase and Sale Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, effective on and as of the Sixth Amendment Effective Date (as defined below), the Purchase and Sale Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex B hereto.

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement and the Purchase and Sale Agreement shall remain in full force and effect. After this Amendment becomes effective, (a) all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as “hereof”, “herein”, or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby, and (b) all references to the Purchase and Sale Agreement and corresponding references thereto or therein such as “hereof”, “herein”, or words of similar effect referring to the Purchase and Sale Agreement shall be deemed to mean the Purchase and Sale Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement or the Purchase and Sale Agreement other than as expressly set forth herein.

SECTION 3. REPRESENTATIONS.

Each of the Borrower, the Servicer and the Transferor, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i) it is (x) with respect to the Borrower, a limited liability company, and (y) with respect to the Servicer and the Transferor, a statutory trust, in each case, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and, except where failure to do so would not cause a Material Adverse Effect, all licenses necessary to own its assets and to transact the business in which it is engaged and, except where failure to do so would not cause a Material Adverse Effect, is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or, with respect to the Borrower, its ownership of the Loan Assets and the Collateral requires such qualification;

(ii) it has the power, authority and legal right to make and deliver this Amendment and perform this Amendment, the Loan and Servicing Agreement, the Purchase and Sale Agreement and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution and delivery of this Amendment and performance of this Amendment, the Loan and Servicing Agreement and the Purchase and Sale Agreement, and, (x) with respect to the Borrower, to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of the Loan and Servicing Agreement, subject only to Permitted Liens, and (y) with respect to the Transferor, to grant to the Borrower a first priority perfected security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Sale Portfolio (as defined in the Purchase and Sale Agreement);

(iii) this Amendment, the Loan and Servicing Agreement and the Purchase and Sale Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(iv) no consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution and delivery of this Amendment or performance by it of this Amendment, the Loan and Servicing Agreement or the Purchase and Sale Agreement or the validity or enforceability of this Amendment, the Loan and Servicing Agreement or the Purchase and Sale Agreement (or, with respect to the Borrower, the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets), in each case, other than such as have been met or obtained and are in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v) the execution and delivery of this Amendment and the performance of this Amendment, the Loan and Servicing Agreement and the Purchase and Sale Agreement will not (i) create any Lien on the Collateral other than Permitted Liens, (ii) violate any Applicable Law or its Constituent Documents or (iii) violate any contract or other agreement to which it is a party or by which it or any of its property or assets may be bound;

(vi) this Amendment has been duly executed and delivered by it; and

(vii) no event has occurred and is continuing which constitutes an Event of Default, an Unmatured Event of Default or Servicer Default.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective on and as of the Business Day on which the following conditions shall have been satisfied (the “Sixth Amendment Effective Date”):

(a) the delivery of executed signature pages to this Amendment by all parties hereto to the Administrative Agent;

(b) the delivery of a certificate of the Secretary or Assistant Secretary of each of the Borrower, the Servicer and the Transferor, dated as of the Sixth Amendment Effective Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person this Amendment (on which certificate the Administrative Agent and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower, the Servicer or the Transferor, as applicable, a revised certificate meeting the requirements of this clause (b)(i)), (ii) that the copy of the certificate of formation, certificate of limited partnership, certificate of incorporation, articles of incorporation or articles of organization, as applicable, of such Person attached to such certificate is a complete and correct copy and that such certificate or articles, as applicable, have not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Person attached to such certificate is a complete and correct copy, and that such bylaws, limited liability company agreement or limited partnership agreement, as applicable, has not been amended, modified or supplemented and are in full force and effect, and (iv) that the copy of the resolutions of the board of directors, managers, general partner or similar governing body, as applicable, of such Person attached to such certificate, approving and authorizing the execution and delivery of this Amendment and performance by such Person of this Amendment and the other Transaction Documents to which it is a party, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect;

(c) the delivery of a good standing certificate, dated as of a recent date for each of the Borrower, the Servicer and the Transferor, issued by the Secretary of State of such Person’s State of formation, incorporation or organization, as applicable;

(d) the delivery of one or more favorable Opinions of Counsel of counsel to the Borrower, the Servicer and the Transferor acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to such matters as the Administrative Agent may request;

(e) the delivery of executed signature pages by all parties to that certain Second Amended and Restated Lender Fee Letter, dated as of the date hereof (the “Sixth Amendment Fee Letter”), among the Borrower, the Administrative Agent and Morgan Stanley Bank, N.A., as a Lender;

(f) the delivery of a completed Schedule I to the Purchase and Sale Agreement setting forth each Participation Sold by the Transferor to the Purchaser on the Sixth Amendment Effective Date;

(g) no Event of Default, Unmatured Event of Default, Servicer Default or Borrowing Base Deficiency shall exist on the Sixth Amendment Effective Date before or after giving effect to this Amendment; and

(h) the Borrower shall have paid in full all fees and expenses required to be paid in connection with this Amendment, including all fees required to be paid under the Sixth Amendment Effective Date.

SECTION 5. EXPENSES. The Borrower agrees to pay, or reimburse, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian for all expenses reasonably incurred for the preparation and negotiation of this Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the reasonable and documented fees and expenses of counsel to the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian.

SECTION 6. MISCELLANEOUS.

(a) The Borrower, by its execution of this Amendment confirms and ratifies that all of its obligations and the security interests granted by it under each of the Transaction Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent, for the benefit of the Secured Parties.

(b) This Amendment may be executed in any number of counterparts (including by e-mail), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(c) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d) This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement or the Purchase and Sale Agreement, as applicable.

(e) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(f) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(g) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(h) This Amendment, the Loan and Servicing Agreement and the Purchase and Sale Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.

(i) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND THE PURCHASE AND SALE AGREEMENT, AS APPLICABLE, AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AND SERVICING AGREEMENT AND THE PURCHASE AND SALE AGREEMENT, AS APPLICABLE.

SECTION 7. NO NOVATION. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Loan and Servicing Agreement.

SECTION 8. DIRECTION TO THE BANK. Each of the Borrower, the Servicer, the Transferor, the Administrative Agent and the Lenders hereby consents to and directs the Bank in each of its capacities, including as Collateral Agent, Account Bank and Collateral Custodian, to execute this Amendment and acknowledges and agrees that the Bank shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Bank from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Loan and Servicing Agreement, the Purchase and Sale Agreement or the Transaction Documents or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MALLARD FUNDING LLC, as the Borrower

By:	Apollo Debt Solutions BDC, its sole member

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Chief Legal Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

APOLLO DEBT SOLUTIONS BDC, as the Servicer and as the Transferor

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Chief Legal Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

By:	/s/ Tyler Stypinski
Name: Tyler Stypinski
Title: Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Aditya Bhatla
Name: Aditya Bhatla
Title: Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

MUFG BANK, LTD.,
as a Lender

By:	/s/ Michael Gordon
Name:	Michael Gordon
Title:	Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

EVERBANK, N.A.,
as a Lender

By:	/s/ Frank Martino
Name:	Frank Martino
Title:	Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as the Collateral Agent

By:	/s/ Agnes Leung
Name:	Agnes Leung
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as the Account Bank

By:	/s/ Agnes Leung
Name:	Agnes Leung
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as the Collateral Custodian

By:	/s/ Agnes Leung
Name:	Agnes Leung
Title:	Vice President

[Signature Page to Sixth Amendment to Loan and Servicing Agreement]

ANNEX A

AMENDED LOAN AND SERVICING AGREEMENT

(see attached)

Conformed through:

First Amendment to Loan and Servicing Agreement dated as of March 18, 2022

Second Amendment to Loan and Servicing Agreement dated as of April 28, 2022

Third Amendment to Loan and Servicing Agreement dated as of June 26, 2024

Fourth Amendment to Loan and Servicing Agreement dated as of September 19, 2024

Fifth Amendment to Loan and Servicing Agreement dated as of July 9, 2025

Sixth Amendment to Loan and Servicing Agreement dated as of November 25, 2025

Up to U.S. $~~500,000,000~~900,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 7, 2022

among

MALLARD FUNDING LLC,

as the Borrower

APOLLO DEBT SOLUTIONS BDC,

as the Transferor and the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,

as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as the Lenders

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

as the Collateral Agent, Account Bank and Collateral Custodian

Page
ARTICLE I

DEFINITIONS

Section 1.01	Certain Defined Terms	2
Section 1.02	Other Terms	~~71~~73
Section 1.03	Computation of Time Periods	~~71~~74
Section 1.04	Interpretation	~~71~~74
Section 1.05	Currency Conversion	~~72~~75
Section 1.06	Rates	~~73~~75

ARTICLE II

THE FACILITY

Section 2.01	Advances; I/O Notional Loan	~~73~~76
Section 2.02	Procedure for Advances	~~74~~77
Section 2.03	Determination of Yield	~~76~~79
Section 2.04	Remittance Procedures	~~76~~79
Section 2.05	Instructions to the Collateral Agent and the Account Bank	~~81~~83
Section 2.06	Borrowing Base Deficiency Payments	~~81~~84
Section 2.07	Sale of Loan Assets; Affiliate Transactions	~~82~~84
Section 2.08	Payments and Computations, Etc.	~~84~~87
Section 2.09	Unused Fee	~~85~~88
Section 2.10	Increased Costs; Capital Adequacy	~~85~~88
Section 2.11	Taxes	~~87~~90
Section 2.12	Grant of a Security Interest; Collateral Assignment of Agreements	~~91~~94
Section 2.13	Evidence of Debt	~~92~~95
Section 2.14	Release of Loan Assets	~~92~~95
Section 2.15	Treatment of Amounts Received by the Borrower	~~93~~95
Section 2.16	Prepayment; Termination; Reduction	~~93~~95
Section 2.17	Collections and Allocations	~~94~~97
Section 2.18	Reinvestment of Principal Collections	~~95~~98
Section 2.19	Defaulting Lenders	~~96~~99
Section 2.20	Benchmark Replacement	~~98~~101
Section 2.21	Eligible Currency	~~100~~103
Section 2.22	Illegality; Inability to Determine Rates	~~101~~104
Section 2.23	CLO Take-Outs	~~102~~105

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(continued)

Page
ARTICLE III

CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Effectiveness	~~104~~106
Section 3.02	Conditions Precedent to All Advances	~~105~~108
Section 3.03	Advances Do Not Constitute a Waiver	~~107~~110
Section 3.04	Conditions to Acquisition of Loan Assets	~~107~~110

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Borrower	~~109~~111
Section 4.02	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral	~~118~~120
Section 4.03	Representations and Warranties of the Servicer	~~118~~121
Section 4.04	Representations and Warranties of the Collateral Agent	~~122~~125
Section 4.05	Representations and Warranties of the Collateral Custodian	~~123~~126

ARTICLE V

GENERAL COVENANTS

Section 5.01	Affirmative Covenants of the Borrower	~~124~~127
Section 5.02	Negative Covenants of the Borrower	~~128~~130
Section 5.03	Affirmative Covenants of the Servicer	~~131~~134
Section 5.04	Negative Covenants of the Servicer	~~133~~136
Section 5.05	Affirmative Covenants of the Collateral Agent	~~134~~137
Section 5.06	Negative Covenants of the Collateral Agent	~~135~~137
Section 5.07	Affirmative Covenants of the Collateral Custodian	~~135~~138
Section 5.08	Negative Covenants of the Collateral Custodian	~~135~~138

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01	Appointment and Designation of the Servicer	~~136~~138
Section 6.02	Duties of the Servicer	~~138~~140
Section 6.03	Authorization of the Servicer	~~139~~142
Section 6.04	Collection of Payments; Accounts	~~140~~143
Section 6.05	Realization Upon Loan Assets	~~142~~145
Section 6.06	Servicer Compensation	~~142~~145
Section 6.07	Payment of Certain Expenses by Servicer	~~142~~145
Section 6.08	Reports to the Administrative Agent; Account Statements; Servicer Information	~~143~~146
Section 6.09	[Reserved]	~~143~~146
Section 6.10	Annual Independent Public Accountant’s Servicing Reports	~~143~~146
Section 6.11	Procedural Review of Loan Assets; Access to Servicer and Servicer’s Records	~~143~~146
Section 6.12	The Servicer Not to Resign	~~144~~147

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(continued)

Page
ARTICLE VII

EVENTS OF DEFAULT

Section 7.01	Events of Default	~~144~~147
Section 7.02	Additional Remedies of the Administrative Agent	~~147~~150
Section 7.03	Option to Purchase Collateral	~~150~~153

ARTICLE VIII

INDEMNIFICATION

Section 8.01	Indemnities by the Borrower	~~151~~154
Section 8.02	Indemnities by Servicer	~~152~~155
Section 8.03	Waiver of Certain Claims	~~153~~156
Section 8.04	Legal Proceedings	~~153~~156
Section 8.05	After-Tax Basis	~~154~~156

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01	The Administrative Agent	~~154~~157

ARTICLE X

COLLATERAL AGENT

Section 10.01	Designation of Collateral Agent	~~158~~161
Section 10.02	Duties of Collateral Agent	~~158~~161
Section 10.03	Merger or Consolidation	~~161~~164
Section 10.04	Collateral Agent Compensation	~~162~~164
Section 10.05	Collateral Agent Removal	~~162~~164
Section 10.06	Limitation on Liability	~~162~~165
Section 10.07	Collateral Agent Resignation	~~165~~168

-iii-

(continued)

Page
ARTICLE XI

COLLATERAL CUSTODIAN

Section 11.01	Designation of Collateral Custodian	~~165~~168
Section 11.02	Duties of Collateral Custodian	~~166~~168
Section 11.03	Merger or Consolidation	~~168~~171
Section 11.04	Collateral Custodian Compensation	~~169~~171
Section 11.05	Collateral Custodian Removal	~~169~~171
Section 11.06	Limitation on Liability	~~169~~172
Section 11.07	Collateral Custodian Resignation	~~171~~173
Section 11.08	Release of Documents	~~171~~174
Section 11.09	Return of Required Loan Documents	~~172~~174
Section 11.10	Access to Certain Documentation and Information Regarding the Collateral	~~172~~175
Section 11.11	Bailment	~~172~~175
Section 11.12	Reallocation of Advances	~~173~~175

ARTICLE XII

MISCELLANEOUS

Section 12.01	Amendments and Waivers	~~173~~176
Section 12.02	Notices, Etc.	~~174~~177
Section 12.03	No Waiver; Remedies	~~177~~179
Section 12.04	Binding Effect; Assignability; Multiple Lenders	~~177~~180
Section 12.05	Term of This Agreement	~~178~~181
Section 12.06	GOVERNING LAW; JURY WAIVER	~~178~~181
Section 12.07	Costs, Expenses and Taxes	~~180~~183
Section 12.08	Further Assurances	~~180~~183
Section 12.09	Recourse Against Certain Parties	~~181~~184
Section 12.10	Execution in Counterparts; Severability; Integration	~~181~~184
Section 12.11	Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~181~~184
Section 12.12	Confidentiality	~~183~~185
Section 12.13	Waiver of Set Off	~~184~~187
Section 12.14	Headings and Exhibits	~~184~~187
Section 12.15	Ratable Payments	~~184~~187
Section 12.16	Failure of Borrower or Servicer to Perform Certain Obligations	~~184~~187
Section 12.17	Power of Attorney	~~185~~187
Section 12.18	Delivery of Termination Statements, Releases, etc.	~~185~~188
Section 12.19	Non-Petition	~~185~~188
Section 12.20	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~186~~189
Section 12.21	Return of Certain Payments	~~186~~189

-iv-

LIST OF SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULES

SCHEDULE I	-	Conditions Precedent Documents
SCHEDULE II	-	Eligibility Criteria
SCHEDULE III	-	Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV	-	Loan Asset Schedule
SCHEDULE V		Diversity Score Calculation
SCHEDULE VI		Industry Classification
Schedule VII		Moody’s Ratings Definitions
Schedule VIII		S&P Ratings Definitions

ANNEXES

ANNEX A	-	Commitments

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Notice of Borrowing
EXHIBIT E	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT G	-	Form of Certificate of Closing Attorneys
EXHIBIT H	-	Form of Servicing Report
EXHIBIT I	-	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT J	-	Form of Release of Required Loan Documents
EXHIBIT K	-	Form of Assignment and Acceptance
EXHIBIT L	-	Forms of U.S. Tax Compliance Certificates
EXHIBIT M	-	Form of Joinder Supplement
EXHIBIT N	-	Form of Power of Attorney for Servicer
EXHIBIT O	-	Form of Power of Attorney for Borrower
EXHIBIT P	-	Reporting and Other Obligations

-v-

This LOAN AND SERVICING AGREEMENT is made as of January 7, 2022, among:

(1) MALLARD FUNDING LLC, a Delaware limited liability company, as the Borrower (as defined below);

(2) APOLLO DEBT SOLUTIONS BDC, a Delaware statutory trust, as the Servicer (as defined below) and as the Transferor (as defined below);

(3) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (as defined below);

(4) MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent (as defined below); and

(5) THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent (as defined below), the Account Bank (as defined below) and the Collateral Custodian (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below);

WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral (as defined below) to secure the payment in full of the Obligations (as defined below);

WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein;

WHEREAS, the Borrower also desires to retain the Servicer to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein; and

WHEREAS, the Servicer desires to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and the exhibits, schedules and annexes hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account Bank” means The Bank of New York Mellon Trust Company, National Association, in its capacity as the “Account Bank” pursuant to the Control Agreement.

“Action” has the meaning assigned to that term in Section 8.04.

“Additional Amount” has the meaning assigned to that term in Section 2.11(a).

“Adjusted Borrowing Value” means, on any date of determination, for any Eligible Loan Asset, an amount equal to the lower of (a) the Outstanding Balance of such Eligible Loan Asset at such time and (b) the Assigned Value of such Eligible Loan Asset at such time, multiplied by the Outstanding Balance of such Eligible Loan Asset at such time. Notwithstanding the foregoing, (i) the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset at such time shall be zero and (ii) the Adjusted Borrowing Value of any portion of any Eligible Loan Asset that constitutes Excess Concentration Amount shall be zero.

“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Administrative Expense Cap” means, for any Payment Date, a per annum amount equal to $~~375,000~~400,000.

“Administrative Expenses” means the following reasonable and documented fees and expenses due or accrued with respect to any Payment Date, payable first, on a pro rata basis to: (a) the Collateral Agent, for payment of accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, for payment of accrued Collateral Custodian Fees and Collateral Custodian Expenses and (c) the Account Bank, for any fees or other amounts owing to it under the Transaction Documents; and then second, on a pro rata basis, to any other service providers (including, without limitation, legal, accounting, tax, audit and other service providers) of the Borrower or the Servicer for any fees or expenses in connection with services performed for the Borrower or the Servicer.

“Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means, with respect to any Advance, the date on which funds are made available to the Borrower in accordance with Section 2.02.

“Advance Rate” means, (a) with respect to an Eligible Loan Asset that is not a Specified Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the percentage determined by the Administrative Agent in its sole discretion, subject to a maximum advance rate as set forth in the Advance Rate Matrix based on the applicable loan type of such Eligible Loan Asset, as set forth in the Approval Notice for an Eligible Loan Asset, and (b) with respect to an Eligible Loan Asset that is a Specified Loan Asset, as determined on the applicable Cut-Off Date of such Eligible Loan Asset, the Advance Rate as set forth in the table below based on the Senior Leverage Ratio of such Specified Loan Asset:

Senior Leverage Ratio	Advance Rate
Less than 4.75:1.00	70.0%
Greater than or equal to 4.75:1.00 and less than 6.00:1.00	65.0%

“Advance Rate Matrix” means the following matrix:

Private Credit Loan Assets

Loan Type	Maximum Advance Rate
First Lien Loans (other than Broadly Syndicated Loans)	70.0%
Recurring Revenue Loans	65.0%
Unitranche Loans	60.0%
FLLO Loans	55.0%
Second Lien Loans	35.0%

Liquid Credit Loan Assets

Loan Type	Maximum Advance Rate
Broadly Syndicated Loans with a Moody’s Rating of “B3” or higher or an S&P Rating of “B-” or higher as of the related Cut-Off Date	75.0%
~~First Lien Loans (other than Broadly Syndicated Loans)~~Senior Secured Bonds	70.0%
~~Recurring Revenue Loans~~	~~65.0%~~
~~Unitranche Loans~~	~~60.0%~~
~~FLLO Loans~~	~~55.0%~~
Broadly Syndicated Loans with a Moody’s Rating of “Caa1” or below or an S&P Rating of “CCC+” or below as of the related Cut-Off Date	45.0%
~~Second Lien Loans~~	~~35.0%~~

“Advances Outstanding” means, on any date of determination, the sum of the aggregate principal amount in Dollars or the Dollar Equivalent, as determined by the Administrative Agent using the Spot Rate, of all Advances outstanding on such date, after giving effect to all repayments of Advances and the making of new Advances on such date; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason; provided, further, that for purposes of the determination of interest and in connection with any reduction pursuant to Section 2.16(b) or any payments made in accordance with Section 2.04(a), “Advances Outstanding” shall refer only to Advances Outstanding in the applicable Eligible Currency.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” has the meaning assigned to that term in Section 2.10(a).

“Affiliate” means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that the term Affiliate shall not include any Affiliate relationship that may exist solely as a result of the direct or indirect ownership of, or control by, a common financial sponsor.

“Aggregate Adjusted Borrowing Value” means, as of any date of determination, an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets included as part of the Collateral on such date, after giving effect to all Eligible Loan Assets added to and removed from the Collateral on such date.

“Aggregate Unfunded Exposure Amount” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets or Revolving Loans, as applicable, included in the Collateral on such date.

“Aggregate Unfunded Exposure Equity Amount” means, as of any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Delayed Draw Loan Assets or Revolving Loans, as applicable, included in the Collateral on such date.

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.

“Alternative Currency Advance” means any AUD Advance, CAD Advance, EUR Advance or GBP Advance.

“Amortization Period” means the period commencing on the Commitment Termination Date and ending on the Collection Date.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.

“Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act as amended by the Patriot Act, and the Money Laundering Control Act of 1986 including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957.

“Applicable Law” means for any Person, all existing and future laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, from and after the ~~Fourth~~Sixth Amendment Effective Date, (a) during the Revolving Period, ~~2.00%~~ the percentage determined in accordance with the following formula, calculated as of the Determination Date for the related Remittance Period:

Applicable Margin = (AML x PercentageL) + (AMP x PercentageP) where:

AML = 1.60%;

AMP = 1.85%;

PercentageL = COAL/COAAAG;

PercentageP = 100%—PercentageL; and

COAL = the aggregate Outstanding Balance of all Liquid Credit Loan Assets; and

COAAAG = the aggregate Outstanding Balance of all Eligible Loan Assets;

provided that, in no event shall the Applicable Margin as calculated in this clause (a) be less than 1.80% per annum, and (b) during the Amortization Period, ~~2.25~~the Applicable Margin calculated in clause (a) increased by an additional 0.25% per annum; provided in the case of both clauses (a) and (b) that, at any time during the existence of an Event of Default or after the automatic occurrence or declaration of the Facility Maturity Date, the Applicable Margin shall be increased by an additional 2.00% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, which may be distributed via email, in the form attached hereto, or otherwise containing the same representations and information, as Exhibit A (provided that the Administrative Agent may, in its reasonable discretion, omit information from, or include additional information in, such Approval Notice), evidencing (i) the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower, and (ii) the determination of the Advance Rate in respect of such Eligible Loan Asset, by the Administrative Agent, in its sole and absolute discretion.

“Approved Broker/Dealer” means any of Banco Santander; Bank of America/Merrill Lynch; The Bank of Montreal; Barclays Bank plc; BMO Capital Markets Corp; BNP Paribas; CIT Bank, N.A.; Citibank, N.A.; Citizens Bank N.A.; Deutsche Bank AG; Fifth Third Bank; Goldman Sachs & Co.; HSBC; Jefferies LLC; JPMorgan Chase Bank, N.A.; KeyBank Capital Markets; Macquarie Group Limited; Morgan Stanley & Co. LLC; Nomura Securities Co., Ltd.; PNC Bank; Raymond James Financial; RBC Capital Markets LLC; Royal Bank of Canada; The Royal Bank of Scotland; Scotiabank; Société Générale; TD Bank; Truist Bank; UBS AG; and Wells Fargo Bank, National Association; and any additional broker/dealer approved as an “Approved Broker/Dealer” in writing by the Servicer and the Administrative Agent, each in its sole discretion.

“Approved Valuation Firm” means each of (a) Lincoln Partners Advisors LLC, (b) Valuation Research Corporation, (c) Kroll Inc., (d) Houlihan Lokey Financial Advisors, Inc., and (e) any other nationally recognized accounting firm or valuation firm, in each case, approved by the Borrower and the Administrative Agent; provided that, after the Closing Date, the Administrative Agent may designate either or both of Murray, Devine & Company and Alvarez & Marsal as Approved Valuation Firms by giving notice to the Borrower.

“Assigned Documents” has the meaning assigned to that term in Section 2.12(b).

“Assigned Value” means (i) with respect to any ~~Broadly Syndicated~~Liquid Credit Loan Asset, its Assigned Value (~~Broadly Syndicated~~Liquid Credit) and (ii) with respect to any ~~Middle Market~~Private Credit Loan Asset, its Assigned Value (~~Middle Market~~Private Credit).

“Assigned Value (~~Broadly Syndicated~~Liquid Credit)” means, with respect to ~~any Broadly Syndicated Loan~~each Eligible Loan Asset that is a Liquid Credit Loan Asset, an amount (expressed as a percentage of par) equal to (i) as of the related Cut-Off Date, the lower of (~~1~~x) 100% and (~~2~~y) the Purchase Price of such ~~Broadly Syndicated~~Liquid Credit Loan Asset, (ii) upon the occurrence of a Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (h), clause (i), clause (j)~~, clause (k)~~ or clause (l) of the definition thereof, the Market Value, and (iii) ~~if such Broadly Syndicated Loan has a quote depth of zero or no pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in~~

~~its sole discretion) is available, or no recent observable trade data are available, the Market Value; provided that if the Administrative Agent or any of its Affiliates owns such Broadly Syndicated Loan for its own account (such Broadly Syndicated Loan, an “Owned Asset”), the Assigned Value (Broadly Syndicated) thereof shall be consistent with the valuation of such Broadly Syndicated Loan by the Administrative Agent or its Affiliate, as the case may be, for its own account~~upon the occurrence of a Value Adjustment Event of the type described in clause (k) or clause (n) of the definition thereof, the value assigned by the Administrative Agent pursuant to clause (ii) of the definition of Market Value; provided, further, that if a ~~Broadly Syndicated~~Liquid Credit Loan Asset no longer satisfies the Eligibility Criteria, its Assigned Value (~~Broadly Syndicated~~Liquid Credit) shall be zero.

“Assigned Value (~~Middle Market~~Private Credit)” means an amount (expressed as a percentage of par) equal to (I) with respect to any Loan Asset that is a ~~Middle Market~~Private Credit Loan Asset originated in the sixty (60) day period prior to its sale or contribution to the Borrower, the origination price thereof (not to exceed 100% of par), and (II) with respect to any other ~~Middle Market~~Private Credit Loan Asset, the lowest of (a) the Purchase Price thereof, (b) the fair market value thereof assigned on the Borrower’s books and records, (c) the value assigned thereto by the Administrative Agent in its sole discretion and (d) the par amount thereof, in each case, as of the related Cut-Off Date; provided that the foregoing clauses (I) and (II) shall be subject to the following terms:

(i) upon the occurrence of a Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (e) (but only to the extent failure to deliver the financial statements required to be delivered therein exceeds the quarterly or annual reporting deadlines set forth therein by more than sixty (60) days), clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c) or clause (d) of the definition thereof) or clause (i) of the definition thereof in respect of such ~~Middle Market~~Private Credit Loan Asset, the then-current Assigned Value (~~Middle Market~~Private Credit) of such ~~Middle Market~~Private Credit Loan Asset will be amended to be the value determined by the Administrative Agent in its sole discretion, which may be zero (at any time and from time to time, subject to the provisions hereof) and, until the Administrative Agent has made such determination and provided notice thereof to the Borrower, will be zero; and

(ii) upon the occurrence of a Value Adjustment Event not mentioned in the foregoing clause (i) in respect of such ~~Middle Market~~Private Credit Loan Asset, the then-current Assigned Value (~~Middle Market~~Private Credit) thereof may be amended by the Administrative Agent in its sole discretion at any time (and from time to time) following such occurrence.

The Borrower may dispute an Assigned Value (~~Middle Market~~Private Credit) adjusted by the Administrative Agent pursuant to clause (ii) of the immediately preceding paragraph pursuant to the following mechanisms:

(A) The Borrower may either (I) either (1) obtain an actionable bid from any Approved Broker/Dealer for the full principal amount of such ~~Middle Market~~Private Credit Loan Asset (a “Third-Party Bid”) or (2) obtain same-day bid-side pricing from Loan Pricing

Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) with a minimum quote depth of two (2), in either case, at its own expense or (II) obtain, at its own expense, a valuation from an Approved Valuation Firm. If the Borrower obtains a Third-Party Bid pursuant to sub-clause (I)(1) above, then such Third-Party Bid shall be treated as the amended Assigned Value (~~Middle Market~~Private Credit); if the Borrower obtains pricing pursuant to sub-clause (I)(2) above, then such pricing shall be treated as the amended Assigned Value (~~Middle Market~~Private Credit); and if the Borrower obtains a valuation pursuant to sub-clause (II) above, then such valuation shall be treated as the amended Assigned Value (~~Middle Market~~Private Credit); provided, however, that if sub-clause (A)(I)(2) above is available to the Borrower, the Borrower shall not be allowed to obtain a valuation pursuant to sub-clause (A)(II) above.

(B) If the Borrower is unable to obtain a bid or pricing that satisfies the requirements set forth in sub-clauses (A)(I)(1) or (A)(I)(2) above, or a valuation that satisfies the requirements set forth in sub-clause (A)(II) above, the Assigned Value (~~Middle Market~~Private Credit) adjusted by the Administrative Agent shall remain the Assigned Value (~~Middle Market~~Private Credit).

(C) If the Assigned Value (~~Middle Market~~Private Credit) is disputed pursuant to sub-clause (A)(II) above, then the Administrative Agent may, at its own expense, obtain a valuation from an alternative Approved Valuation Firm and the arithmetic average of such valuation and the valuation provided by the Borrower pursuant to sub-clause (A)(II) above shall constitute the amended Assigned Value (~~Middle Market~~Private Credit) upon delivery of a copy of the valuation from such alternative Approved Valuation Firm to the Borrower and the Servicer.

If the Borrower elects to dispute the adjusted Assigned Value (~~Middle Market~~Private Credit) pursuant to sub-clause (A) above, the Assigned Value (~~Middle Market~~Private Credit) adjusted by the Administrative Agent upon the occurrence of the related Value Adjustment Event shall remain the Assigned Value (~~Middle Market~~Private Credit) until the Assigned Value (~~Middle Market~~Private Credit) is adjusted pursuant to sub-clause (A) above or, if applicable, until further adjusted pursuant to sub-clause (C) above, at which time the Assigned Value (~~Middle Market~~Private Credit) shall be the value determined pursuant to such sub-clause (A); provided that the Assigned Value (~~Middle Market~~Private Credit) may be further adjusted pursuant to sub-clause (C) above.

Notwithstanding anything herein to the contrary, if a ~~Middle Market~~Private Credit Loan Asset no longer satisfies the Eligibility Criteria, its Assigned Value (~~Middle Market~~Private Credit) shall be zero.

The Administrative Agent shall notify the Servicer, the Collateral Agent and the Collateral Custodian of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset.

“Assignment and Acceptance” has the meaning assigned to that term in Section 12.04(a).

“AUD” means the lawful currency for the time being of Australia.

“AUD Advance” means an Advance denominated in AUD.

“Availability” means, as of any date of determination, an amount equal to the excess, if any, of (a) the Borrowing Base over (b) the Advances Outstanding on such day; provided that at all times on and after the earlier to occur of the Commitment Termination Date or the Facility Maturity Date, the Availability shall be zero.

“Available Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account that do not represent proceeds of Permitted Investments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Remittance Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means The Bank of New York Mellon Trust Company, National Association (in each of its capacities hereunder).

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” means an event that shall be deemed to have occurred with respect to a Person if either:

(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(ii) such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Basel III” means, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“BBSY Rate” means, for any date of determination, with respect to any AUD Advance (or portion thereof) the rate per annum (carried out to the fifth (5th) decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Thomson Reuters BBSY Page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (Sydney time) two (2) Business Days prior to the beginning of such Remittance Period for deposits in AUD with a term equivalent to one (1) month; provided that if such rate is not available at any such time for any reason, then “BBSY Rate” with respect to any AUD Advance shall be the rate at which AUD deposits of AUD5,000,000 and for a one (1)-month maturity are offered by the principal Sydney office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds at approximately 11:00 a.m. (Sydney time)

on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents. The BBSY Rate shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“BDC Asset Coverage Event” means the “asset coverage” ratio for the Transferor is less than 1.50:1.00, as determined in accordance with Section 18 of the 1940 Act.

“Benchmark” means with respect to (a) Dollar Advances, Benchmark (Dollar), (b) GBP Advances, Daily Simple SONIA, (c) EUR Advances, EURIBOR, (d) CAD Advances, the Canadian Benchmark, (e) AUD Advances, BBSY Rate.

“Benchmark (Dollar)” means, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark (Dollar), then “Benchmark (Dollar)” means the applicable Benchmark Replacement (Dollar) to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a); provided, further, that, in the event that the rate resulting from the sum of any Benchmark (Dollar) plus, if applicable, the Benchmark Replacement Adjustment shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement (Dollar)” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:

(1) the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment; or

(2) the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark (Dollar) for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any industry-accepted rate of interest as a replacement for the then-current Benchmark (Dollar) for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time, and (b) the Benchmark Replacement Adjustment.

If at any time the Benchmark Replacement (Dollar) as determined pursuant to clause (1) or (2) of this definition would be less than the Floor, the Benchmark Replacement (Dollar) will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark (Dollar) with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

Benchmark (Dollar) with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark (Dollar) with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement (Dollar), any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Remittance Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (Dollar):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark (Dollar) upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (Dollar) (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (Dollar):

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (Dollar) (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (Dollar) (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (Dollar) (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (Dollar) (or such component), which states that the administrator of such Benchmark (Dollar) (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (Dollar) (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (Dollar) (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (Dollar) (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (Dollar) (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark (Dollar) if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (Dollar) (or the published component used in the calculation thereof).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means a “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“BNY Affiliate” means any subsidiary, affiliate or other related body corporate of The Bank of New York Mellon Corporation and shall exclude any third-party affiliates or other entities of whatever description which are not part of The Bank of New York Mellon Corporation group of companies.

“Borrower” means Mallard Funding LLC, a Delaware limited liability company, together with its permitted successors and assigns in such capacity.

“Borrower Certificate of Formation” means the Certificate of Formation of the Borrower, dated November 4, 2021, as amended, modified, supplemented, restated or replaced from time to time.

“Borrower Consent” means the action by written consent of the board of trustees of the Transferor, dated January 7, 2022.

“Borrower LLC Agreement” means the amended and restated limited liability company agreement of the Borrower, dated January 7, 2022, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Borrowing Base” means, collectively, the Borrowing Base (Aggregate), the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base (EUR), the Borrowing Base (Dollars) and the Borrowing Base (GBP).

“Borrowing Base (Aggregate)” means, as of any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Administrative Agent using the Spot Rate) equal to the lowest of:

(i) the sum of (a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value as of such date, plus (b) the amount on deposit in the Principal Collection Subaccount (including Permitted Investments) as of such date, plus (c) the amount on deposit in the Unfunded Exposure Account (including Permitted Investments) as of such date minus (d) the Unfunded Exposure Equity Amount as of such date;

(ii) the sum of (a) the Aggregate Adjusted Borrowing Value as of such date, minus (b) the Minimum Equity Amount, plus (c) the amount on deposit in the Principal Collection Subaccount (including Permitted Investments) as of such date, plus (d) the amount on deposit in the Unfunded Exposure Account (including Permitted Investments) as of such date minus (e) the Unfunded Exposure Equity Amount as of such date; or

(iii) the sum of (a) the Facility Amount, plus (b) the amount on deposit in the Unfunded Exposure Account (including Permitted Investments) as of such date minus (c) the aggregate Unfunded Exposure Amount as of such date.

“Borrowing Base (AUD)” means, on any date of determination, an amount calculated in AUD equal to the sum of (i) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in AUD as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in AUD (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in AUD on deposit in the Collection Account.

“Borrowing Base (CAD)” means, on any date of determination, an amount calculated in CAD equal to the sum of (i) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in CAD as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in CAD (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in CAD on deposit in the Collection Account.

“Borrowing Base (Dollars)” means, on any date of determination, an amount calculated in Dollars equal to the sum of (i) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in Dollars as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in Dollars (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in Dollars on deposit in the Collection Account.

“Borrowing Base (EUR)” means, on any date of determination, an amount calculated in EUR equal to the sum of (i) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in EUR as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in EUR (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in EUR on deposit in the Collection Account.

“Borrowing Base (GBP)” means, on any date of determination, an amount calculated in GBP equal to the sum of (i) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets denominated in GBP as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value of all Eligible Loan Assets denominated in GBP (including any such Eligible Loan Assets to be funded or acquired by the Borrower on such date of determination), plus (ii) the Principal Collections and Permitted Investments made with Principal Collections denominated in GBP on deposit in the Collection Account.

“Borrowing Base Certificate” means a certificate prepared by the Servicer setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit B hereto.

“Borrowing Base Deficiency” means a condition occurring on any day on which the Borrowing Base Test (Aggregate) is failing.

“Borrowing Base Test” means a test that will be satisfied at any time (i) if Advances Outstanding (converting all amounts not denominated in Dollars to Dollars at the Spot Rate) are less than or equal to the Borrowing Base (Aggregate) at such time, (ii) if Advances Outstanding which are denominated in AUD are less than or equal to the Borrowing Base (AUD) at such time, (iii) if Advances Outstanding which are denominated in CAD are less than or equal to the Borrowing Base (CAD) at such time, (iv) if Advances Outstanding which are denominated in EUR are less than or equal to the Borrowing Base (EUR) at such time, (v) if Advances Outstanding which are denominated in Dollars are less than or equal to the Borrowing Base (Dollars) at such time or (vi) if Advances Outstanding which are denominated in GBP are less than or equal to the Borrowing Base (GBP) at such time.

“Borrowing Base Test (Aggregate)” means a test that will be satisfied at any time if Advances Outstanding (converting all amounts not denominated in Dollars to Dollars at the Spot Rate) are less than or equal to the lesser of (i) the Facility Amount and (ii) the Borrowing Base (Aggregate) at such time.

“Breakage Fee” means, in connection with (i) a requested Advance that does not occur on the proposed date of such Advance (other than as a result of a default by a Lender), (ii) a payment or prepayment of an Advance that is not made as required on a Payment Date or pursuant to a Notice of Reduction or (iii) for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs, if any, related to such failure to borrow, failure to pay or repayment, based upon the assumption that the applicable Lender funded its loan commitment in the applicable London interbank offered rate or the euro interbank offered rate market (or, to the extent a different Benchmark applies, such Benchmark) and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion and shall be conclusive absent manifest error.

“Bridge Loan” means any loan that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

“Broadly Syndicated Loan” means any Loan Asset that meets the following criteria on the related Cut-Off Date: (i) is a First Lien Loan, FLLO Loan or a Second Lien Loan, (ii) has a Tranche Size on the Cut-Off Date of at least $150,000,000, (iii) has EBITDA of $75,000,000 or greater, (iv) has a Moody’s Rating (pursuant to clause (i) of the definition thereof, without giving effect to the proviso to such clause (i)) or an S&P Rating (pursuant to clause (i) of the definition thereof, without giving effect to the proviso to such clause (i)) (or the Obligor has a Moody’s Rating (pursuant to clause (i) of the definition thereof, without giving effect to the proviso to such clause (i)) or an S&P Rating (pursuant to clause (i) of the definition thereof, without giving effect to the proviso to such clause (i))), and (v) has at least three (3) bid quotations from a nationally-recognized independent dealer in the related loan as reported by an independent nationally-recognized pricing service as of the related Cut-Off Date or as otherwise designated by the Administrative Agent on a name-by-name basis in the applicable Approval Notice; provided that such Loan Asset shall be deemed to have satisfied this clause (v) if it has at least three (3) bid quotations from a nationally-recognized independent dealer in the related loan as reported by an independent nationally recognized pricing service within a ten (10) Business Day period of such Cut-Off Date.

“Business Day” means a day of the year other than (a) a Saturday or Sunday or (b) any other day (w) on which commercial banks in New York, New York or, with respect to any act required to be taken by the Collateral Agent, in the city in which the corporate trust office of the Collateral Agent is located, are authorized or required by applicable law, regulation or executive order to close, (x) with respect to any determinations relating to a Dollar Advance, a day that is not a U.S. Government Securities Business Day, (y) with respect to any determinations relating to an Alternative Currency Advance, on which banks are not open for dealings (i) in Dollar or GBP deposits in the London interbank market, (ii) in EUR in the Euro zone interbank market, (iii) in CAD deposits in Toronto, Canada or (iv) in AUD deposits in Sydney, Australia or (z) with respect to the calculation of Daily Simple SONIA, a day on which banks are closed for general business in London, United Kingdom.

“CAD” means the lawful currency for the time being of Canada.

“CAD Advance” means an Advance denominated in CAD.

“Canadian Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of a Remittance Period, or (b) otherwise, any payment period for Yield calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.

“Canadian Benchmark” means, initially, Term CORRA; provided that if a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate or the then-current Canadian Benchmark, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior Canadian Benchmark pursuant to Section 2.20(f).

“Canadian Benchmark Conforming Changes” means, with respect to either the use or administration of Term CORRA or the use, administration, adoption or implementation of any Canadian Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Remittance Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Canadian Benchmark Replacement” means, with respect to any Canadian Benchmark Transition Event,

(a) where a Canadian Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, Daily Compounded CORRA; and

(b) where a Benchmark Transition Event has occurred with respect to a Canadian Benchmark other than the Term CORRA Reference Rate, the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Canadian Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Canadian Benchmark Replacement Adjustment.

If the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Canadian Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Canadian Benchmark with a Canadian Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method of calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Canadian Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Canadian Benchmark with the applicable Canadian Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Canadian Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Canadian Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Canadian Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Canadian Benchmark Transition Event,” the first date on which such Canadian Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Canadian Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in clause (c) and even if any Canadian Available Tenor of such Canadian Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Canadian Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Canadian Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Canadian Available Tenors of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Canadian Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Canadian Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark (or such component), which states that the administrator of such Canadian Benchmark (or such component) has ceased or will cease to provide all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Canadian Available Tenor of such Canadian Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Canadian Benchmark (or the published component used in the calculation thereof) announcing that all Canadian Available Tenors of such Canadian Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Canadian Benchmark Transition Event” will be deemed to have occurred with respect to any Canadian Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Canadian Available Tenor of such Canadian Benchmark (or the published component used in the calculation thereof).

“Canadian Unadjusted Benchmark Replacement” means the applicable Canadian Benchmark Replacement excluding the related Canadian Benchmark Replacement Adjustment.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Interest Coverage Ratio” means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Underlying Instruments for such Loan Asset, and in the case that “Interest Coverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) EBITDA for the applicable test period, to (b) cash interest for the applicable test period, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any generally accepted accounting principles or regulatory accounting principles and affecting the application of any law, rule, regulation or treaty referred to in clause (a) or (b) above; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all law, requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event that shall be deemed to have occurred if any of the following occur:

(a) with respect to the Borrower, Transferor at any time for any reason ceases to own, directly, 100% of the issued and outstanding membership interests of the Borrower; or

(b) Apollo Credit Management, LLC or a Qualified Apollo Affiliate ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Transferor or the Servicer.

“CLO Securities” has the meaning assigned to that term in the definition of “CLO Take-Out”.

“CLO Take-Out” means any day on which subordinated notes or equity interests, as applicable, and secured notes (collectively, “CLO Securities”) are issued pursuant to an indenture between, among others, an issuer and such trustee as may be agreed upon by the parties, as trustee in respect of a collateralized loan obligation offering, in an amount at least sufficient to repay such portion of the Obligations outstanding under this Agreement and all other Transaction Documents that the Borrower has specified will be prepaid in connection with such CLO Take-Out in accordance with the terms of this Agreement.

“Closing Date” means January 7, 2022.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii) the Related Asset with respect to the Loan Assets referred to in clause (i) above;

(iii) the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;

(iv) the Assigned Documents;

(v) the Purchase and Sale Agreement;

(vi) the Master Participation Agreement; and

(vii) all income and Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset.

“Collateral Agent” means The Bank of New York Mellon Trust Company, National Association, not in its individual capacity, but solely as collateral agent pursuant to the terms of this Agreement, together with its successor and assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means the Collateral Agent and Collateral Custodian Fee Letter, dated as of January 7, 2022, between the Collateral Agent, the Collateral Custodian, the Account Bank and the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Collateral Agent Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or any Subsidiary of the Borrower to the Collateral Agent under the Transaction Documents.

“Collateral Agent Fees” means the fees due to the Collateral Agent pursuant to the Collateral Agent and Collateral Custodian Fee Letter.

“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Custodian” means The Bank of New York Mellon Trust Company, National Association, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement, together with its successors and assigns in such capacity.

“Collateral Custodian Expenses” means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or any Subsidiary of the Borrower to the Collateral Custodian under the Transaction Documents.

“Collateral Custodian Fees” means the fees due to the Collateral Custodian pursuant to the Collateral Agent and Collateral Custodian Fee Letter.

“Collateral Custodian Termination Notice” has the meaning assigned to that term in Section 11.05.

“Collateral Quality Tests” means (a) the Weighted Average Spread Test, (b) the Weighted Average Life Test and (c) the Diversity Test; provided that for purposes of calculating the Collateral Quality Tests, the Outstanding Balance of any Loan Asset denominated in an Eligible Currency (other than Dollars) shall be calculated using the Spot Rate as of its Cut-Off Date.

“Collection Account” means a trust account entitled “Collection Account,” in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties, and each subaccount that may be established from time to time, including the Interest Collection Subaccount and the Principal Collection Subaccount; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Commitment” means with respect to each Lender, (i) during the Revolving Period, the amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender’s “Commitment” on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the Amortization Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be reduced pursuant to Section 2.16.

“Commitment Termination Date” means the earliest to occur of (a) the date that is three (3) years following the ~~Fourth~~Sixth Amendment Effective Date, (b) an Event of Default, and (c) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement.

“Competitor” means any (a) fund who devotes a significant portion of its business resources on credit lending, (b) hedge fund investing principally in distressed investments or an Affiliate thereof or (c) activist hedge fund or an Affiliate thereof; provided that, in no event shall the term “Competitor” include any commercial bank, investment bank, insurance company or pension fund (including any investment account or fund managed by such insurance company’s or pension fund’s adviser).

“Concentration Denominator” means, on any date of determination, from and after the Fourth Amendment Effective Date, the sum of (1) the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus (2) the amount on deposit in the Principal Collection Subaccount (including Permitted Investments) as of such date, plus (3) the amount on deposit in the Unfunded Exposure Account (including Permitted Investments) as of such date; provided that for purposes of calculating the Concentration Denominator, the Outstanding Balance of any Loan Asset denominated in an Eligible Currency (other than Dollars) shall be calculated using the Spot Rate as of its Cut-Off Date.

“Concentration Limitations” means, for the purposes of determining the Excess Concentration Amount:

(a) not more than 5.5% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates, except that:

(i) Eligible Loan Assets issued by the three (3) largest Obligors and their respective Affiliates may constitute up to 7.0% of the Concentration Denominator (provided that each such Eligible Loan Asset is a First Lien Loan or a Unitranche Loan that is not in a High Risk Industry);

(b) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by Obligors that belong to any single Industry Classification, except that:

(i) Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification may constitute up to 20.0% of the Concentration Denominator;

(ii) Eligible Loan Assets issued by Obligors that belong to the second largest Industry Classification may constitute up to 17.5% of the Concentration Denominator;

(iii) notwithstanding the foregoing, not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the “Broadline Retail” and “Specialty Retail” Industry Classifications in the aggregate;

(iv) notwithstanding the foregoing, not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the “Oil, Gas & Consumable Fuels” Industry Classification;

(v) notwithstanding the foregoing, not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the “Publishing” sub-industry of the “Media” Industry Classification; and

(vi) notwithstanding the foregoing, not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to all High Risk Industries in the aggregate;

(c) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Delayed Draw Loan Assets and Revolving Loans in the aggregate;

(d) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Second Lien Loans;

~~(e) (i) prior to the two (2)-month anniversary following the First Amendment Effective Date, not more than 75.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Broadly Syndicated Loans, and (ii) from and after the two (2)-month anniversary following the First Amendment Effective Date, not more than 50.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Broadly Syndicated Loans;~~

(e) from and after the Sixth Amendment Effective Date, not more than 50.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Liquid Credit Loan Assets;

(f) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are fixed-rate Loan Assets;

(g) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loan Assets that, as of the related Cut-Off Date, have an EBITDA of less than $75,000,000;

(h) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets;

(i) not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors organized in Qualified Jurisdictions;

(j) not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets that are denominated in an Eligible Currency (other than Dollars);

(k) other than with respect to ~~Broadly Syndicated Loans~~Liquid Credit Loan Assets, not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets that have a Total Leverage Ratio of greater than 6.50:1.00;

(l) not more than 20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Recurring Revenue Loans; ~~and~~

(m) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are ~~Broadly Syndicated Loans~~Liquid Credit Loan Assets with a Moody’s Rating of “Caa1” or below or an S&P Rating of “CCC+” or below as of the related Cut-Off Date; and

(n) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Senior Secured Bonds;

provided that for purposes of calculating the Concentration Limitations, the Outstanding Balance of any Loan Asset denominated in an Eligible Currency (other than Dollars) shall be calculated using the Spot Rate as of its Cut-Off Date.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the “Constituent Documents” of the Borrower include, the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

“Contingent Obligations” means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing, intended to guarantee or facilitate the repayment of (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person), or serve as the functional equivalence of a guarantee (including, without limitation, any equity commitment letter or keepwell agreement) of, any Indebtedness, noncancellable lease, dividend, reimbursement obligations relating to letters of credit, or any other obligation that pertains to Indebtedness, a noncancellable lease, a dividend, or a reimbursement obligation related to letters of credit (each, a “primary obligation”) of any other Person (“primary obligor”) in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Loan Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, or (c) to purchase or make payment for any asset, securities, services, or noncancellable lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation.

“Control Agreement” means that certain Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Account Bank, the Administrative Agent and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Cov-Lite Loan Asset” means a Loan Asset that is not subject to any Maintenance Covenants; provided that a Loan Asset shall not constitute a Cov-Lite Loan Asset if the Underlying Instruments contain a cross-default provision to, or such Loan Asset is pari passu with another loan of the Obligor forming part of the same loan facility that requires the Obligor to comply with one or more Maintenance Covenants.

“Credit Risk Loan” means a Loan Asset that is not a Defaulted Loan but which has, in the Borrower’s or the Servicer’s reasonable judgment (exercised in accordance with the Servicing Standard), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan.

“Currency Disruption Event” means the occurrence of any of the following with respect to any Eligible Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Servicer and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Eligible Currency in the applicable market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Servicer and the Borrower of a determination by such Lender that the rate at which such Eligible Currency is being offered to such Lender in the applicable market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Servicer and the Borrower of the inability of such Lender, as applicable, to obtain such Eligible Currency or such other rate in the applicable market to make, fund or maintain any Advance.

“Cut-Off Date” means, with respect to each Loan Asset (or any portion thereof), the date such Loan Asset (or any portion thereof) is committed to be acquired by the Borrower and, in the case of any Delayed Draw Loan Asset or Revolving Loan, irrespective of the dates or numbers of draws thereunder subsequent to the date such Loan Asset is committed to be acquired by the Borrower; provided, however, that in the case of a Specified Loan Asset, the Cut-Off Date shall be the later of (a) the date specified above, and (b) the date on which additional loan commitments are made by the Borrower in respect of such Loan Asset.

“Daily Compounded CORRA” means for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; provided, further, that if the administrator has not provided or published CORRA and a Canadian Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA; provider, further, that if Daily Compounded CORRA as so determined shall be less than the Floor, then Daily Compounded CORRA shall be deemed to be the Floor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, GBP, the sum of (i) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) Business Days prior to (x) if such SONIA Rate Day is a Business Day, such SONIA Rate Day or (y) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website by 12:00 p.m. (London, United Kingdom time) and (ii) 0.1193%. If by 5:00 p.m. (London, United Kingdom time) on the second (2nd) Business Day immediately following the SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a SONIA Replacement Date with respect to Daily Simple SONIA has not occurred, then the SONIA for such SONIA Determination Day will be the SONIA as published in respect of the first (1st) preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculating Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided, further, that any calculation of Daily Simple SONIA shall be rounded to four (4) decimal places and if that rate is less than the Floor, the Daily Simple SONIA shall be deemed to be the Floor. Any change in Daily Simple SONIA due to a change in the SONIA shall be effective from and including the effective date of such change in the SONIA without notice to the Borrower.

“Debt-to-Recurring Revenue Ratio” means, with respect to any Loan Asset that is a Recurring Revenue Loan for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for each Loan Asset, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less Unrestricted Cash, to (b) Recurring Revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio, the Debt-to-Recurring Revenue Ratio shall be a ratio calculated by the Servicer in accordance with the Servicing Standard in consultation with the Administrative Agent.

“Defaulted Loan” means any Loan Asset as to which any one of the following events has occurred:

(a) (i) an Obligor payment default in respect of principal, interest or, to the extent such payment default causes a default or event of default under the related Underlying Instruments, fees, occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days or seven (7) calendar days, whichever is greater, after the applicable due date under the related Underlying Instruments, or (ii) a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Loan Asset have accelerated the repayment of the Loan Asset (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(b) a Bankruptcy Event with respect to the related Obligor;

(c) any payment default in respect of principal, interest or, to the extent such payment default causes a default or event of default under the related underlying instruments, fees, occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days or seven (7) calendar days, whichever is greater, after the applicable due date under the related agreement (including with respect of the acceleration of the debt under the applicable agreement);

(d) such Loan Asset has (x) an S&P Rating of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(e) a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Loan Asset is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) an S&P Rating of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD,” and in each case such other debt obligation remains outstanding (provided that both the Loan Asset and such other debt obligation are full recourse obligations of the applicable Obligor);

(f) the Servicer determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicing Standard; or

(g) a Value Adjustment Event of the type described in clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c) or clause (d) of the definition thereof).

“Defaulting Lender” means any Lender that: (i) has failed to fund any of its obligations to make Advances within two (2) Business Days following the applicable Advance Date, (ii) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has, for two (2) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) has, or has a direct or indirect parent company that has, become subject to a Bankruptcy Event or (v) has become the subject of a Bail-In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates, but which does not permit the re-borrowing of any amounts previously repaid by the Obligor; provided that any such Loan Asset will no longer be a Delayed Draw Loan Asset once all commitments by the Borrower to make advances to the related Obligor expire or are terminated or reduced to zero.

“Determination Date” means, the last Business Day of the month.

“DIP Loan” means any Loan Asset (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Subaccount in accordance with Section 2.18, as applicable.

“Discretionary Sale” has the meaning assigned to that term in Section 2.07(a).

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule V hereto, as such Schedule V may be updated at the mutual agreement of the Administrative Agent and the Servicer to reflect any revisions to such criteria published by Moody’s.

“Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score is greater than or equal to 12.0.

“Dollar Advance” means an Advance denominated in Dollars.

“Dollar Equivalent” means, (a) for any amount denominated in Dollars, such amount and (b) for any amount denominated in any other currency, the equivalent amount thereof in Dollars determined by the Servicer using the Spot Rate.

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America.

“EBITDA” means, with respect to any period and any Loan Asset (other than a Recurring Revenue Loan), the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable term in the Underlying Instruments for such period and Loan Asset (or, in the case of a Loan Asset for which the Underlying Instruments have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Loan Asset, until the first testing period after the Underlying Instruments have been executed, or as otherwise determined in good faith by the Servicer in accordance with the Servicing Standard), and in any case that the term “Adjusted EBITDA”, the term “EBITDA” or such comparable term is not defined in such Underlying Instruments or marketing materials or financial model, an amount, for the principal Obligor thereunder and any of its parents that are obligated as guarantor or co-borrower pursuant to the Underlying Instruments and any of their respective Subsidiaries for such Loan Asset (determined in good faith by the Servicer in accordance with the Servicing Standard on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Servicer in accordance with the Servicing Standard in case of any acquisitions)) equal to earnings from continuing operations for such period plus, in each case to the extent deducted in determining earnings from continuing operations for such period, interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, any other customary add-backs for similarly situated obligors the Servicer deems to be appropriate in accordance with the Servicing Standard and any other item the Servicer and the Administrative Agent mutually deem to be appropriate.

“EBITDA Adjustments” means, with respect to any Loan Asset, as identified in the related Underlying Instrument and calculated as of the date on which such Underlying Instrument was executed or, if the meaning of “runrate,” “cost savings,” “synergies,” “expected revenue” or any comparable definitions in the Underlying Instrument for such Loan Asset were amended or modified, calculated as of the date on which such underlying amendment was executed, the sum of:

(a) unrealized “runrate” earnings or cost savings (excluding adjustments to owner’s or management compensation);

(b) expected revenue or unrealized cost synergies (excluding adjustments to owner’s or management compensation); and

(c) any COVID-related add back that is not reflected in the calculation of net income as represented in the Obligor’s covenant compliance certificates and/or financial statements.

“EBITDA Adjustments Percentage” means, a fraction, expressed as a percentage, equal to (x) EBITDA Adjustments, divided by (y) closing date adjusted EBITDA (as defined in or calculated pursuant to the related Underlying Instrument). For uncapped EBITDA Adjustments, the EBITDA Adjustments Percentage shall be deemed to be greater than 30%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Spread” means, as of any date of determination, with respect to any (i) floating rate Eligible Loan Asset, the current per annum rate at which it pays interest minus the Benchmark applicable during the Remittance Period in which such date of determination occurs and (ii) fixed rate Eligible Loan Asset, the interest rate for such Eligible Loan Asset minus the Benchmark applicable during the Remittance Period in which such date of determination occurs; provided, that, in each case, (a) with respect to any unfunded commitment of any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the commitment fee payable with respect to such unfunded commitment, (b) with respect to the funded portion of any commitment under any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the current per annum rate at which it pays interest minus the Benchmark applicable during the Remittance Period in which such date of determination occurs and (c) with respect to any PIK Loan Asset, the Effective Spread means solely the interest rate for such PIK Loan Asset payable in cash.

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

~~“Elevation” has the meaning specified in the Master Participation Agreement.~~

“Eligibility Criteria” means the criteria set forth in Schedule II hereto.

“Eligible Currency” means Dollars, AUD, CAD, EUR and GBP.

“Eligible Loan Asset” means, as of any date of determination, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule II hereto is true and correct as of such date.

“Equity Cushion” means, with respect to any Obligor and as calculated by the Servicer, the pro forma ratio of (a) the equity of such Obligor to (b) the total capitalization of such Obligor, determined as of (i) if the related Underlying Instrument was executed within the twelve (12) months prior to the date of determination, the date on which the related Underlying Instrument was executed and (ii) if such Underlying Instrument was executed prior to the twelve (12) months prior to the date of determination, the date of the most recent financial statements of such Obligor received by the Borrower.

“Equity Interests” means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Loan Asset, (b) any security purchased as part of a “unit” with an Eligible Loan Asset and that itself is not eligible for purchase by the Borrower as an Eligible Loan Asset, and (c) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as an Eligible Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as an Eligible Loan Asset, for so long as such obligation fails to satisfy such requirements.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c)

of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could reasonably be expected to result in liability to the Borrower or any of its ERISA Affiliates.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EUR” means the single currency of the Participating Member States.

“EUR Advance” means an Advance denominated in EUR.

“EURIBOR” means, for any date of determination, with respect to any EUR Advance (or portion thereof), the rate per annum (carried out to the fifth (5th) decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Remittance Period for deposits in EUR with a term equivalent to one (1) month; provided that if such rate is not available at any such time for any reason, then “EURIBOR” with respect to any Advance shall be the rate at which Euro deposits of €5,000,000 and for a one (1)-month maturity are offered by the principal London office of the Administrative Agent or the principal London office of any bank reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m. (London time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 12.12(a).

“Excess Concentration Amount” means, as of any date of determination, with respect to any Eligible Loan Asset included in the Collateral, the amount by which the Adjusted Borrowing Value (without giving effect to clause (ii) of the definition thereof) of such Eligible Loan Asset exceeds any applicable Concentration Limitations, to be calculated by the Servicer without duplication, after giving effect to any sales, purchases or substitutions of Loan Assets as of such date; provided that with respect to any Eligible Loan Asset or portion thereof, if more than one Concentration Limitation would be exceeded, the Concentration Limitation that would result in the highest Excess Concentration Amount shall be used to determine the Excess Concentration Amount.

“Excess Interest Collections” means, at any time of determination, the excess of (1) amounts then on deposit in the Controlled Accounts representing Interest Collections over (2) the projected amount required to be paid pursuant to Section 2.04(a) and (b) on the next Payment Date or the Facility Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) amounts received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Breach Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan Asset, and (v) amounts deposited into the Collection Account in error.

“Excluded Taxes” means (a) Taxes imposed on or measured by the Recipient’s net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document), (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto other than pursuant to an assignment request by the Borrower under Section 2.19(c) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any withholding Taxes imposed under FATCA.

“Exercise Notice” has the meaning assigned to that term in Section 7.03.

“Facility Amount” means the aggregate Commitments as then in effect, which on the ~~Closing~~Sixth Amendment Effective Date shall be $~~500,000,000~~900,000,000, as such amount may be reduced pursuant to Section 2.16(b); provided that, at all times (a) when an Event of Default exists and is continuing and (b) during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time; provided further that the Facility Amount shall not exceed $~~500,000,000~~900,000,000 at any time.

“Facility Maturity Date” means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above).

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fees” means (a) the Unused Fee and (b) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Covenant Test”: means a test that will be satisfied on any date of determination if:

(a) the Transferor maintains (i) Unrestricted Cash, plus (ii) Unpledged Subscription Amounts, plus (iii) undrawn commitments, which are available to be drawn and are not legally or contractually restricted for any particular purpose or use, under any credit facility with respect to which the Transferor is not in default and an event of default has not occurred, in either case, pursuant to the related facility documents, in an aggregate amount equal to or greater than the greater of (x) $62,500,000 or (y) 5% of the aggregate principal amount of all Indebtedness of the Transferor;

(b) the aggregate sum of the Transferor Net Asset Value plus the Unpledged Subscription Amounts is at least equal to 50% of the Total Committed Capital as of such date of determination; and

(c) no BDC Asset Coverage Event has occurred.

“First Amendment” means that certain First Amendment to Loan and Servicing Agreement, dated as of March 18, 2022, among the Borrower, the Servicer, the Transferor, the Administrative Agent, the Lenders party thereto, the Collateral Agent, the Account Bank and the Collateral Custodian.

“First Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in the First Amendment.

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral, subject to any Permitted Working Capital Liens and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor (excluding Permitted Working Capital Liens), (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital Liens and expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Servicer determines in accordance with the Servicing Standard that the value (or the enterprise value) of the Related Collateral securing the Loan Asset on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral, (e) except with respect to ~~Broadly Syndicated Loans~~Liquid Credit Loan Assets, for which the Senior Leverage Ratio as of the Cut-Off Date is less than 4.75:1.00, and (f) that is not a (i) Second Lien Loan, (ii) Unitranche Loan, (iii) FLLO Loan ~~or~~, (iv) Recurring Revenue Loan or (v) Senior Secured Bond.

“FLLO Loan” means any Loan Asset that satisfies all of the requirements set forth in either the definition of “First Lien Loan” (other than clause (f) thereof) or “Unitranche Loan” except that, at any time prior to and/or after an event of default under the Underlying Instrument, such Loan Asset will be paid after one or more tranches of First Lien Loans and Unitranche Loans, as applicable, issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement.

“Floor” means, for any transaction under this Agreement, the benchmark rate floor (which in no case may be less than zero and shall be zero if not otherwise stated therein), if any, provided for in this Agreement with respect to any Benchmark as determined for such transaction.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower with respect to employees outside the United States.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Servicing Agreement, dated as of September 19, 2024, among the Borrower, the Servicer, the Transferor, the Administrative Agent, the Lenders party thereto, the Collateral Agent, the Account Bank and the Collateral Custodian.

“Fourth Amendment Effective Date” has the meaning assigned to the term “Fourth Amendment Effective Date” in the Fourth Amendment.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“GBP” means the lawful currency of the United Kingdom.

“GBP Advance” means an Advance denominated in GBP.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Governmental Plan” has the meaning assigned to that term in Section 4.01(x).

“Grant” or “Granted” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Convention” has the meaning assigned to that term in Section 6.04(e).

“High Risk Industry” means any industry within the following Industry Classifications: (a) “Broadline Retail,” (b) “Specialty Retail,” (c) “Oil, Gas & Consumable Fuels” and (d) the “Publishing” sub-industry of “Media.”

“Increased Costs” means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.10.

“Indebtedness” means:

(a) with respect to any Obligor under any Loan Asset, the meaning of “Indebtedness”, “Debt” or any comparable definition in the Underlying Instrument for each such Loan Asset, and in any case that “Indebtedness” or such comparable definition is not defined in such Underlying Instrument, without duplication, (i) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (iv) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (vi) all ~~guarantees by~~Contingent Obligations of such entity ~~of indebtedness of others~~, (vii) all Capital Lease Obligations of such entity, (viii) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances; and

(b) for all other purposes, with respect to any Person at any date, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (vi) all ~~guarantees by~~Contingent Obligations of such Person ~~of indebtedness of others~~, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, but expressly excluding any obligation of such Person to fund any Loan Asset constituting a Delayed Draw Loan Asset or a Revolving Loan, as applicable.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Party” has the meaning assigned to that term in Section 8.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 8.04.

“Independent Manager” means a natural person who, (a) for the five (5)-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its respective Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower or the Transferor that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower or the Transferor that are structured to be “bankruptcy remote”); or (iii) any member of the immediate family of a person described in sub-clause (i) or sub-clause (ii) of this clause (a), and (b) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least five (5) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities.

“Instructions” has the meaning assigned to that term in Section 12.02.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry Classification” means any of the industry categories set forth in Schedule VI hereto, including any modifications that may be made thereto or additional categories that may be subsequently established by reference to the Global Industry Classification Standard codes; provided that the Administrative Agent and the Servicer have each provided their respective prior written consent (which consent of the Servicer shall not be unreasonably withheld, delayed or conditioned) to any such modification or additional category.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Related Collateral.

“Interest Collection Subaccount” means a sub-account of the Collection Account entitled “Interest Collection Subaccount,” into which Interest Collections shall be segregated, which comprises the sub-account designated as the “USD Interest Collection Subaccount” with account number 2532148400, the sub-account designated as the “AUD Interest Collection Subaccount” with account number 2532140360, the sub-account designated as the “CAD Interest Collection Subaccount” with account number 2532141240, the sub-account designated as the “EUR Interest Collection Subaccount” with account number 2532149780 and the sub-account designated as the “GBP Interest Collection Subaccount” with account number 2532148260.

“Interest Collections” means, with respect to any date of determination, without duplication, the sum of:

(a) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by the Borrower during the related Remittance Period on the Loan Assets, including the accrued interest received in connection with a sale thereof during the related Remittance Period;

(b) all principal and interest payments received by the Borrower during the related Remittance Period on Permitted Investments purchased with Interest Collections;

(c) all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received by the Borrower during the related Remittance Period, except for those fees in connection with the reduction of the Outstanding Balance of the related Loan Asset, as determined by the Servicer with notice to the Administrative Agent and the Collateral Agent; and

(d) commitment fees and other similar fees received by the Borrower during such Remittance Period in respect of Delayed Draw Loan Assets and Revolving Loans;

provided that any amounts received in respect of any Defaulted Loan will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Outstanding Balance of such Loan Asset at the time it became a Defaulted Loan.

“Investment Criteria” means with respect to each Loan Asset acquired by the Borrower, compliance with each of the requirements set forth below:

(a) no Event of Default or Unmatured Event of Default is continuing;

(b) such Loan Asset is an Eligible Loan Asset;

(c) there is no Borrowing Base Deficiency;

(d) solely during the Amortization Period, the amounts on deposit in the Unfunded Exposure Account as of such date equal or exceed the Aggregate Unfunded Exposure Amount as of such date; and

(e) the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.

“I/O Loan” means the interest-only loan made available under this Agreement as described in Section 2.01(a), which is comprised of a notional amount equal to the I/O Notional Loan Amount. For the avoidance of doubt, no holder of any of the I/O Loan shall be deemed to be a “Lender” for the purposes of any voting rights as specified herein.

“I/O Notional Loan” has the meaning set forth in Section 2.01(c).

“I/O Notional Loan Amount” means, with respect to each Lender, the amount set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, as such amount may be (a) reduced pursuant to Section 2.16 or (b) increased or reduced automatically to reflect any increase or reduction in the Commitments pursuant to this Agreement.

“I/O Notional Loan Lender Percentage” means, with respect to any Lender, the amount of any percentage set forth as such opposite such Lender’s name on Annex A hereto or that may be assigned to it pursuant to Section 12.04, in each case as set forth more specifically on a schedule that shall be maintained by the Administrative Agent, updated by the Administrative Agent from time to time, and available upon the Borrower’s request.

“I/O Rate” has the meaning set forth in the Lender Fee Letter dated as of September 19, 2024.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit M (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Lender” means (a) Morgan Stanley and (b) any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 12.04.

“Lender Fee Letter” means each fee letter agreement that shall be entered into by and among the Borrower, the Servicer, the applicable Lender and/or the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated, amended and restated or replaced from time to time in accordance with the terms thereof.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Liquid Credit Loan Asset” means (a) any Broadly Syndicated Loan; (b) any Eligible Loan Asset that is deemed a Senior Secured Bond by the Administrative Agent in its sole discretion as of the applicable Cut-Off Date; and (c) any other Loan Asset that is deemed a Liquid Credit Loan Asset by the Administrative Agent in its sole discretion.

“Loan Asset” means (a) any commercial loan or Senior Secured Bond acquired by the Borrower, but excluding, as applicable, the Retained Interest and Excluded Amounts, and (b) any Participation Interests; provided, however, that to the extent the Borrower acquires more than one position of a commercial loan or Senior Secured Bond on separate dates, each such position shall be treated as a separate Loan Asset for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such positions as a single Loan Asset; provided, further, that to the extent the Borrower’s undrawn commitments under any Delayed Draw Loan Asset or Revolving Loan, as applicable, has been increased after the acquisition of such Delayed Draw Loan Asset or Revolving Loan, as applicable, by the Borrower (whether through an assignment or an amendment of the Underlying Instrument), such increased commitment shall be treated as a separate Delayed Draw Loan Asset or Revolving Loan, as applicable, for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such increased commitment as part of the original Delayed Draw Loan Asset or Revolving Loan, as applicable.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all applicable Required Loan Documents to be included within the respective Loan File.

“Loan Asset Schedule” means the Loan Asset Schedule set forth as Schedule IV hereto identifying the Loan Assets delivered by the Borrower or Servicer to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth the applicable information specified on Schedule IV, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.

“Loan Assignment” has the meaning set forth in the Purchase and Sale Agreement.

“Loan File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and, to the extent in the possession of the Servicer, copies of any other Records relating to such Loan Assets and Related Asset pertaining thereto.

“Maintenance Covenant” means, as of any date of determination, a covenant by the Obligor of a Loan Asset to comply with one or more financial covenants during each reporting period applicable to such Loan Asset, whether or not any action by, or event relating to, the Obligor occurs after such date of determination; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Loan Asset shall be a Maintenance Covenant.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Market Value” means, with respect to any Liquid Credit Loan Asset ~~that is a Broadly Syndicated Loan~~ on any date of determination, (i) the value determined by the Administrative Agent, in its sole discretion, on such day (x)(1) if such Liquid Credit Loan Asset is a Broadly Syndicated Loan, to be the midpoint of the “bid” and “ask” prices for such ~~Broadly Syndicated~~Liquid Credit Loan Asset; provided that in making its determination, the Administrative Agent may consider, in its sole discretion, pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) ~~or~~, (2) if such Liquid Credit Loan Asset is a Senior Secured Bond, the price as published on Bloomberg, or (3) based on recent observable trade data, or (ii) if such Liquid Credit Loan Asset has a zero quote depth or no pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its reasonable discretion) or no recent observable trade data is available~~,~~ or pursuant to clause (iii) of the definition of Assigned Value (Liquid Credit), then the then-current value determined by the Administrative Agent in its sole discretion; provided, further, that, for purposes of clause (ii), if ~~such Broadly Syndicated Loan is an~~ the Administrative Agent or any of its Affiliates owns such Liquid Credit Loan Asset for its own account (such Liquid Credit Loan Asset, an “Owned Asset”), such Market Value shall be consistent with the valuation of such ~~Broadly Syndicated~~Liquid Credit Loan Asset by the Administrative Agent or its Affiliate, as the case may be, for its own account.

Notwithstanding the foregoing, so long as (a) such ~~Broadly Syndicated~~Liquid Credit Loan Asset is not a Defaulted Loan or (b) such ~~Broadly Syndicated~~Liquid Credit Loan Asset is not an Owned Asset, the Borrower may dispute the Market Value by providing actionable bids from two or more Approved Broker/Dealers not later than 4:00 p.m. on the first Business Day after the date on which the Administrative Agent provides notice to the Borrower of the Market Value of such ~~Broadly Syndicated~~Liquid Credit Loan Asset, in which case the lowest of such bids shall be treated as the Market Value for such ~~Broadly Syndicated~~Liquid Credit Loan Asset for such day.

“Master Participation Agreement” means that certain participation agreement for par/near par trades, to be dated on or about January 10, 2022, among Goldman Sachs Bank USA, as the seller, the Borrower, as the purchaser, and the other parties party thereto, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Transferor and the Servicer to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral (excluding in any case a decline in the asset value of the Borrower or a change in general market conditions or values of the Loan Assets).

“Material Modification” means any amendment or waiver of, or modification or supplement with respect to, an Underlying Instrument governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset (or, in the case of clause (c) below, a change to any other Indebtedness of the Obligor, as applicable) which:

(a) reduces, delays or forgives any or all of the principal amount due (including any amortization payment) under such Eligible Loan Asset or extends or delays the stated maturity date or any scheduled amortization payment date for such Eligible Loan Asset, including a Maturity Amendment;

(b) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any Eligible Loan Asset that is a PIK Loan Asset as of the Cut-Off Date) or (iii) reduces the amount of interest due (other than (x) pursuant to the application of any pricing grid already permitted as of the Cut-Off Date or (y) any reduction in the spread (or, in the case of any fixed-rate Eligible Loan Asset, in the annual interest rate) by 0.50% or less);

(c) (i) in the case of a First Lien Loan, Unitranche Loan or a Recurring Revenue Loan, contractually or structurally subordinates such Eligible Loan Asset to any obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset, (ii) in the case of a Second Lien Loan or FLLO Loan, (x) contractually or structurally subordinates such Eligible

Loan Asset to any obligation (other than any loan which existed on the Cut-Off Date for such Eligible Loan Asset which is senior to such Eligible Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” or any comparable definitions or provisions in the Underlying Instruments related to “permitted liens” for such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset or (y) increases the commitment amount of any loan senior or pari passu with such Loan Asset or (iii) in the case of any Eligible Loan Asset, the Obligor thereof incurs any additional Indebtedness which was not in place as of the Cut-Off Date which is senior to or pari passu with such Eligible Loan Asset (except as permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset) and such contractual or structural subordination or additional Indebtedness adversely affects the value of such Eligible Loan Asset;

(d) substitutes, alters or releases the Related Collateral securing such Eligible Loan Asset and any such substitution, alteration or release materially and adversely affects the value of such Eligible Loan Asset; provided, that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net Proceeds or mandatory repayment of the loan facility (including the Eligible Loan Asset) with the net Proceeds of such Related Collateral;

(e) amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Leverage Ratio,” “Cash Interest Coverage Ratio,” “Total Leverage Ratio,” “EBITDA,” “Permitted Liens,” “Recurring Revenue,” “Debt-to-Recurring Revenue Ratio” or any respective comparable definitions in the Underlying Instruments for such Eligible Loan Asset (to the extent such financial covenants or definitions are included in the Underlying Instruments), (ii) any term or provision of such Underlying Instruments referenced in or utilized in the calculation of the “Senior Leverage Ratio,” “Cash Interest Coverage Ratio,” “Total Leverage Ratio,” “EBITDA,” “Permitted Liens,” “Recurring Revenue” “Debt-to-Recurring Revenue Ratio” or any respective comparable definitions for such Eligible Loan Asset, or (iii) any term or provision referenced in or utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset, in the case of any of clauses (i), (ii) or (iii) above, in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent, any Lender or the value of such Eligible Loan Asset;

(f) modifies any term or provision of the Underlying Instrument that impacts the determination of any default or event of default with respect to such Eligible Loan Asset; or

(g) amends, waives, forbears or otherwise modifies the time period for the “Conversion Date” (or any respective comparable definition in the Underlying Instruments for such Eligible Loan Asset) with respect to the applicable financial covenants that are to be calculated based on “EBITDA” (or any respective comparable definition in the Underlying Instruments for such Eligible Loan Asset) as specified by the terms of the Underlying Instruments of any such Eligible Loan Asset that is a Recurring Revenue Loan as of the Cut-Off Date.

“Maturity Amendment” means, any amendment to the Underlying Instruments of any Loan Asset which delays or extends the maturity date or any principal payment date for such Loan Asset.

“Maximum Portfolio Advance Rate” means, as of any date of determination, the advance rate corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral as of such date, as set forth below:

Diversity Score (x)	Maximum Portfolio Advance Rate
x < 5.0	25.0%
5.0 < x < 8.0	50.0%
8.0 < x < 12.0	60.0%
~~x >~~ 12.0 < x < 17.5	65.0%
x > 17.5	67.5%

provided that, solely for purposes of determining the Maximum Portfolio Advance Rate with respect to only two (2) Eligible Loan Assets at any time, the cash proceeds of such Eligible Loan Assets sold, prepaid or otherwise disposed of shall, at the request of the Servicer, be deemed to be in the same Industry Classification as such Eligible Loan Assets and an obligation of the Obligors on such Eligible Loan Assets for purposes of determining the Diversity Score until such time as such cash proceeds are reinvested to purchase additional Eligible Loan Assets or paid pursuant to the terms of Section 2.04.

“Measurement Date” means each of the following dates: (a) the Closing Date; (b) each Reporting Date; (c) each date on which a Restricted Junior Payment is made; (d) the date as of which an Advance is requested; (e) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (f) the date of any Discretionary Sale described in Section 2.07(a); (g) the date as of which the Servicer obtains actual knowledge of any Value Adjustment Event; (h) each date that the Assigned Value (~~Middle Market~~Private Credit) of an Eligible Loan Asset that is a ~~Middle Market~~Private Credit Loan Asset is changed and (i) any other date reasonably requested by the Administrative Agent.

~~“Middle Market Loan” means any Loan Asset that does not otherwise meet the definition of “Broadly Syndicated Loan”.~~

“Minimum Cash Spread” means, with respect to any PIK Loan Asset (i) which is a floating-rate Loan Asset, the minimum contractual required per annum applicable margin (excluding the benchmark or index rate applicable to such floating-rate Loan Asset) at which it must pay interest in cash as set forth in the related Underlying Instruments, and (ii) which is a fixed-rate Loan Asset, the minimum contractual required per annum rate at which it must pay interest in cash as set forth in the related Underlying Instruments minus the applicable Benchmark as of the Cut-Off Date. By way of illustration, if a floating-rate Loan Asset bears interest at Term SOFR plus an applicable margin of 6.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of the applicable margin component of such interest for any interest period (plus any required step-up to such applicable margin), then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum. By way of further illustration, if a fixed-rate Loan Asset that is a PIK Loan Asset bears interest at an applicable fixed rate of 9.00% per annum, the applicable Benchmark as of the Cut-Off Date is 3.00% per annum, and the related Obligor has the right to elect to defer or capitalize interest under the Underlying Instrument up to 2.50% of such interest for any interest period, then the Minimum Cash Spread with respect to such Loan Asset shall be 3.50% per annum.

“Minimum Equity Amount” means the greater of (a) the sum of the Outstanding Balances of all Eligible Loan Assets that are the obligations of the four (4) largest Obligors and (b) 15% of the Facility Amount.

“Minimum Utilization” means, (a)  from and after the ~~Fourth~~Sixth Amendment Effective Date but prior to the date that is six (6) months following the Sixth Amendment Effective Date, 55.0% of the Facility Amount, and (b) from and after the date that is six (6) months following the Sixth Amendment Effective Date, 75.0% of the Facility Amount.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Moody’s Rating” means, with respect to any Loan Asset, either (i) the public rating issued by Moody’s (based on tranche rating and not corporate family rating); provided that if a Loan Asset does not have a public rating issued by Moody’s, such rating shall be determined in accordance with Schedule VII or (ii) any written credit estimate issued by Moody’s received by the Borrower or the Servicer.

“Morgan Stanley” means Morgan Stanley Bank, N.A., and its successors and assigns.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent).

“Net Asset Value” means, as of any date of determination, computed in accordance with GAAP, (a) the market value of investments and other assets of the Transferor (calculated on a consolidated basis together with its Subsidiaries), minus (b) the aggregate sum of all liabilities (including accrued expenses) of the Transferor (calculated on a consolidated basis together with its Subsidiaries).

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.19(d).

“Noteless Loan” means a Loan Asset with respect to which the Underlying Instruments (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require any holder of the Indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit D.

“Notice of Exclusive Control” has the meaning given to such term in the Control Agreement.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.16, in the form attached hereto as Exhibit E.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Secured Parties, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, all liability for Yield and principal of the Advances Outstanding, all liability for Yield and all other sums due to Lenders from time to time in respect of the I/O Loan, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, including, any Lender Fee Letter, any Prepayment Premium and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian, including attorneys’ fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, with respect to a Loan Asset, the Person who is obligated to repay such Loan Asset (including, if applicable, a guarantor thereof), and whose assets are primarily relied upon by the Borrower at the time such Loan Asset was originated or purchased by the Borrower as the source of repayment of such Loan Asset.

“Obligor Information” means, with respect to any Obligor, (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, organized or incorporated, (c) the audited financial statements for such Obligor for the three (3) prior fiscal years (or such shorter period of time that the Obligor has been in existence), (d) the Servicer’s internal credit memorandum with respect to the Obligor and the related Loan Asset, and any lender presentations and confidential information memorandum received by the Servicer; (e) the annual report for the most recent fiscal year of such Obligor, (f) the financials for the most recent fiscal quarter then available, (g) details of any banking facilities and the debt maturity schedule of such Obligor, (h) Underlying Instruments and (i) any other information reasonably requested by the Administrative Agent.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of any Person.

“Opinion of Counsel” means a customary written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document.

“Outstanding Balance” means with respect to a Loan Asset, as of any date of determination, (a) if such Loan Asset is denominated and payable in Dollars, the outstanding principal balance of such Loan Asset as of such date and (b) if such Loan Asset is denominated and payable in an Eligible Currency other than Dollars, the equivalent in Dollars of the outstanding principal amount of such Loan Asset as of such date determined by the Administrative Agent using the Spot Rate (or, for purposes of reporting by the Collateral Agent, the Spot Rate as determined by the Collateral Agent pursuant to clause (y) of the definition thereof), in the case of either of the foregoing clauses (a) or (b), exclusive of any PIK Interest or accrued interest on such Loan Asset as of such date; provided that, for purposes of calculating the “Outstanding Balance” of any PIK Loan Asset, principal payments received on such Loan Asset shall first be applied to reducing or eliminating any outstanding PIK Interest or accrued interest.

“Owned Asset” has the meaning assigned to that term in the definition of “~~Assigned~~Market Value ~~(Broadly Syndicated)~~.”

“Pari Passu Provisions” means, in relation to any amount payable pursuant to Section 2.04:

(i) (v) in the case of any item (or items) ranking pari passu denominated in Dollars, the Borrower shall use an amount of Dollars from the Available Collections to make payments in Dollars to meet such item or items, (w) in the case of any item (or items) ranking pari passu denominated in EUR, the Borrower shall use an amount of EUR from the Available Collections to make payments in EUR to meet such item or items, (x) in the case of any item (or items) ranking pari passu denominated in GBP, the Borrower shall use an amount of GBP from the Available Collections to make payments in GBP to meet such item or items, (y) in the case of any item (or items) ranking pari passu denominated in AUD, the Borrower shall use an amount of AUD from the Available Collections to make payments in AUD to meet such item or items and (z) in the case of any item (or items) ranking pari passu denominated in CAD, the Borrower shall use an amount of CAD from the Available Collections to make payments in CAD to meet such item or items;

(ii) (x) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in Dollars, the Borrower shall exchange a sufficient amount denominated in an Eligible Currency other than Dollars from the Available Collections, if such is available after application of any amounts in such Eligible Currency in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into Dollars at the Spot Rate to meet such item or items, (y) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in an Eligible Currency other than Dollars, the Borrower shall exchange a sufficient amount denominated in Dollars from the Available Collections, if such is available after application of any Dollar amounts in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into such Eligible Currency at the Spot Rate to meet such item or items, or (z) if there is an insufficient aggregate amount comprised in the Available Collections to meet any such item (or items) ranking pari passu denominated in an Eligible Currency other than Dollars, the Borrower shall exchange a sufficient amount denominated in any other Eligible Currency other than such Eligible Currency and Dollars from the Available Collections, if such is available after application of any amounts in the other Eligible Currency in respect of any items ranking pari passu subject to and in accordance with Section 2.04, into such Eligible Currency at the Spot Rate to meet such item or items, in the case of the foregoing clauses (x), (y) and (z), subject to such exchange being sufficient to pay any remaining item (or items) ranking pari passu denominated in (in the case of clause (x)) Dollars or (in the case of clauses (y) or (z)) an Eligible Currency other than Dollars, and provided that where such amounts are insufficient, all payments for such item (or items) ranking pari passu shall be made in accordance with clause (iii) below; and

(iii) if there is an insufficient aggregate amount in the Available Collections to meet all items ranking pari passu in full, then the relevant shortfall shall be borne proportionately between such items, and in such circumstances, the Available Collections (determined in Dollars, with amounts in an Eligible Currency other than Dollars converted into Dollars by the Administrative Agent at the Spot Rate) to be applied in respect of such items ranking pari passu shall be applied in respect of such items, pro rata (based on the percentage of the aggregate amount payable in respect of all such items represented by each such item, in each case, determined in Dollars, with amounts in an Eligible Currency other than Dollars converted into Dollars by the Administrative Agent at the Spot Rate).

“Participant Register” has the meaning assigned to such term in Section 12.04(e).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Participation Interest” means a participation interest in a loan that satisfies each of the following criteria: (a) such participation is included as of the Closing Date or as of the Sixth Amendment Effective Date, (b) such participation would constitute a Loan Asset were it acquired directly, (c) the seller of such participation is a lender on the underlying loan, (d) the aggregate participation in the loan granted by such participation seller to all participants (including the Borrower) does not exceed the principal amount or commitment with respect to which such participation seller is a lender under such loan, (e) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the selling participation seller holds in the loan or commitment that is the subject of the participation, (f) the entire purchase price for such participation is paid in full (without the benefit of financing from the participation seller, other than any capital contribution deemed made in connection therewith) at the time of the participant’s acquisition, (g) the participation provides the participant with all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, (h) such participation is documented under the Master Participation Agreement or the Purchase and Sale Agreement and (i) such participation is not a sub-participation interest in any loan.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001).

“Payment” has the meaning assigned to such term in Section 12.21(a).

“Payment Date” means the seventeenth (17th) calendar day of each calendar month, unless such day is not a Business Day, in which case the following Business Day, commencing in May, 2022; provided that the final Payment Date shall occur on the Collection Date; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests to designate, with three (3) Business Days’ prior notice to the Collateral Agent and the Collateral Custodian, any other date during the Amortization Period as a “Payment Date,” then the Administrative Agent may, in its sole discretion, designate such other date as a “Payment Date” subject to any terms, conditions, provisions and limitations as determined by the Administrative Agent in its sole discretion with respect to each such additional Payment Date (including, any conforming changes that the Administrative Agent deems advisable or required to administer such additional Payment Date or the immediately subsequent scheduled Payment Date (e.g., changes to the calculation of “Determination Date” and “Remittance Period” in respect of such dates)); provided, further, that any such designation may be made no more than once year calendar year and shall include instructions to the Collateral Agent with details for the application of funds.

“Payment Notice” has the meaning assigned to such term in Section 12.21(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (whether actual or contingent).

“Periodic Term CORRA Determination Day” has the meaning set forth in the definition of “Term CORRA.”

“Permitted Investments” means, as of any date of determination:

(a) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, bank deposit products of, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and

(d) units of money market funds rated in the highest credit rating category by any nationally recognized statistical rating organization, including S&P and Moody’s.

No Permitted Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates acts as offeror or provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing clauses (a) through (d) above, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent and Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Transaction Documents and (d) with respect to agented Loan Assets, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of the related Obligor under the related facility.

“Permitted RIC Distribution” means distributions to the Transferor (from the Collection Account or otherwise) to the extent required to allow the Transferor to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Transferor in or with respect to any taxable year of the Transferor (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Transferor shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Transferor to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of clauses (i), (ii) or (iii), calculated to avoid any duplication and assuming that the Borrower had qualified to be taxed as a RIC under the Code, (B) after the occurrence and during the continuance of an Event of Default, all such distributions shall be prohibited, and (C) amounts may be distributed pursuant to this definition on any date that is not a Payment Date only to the extent of available Excess Interest Collections.

“Permitted Working Capital Lien” means, with respect to any Loan Asset, a Lien on the applicable Related Collateral (a) that is first priority under Applicable Law, (b) on specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts, and (c) that (i) is set forth on the related Approval Notice, (ii) is otherwise expressly permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset or (iii) is otherwise approved by the Administrative Agent in writing in its sole discretion.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as cash interest as it accrues.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, between the Transferor, as pledgor, and the Collateral Agent, as pledgee, as such Pledge Agreement may from time to time be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Politically Exposed Person” means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one-degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.

“Prepayment Premium” means, in the event that this Agreement is terminated or the Facility Amount is permanently reduced, in each case, pursuant to Section 2.16(b), or a prepayment is made in connection with a CLO Take-Out under Section 2.23, in each case, prior to the two (2) year anniversary of the ~~Fourth~~Sixth Amendment Effective Date, an amount equal to 1.0% of, as applicable, (x) the Facility Amount, in the case of such termination, (y) the amount of such reduction, in the case of such permanent reduction of the Facility Amount, or (z) the amount of such prepayment in connection with a CLO Take-Out and, in each case, such amounts shall be payable pro rata to each Lender at the time of such termination, prepayment or such reduction, as applicable; provided that the Prepayment Premium shall be calculated without giving effect to the provisos in the definition of “Facility Amount.”

“Principal Collection Subaccount” means a sub-account of the Collection Account entitled “Principal Collection Subaccount,” into which Principal Collections shall be segregated, which comprises the sub-account designated as the “USD Principal Collection Subaccount” with account number 2532158400, the sub-account designated as the “AUD Principal Collection Subaccount” with account number 2532150360, the sub-account designated as the “CAD Principal Collection Subaccount” with account number 2532151240, the sub-account designated as the “EUR Principal Collection Subaccount” with account number 2532159780 and the sub-account designated as the “GBP Principal Collection Subaccount” with account number 2532158260.

“Principal Collections” means with respect to any date of determination, all amounts received by the Borrower during the related Remittance Period that do not constitute Interest Collections and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement.

“Private Credit Loan Asset” means any Eligible Loan Asset (other than a Liquid Credit Loan Asset).

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

“Proceeds” means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Purchase Price” means, with respect to any Loan Asset, an amount (expressed as a percentage of par) equal to the greater of (a) zero and (b) the actual price paid by the Borrower for such Loan Asset; provided that if the actual price paid by the Borrower for such Loan Asset exceeds 100% of par, the Purchase Price shall be deemed to be 100%.

“Qualified Apollo Affiliate” means any Affiliate of Apollo Credit Management, LLC (a) that has the ability and experience to professionally and competently perform duties similar to those imposed upon the Servicer under this Agreement and the other Transaction Documents, (b) that is legally qualified and has the capacity and applicable licenses and other regulatory qualifications (if any) to act as Servicer under this Agreement and the other Transaction Documents, (c) for which the Administrative Agent has received all “know-your-customer” documentation and information requested in its sole discretion or required by regulatory authorities, and (d) if applicable, that shall assume the obligations of the Servicer under this Agreement and the other Transaction Documents.

“Qualified Jurisdiction” means any of the United Kingdom, Bermuda, Canada, the Cayman Islands, Guernsey, Jersey, the Isle of Man, Australia, New Zealand, Luxembourg or any other country requested by the Borrower and consented to by the Administrative Agent in its sole discretion (which consent may be granted with respect to a country on an individual Loan Asset basis).

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Recipient Lender” has the meaning assigned to such term in Section 12.21(a).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Recurring Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Loan Asset, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan Asset or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer (including, without limitation, software as a service subscription revenue), of the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP).

“Recurring Revenue Loan” means any Loan Asset that satisfies all of the requirements set forth in the definition of “First Lien Loan” except that (i) it is underwritten based on the Recurring Revenue of the Obligor, as determined by the Administrative Agent, in consultation with the Servicer, and designated as such in the related Approval Notice and (ii) neither clause (e) nor clause (f)(iv) of the definition of “First Lien Loan” is satisfied with respect to such Loan Asset.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Register” has the meaning assigned to that term in Section 2.13.

“Registered” means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury Regulations promulgated thereunder and that is issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Related Asset” means, with respect to each Loan Asset, all right, title and interest of the Borrower in and to:

(a) any amounts on deposit in any deposit accounts, cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Transferor and/or the Borrower, as applicable, is entitled as lender under the applicable Underlying Instruments;

(c) the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d) any Related Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;

(e) all Required Loan Documents, the Loan Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Files or Records;

(f) all Insurance Policies with respect to any Loan Asset;

(g) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h) all records (including computer records) with respect to the foregoing; and

(i) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Related Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Release Date” has the meaning set forth in Section 2.07(b).

“Relevant Governmental Body” means, as applicable, (a) the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, or (b) the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Senior Leverage Ratio, Total Leverage Ratio, Cash Interest Coverage Ratio or EBITDA, as applicable, for such Loan Asset in the applicable Underlying Instrument or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last twelve (12) consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four (4) consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that, with respect to any Loan Asset for which the relevant test period is not provided for in the applicable Underlying Instrument, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth (12th) calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four (4) consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (a) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning, and including, on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(b).

“Reporting Date” means the date that is the Business Day prior to the Payment Date, commencing in May, 2022; provided that, in each case, if such day is not a Business Day then the Reporting Date shall occur on the following Business Day.

“Required Lenders” means (a) Morgan Stanley (as a Lender hereunder) and its successors and assigns and (b) the other Lenders, if any, representing, together with Morgan Stanley, an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect; provided that if at any time there are two (2) or more Lenders who are not Affiliates of one another, “Required Lenders” must include at least two (2) Lenders who are not Affiliates of one another.

“Required Loan Documents” means, for each Loan Asset, the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a) (i) the original executed promissory note or, in the case of a lost note, a paper or electronic copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower or is a Noteless Loan, a paper or electronic executed copy of each assignment and assumption agreement, transfer document, credit agreement or such other instrument (if and as applicable) relating to such Loan Asset evidencing the assignment of such Loan Asset from any prior third party owner thereof to the Borrower and from the Borrower in blank;

(b) paper or electronic copies of the executed (i) guaranty (if any), (ii) Underlying Instrument, (iii) if applicable, acquisition agreement (or similar agreement) and (iv) security agreement or other agreement that secures the obligations represented by such Loan Asset, in each case as set forth on the Loan Asset Checklist; and

(c) with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor, as debtor, and the Transferor or other applicable agent, as secured party, and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Loan Asset Checklist.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Loan Asset that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Review Criteria” has the meaning assigned to that term in Section 11.02(b)(i).

“Revolving Loan” means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Loan Asset will no longer be a Revolving Loan once all commitments by the Borrower to make advances to the related Obligor expire, are terminated or irrevocably reduced to zero.

“Revolving Period” means the period commencing on the Closing Date and ending on the day preceding the earlier to occur of (a) the Commitment Termination Date and (b) the Facility Maturity Date.

“S&P” means S&P Global Ratings, an S&P global business (and any successor or successors thereto).

“S&P Rating” means, with respect to any Loan Asset, either (i) the public rating issued by S&P (based on tranche rating not corporate family rating); provided that if a Loan Asset does not have a public rating issued by S&P, such rating shall be determined in accordance with Schedule VIII or (ii) any written credit estimate issued by S&P received by the Borrower or the Servicer.

“Sanctions” means any sanctions administered or enforced by the United States government (including OFAC and the U.S. Department of State), the European Union, His Majesty’s Treasury (United Kingdom), the United Nations Security Council, any Canadian Governmental Authority (including Global Affairs Canada), the Japanese government (including the Ministry of Finance Japan, the Ministry of Economy, Trade and Industry), or such other Governmental Authorities imposing, administering or enforcing similar types of sanctions or trade embargoes in the jurisdiction of the currency for any Eligible Currency.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Underlying Instruments.

“Second Lien Loan” means any Loan Asset (other than a Senior Secured Bond) (a) that is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Related Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a “first lien” loan pursuant to typical commercial terms, any Permitted Working Capital Lien, and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any “permitted liens” as defined in such Underlying Instrument, or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is “senior debt” and, except for the express lien priority provisions under the documentation of the “first lien” lenders or the documentation with respect to any Permitted Working Capital Lien, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Collateral (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Collateral (including, without limitation, the outstanding principal balance of the “first lien” loan).

“Secured Obligations” has the meaning assigned to that term in Section 2.12(a).

“Secured Party” means each of the Administrative Agent, each Lender, each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent and the Account Bank.

“Senior Leverage Ratio” means, with respect to any Loan Asset or any portion of any Loan Asset (other than a Recurring Revenue Loan), as applicable, for any period, either (a) the meaning of “Senior Leverage Ratio” or comparable term set forth in the Underlying Instruments for such Loan Asset, or (b) in the case of any Loan Asset with respect to which the Underlying Instruments do not include a definition of “Senior Leverage Ratio” or comparable term, the ratio obtained by dividing (i) the indebtedness for borrowed money (including the full drawn but not the undrawn amount of any revolving and delayed draw indebtedness) of the related Obligor (other than indebtedness of such Obligor that is junior in terms of payment or lien priority to the Loan Asset of such Obligor held by the Borrower) as of such date, minus the Unrestricted Cash of such Obligor as of such date by (ii) EBITDA of such Obligor for the Relevant Test Period, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments (or, in the case of a Loan Asset for which the related Underlying Instruments have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Loan Asset or as otherwise determined by the Servicer in accordance with the Servicing Standard), in each case, in a manner that the Servicer and the Administrative Agent mutually deem to be appropriate.

“Senior Secured Bond” means a debt security (that is not a loan) that is (a) issued by a corporation, limited liability company, partnership or trust, (b) constitutes borrowed money, (c) is in the form of, or represented by, a bond, note, certificated debt security or other debt security, (d) that the Servicer determines in accordance with the Servicing Standard that the value (or the enterprise value) of the Related Collateral securing the debt security on or about the time of issuance equals or exceeds the Outstanding Balance thereof plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral, and (e) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation (subject to any Permitted Working Capital Liens and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein).

“Servicer” means, as of any date of determination, the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Default” means the occurrence of any one or more of the following events:

(a) any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by any Transaction Documents, which continues unremedied for a period of two (2) Business Days;

(b) (i) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $25,000,000, individually or in the aggregate or (ii) the occurrence of any event or condition that has resulted in the acceleration of such recourse debt;

(c) any failure by the Servicer to deliver any required Servicing Report on or before the date such report is required to be made or given under the terms of this Agreement, which continues unremedied for a period of five (5) Business Days after the earlier to occur of (x) the date on which written notice thereof is given to the Servicer or (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof; provided that the grace period shall not be applicable if such delivery after the due date shall prevent the Collateral Agent from making payments in accordance with Section 2.04;

(d) any Change of Control with respect to the Servicer without the prior written consent of the Administrative Agent in its sole discretion shall occur, or any consolidation, merger, conveyance or transfer of substantially all of the assets of the Servicer shall occur that is not otherwise permitted by Section 5.04(a) of this Agreement;

(e) any assignment of the rights or obligations as “Servicer” hereunder to any Person (other than Apollo Credit Management, LLC or a Qualified Apollo Affiliate) without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole and absolute discretion;

(f) any representation, warranty or certification made by the Servicer (in each case, solely in its capacity as Servicer) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made and, in each case, the same continues unremedied for a period of thirty (30) days after the earlier to occur of (x) the date on which written notice thereof is given to the Servicer or (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(g) except as otherwise provided in this definition of “Servicer Default,” any failure on the part of the Servicer (in each case, solely in its capacity as Servicer) duly to (i) observe or perform in any material respect or, if qualified as to materiality or Material Adverse Effect, in all respects, any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including any delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) or (ii) comply with the Servicing Standard regarding the servicing of the Collateral, and, in each case, to the extent curable, the same continues unremedied for a period of thirty (30) days after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which the Servicer acquires knowledge thereof;

(h) a Bankruptcy Event shall occur with respect to the Servicer;

(i) (i) the rendering of one or more final non-appealable judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $25,000,000 against the Servicer, and the Servicer shall not have within thirty (30) calendar days either (a) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (b) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer to enforce any such judgment; or

(j) an Event of Default shall occur and be continuing.

“Servicer ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Servicer or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Servicer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Servicer or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Servicer or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Servicer or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Servicer or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to the Servicer or any of its ERISA Affiliates.

“Servicer Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Servicer or any ERISA Affiliate of the Servicer or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (whether actual or contingent).

“Servicer Removal Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Exhibit P.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.10% per annum, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period, divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.

“Servicing Report” has the meaning assigned to that term in Exhibit P.

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral, to service and administer such Loan Assets in accordance with Applicable Law, in good faith and with reasonable care, using a degree of skill and attention no less than that which the Servicer exercises with respect to comparable assets that it manages for itself, its Affiliates and others and in accordance with (i) the standards, policies and procedures that the Servicer reasonably believes are customarily followed by institutional asset managers of national standing relating to assets of the nature and character of the Loan Assets and (ii) the Servicer’s existing practices and procedures investing in assets of the nature and character of the Collateral. To the extent not inconsistent with the foregoing, the Servicer shall, in performing its duties under the Transaction Documents, follow its customary standards, policies and procedures and exercise a degree of skill and attention no less than that which it exercises with respect to comparable assets that it manages for itself and for other clients having similar investment objectives and restrictions.

“Similar Law” has the meaning assigned to that term in Section 4.01(x).

“Sixth Amendment” means that certain Sixth Amendment to Loan and Servicing Agreement, dated as of November 25, 2025, among the Borrower, the Servicer, the Transferor, the Administrative Agent, the Lenders party thereto, the Collateral Agent, the Account Bank and the Collateral Custodian.

“Sixth Amendment Effective Date” has the meaning assigned to the term “Sixth Amendment Effective Date” in the Sixth Amendment.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR.

“Solvent” means, as to any Person as of any date of determination, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Determination Day” has the meaning assigned to that term in the definition of “Daily Simple SONIA.”

“SONIA Rate Day” has the meaning assigned to that term in the definition of “Daily Simple SONIA.”

“SONIA Replacement Date” means the earliest to occur of the following events with respect to Daily Simple SONIA:

(a) the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of Daily Simple SONIA (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of Daily Simple SONIA (or such component thereof); or

(b) the first date on which Daily Simple SONIA (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of Daily Simple SONIA (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication and even if any Available Tenor of Daily Simple SONIA (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the SONIA Replacement Date for Daily Simple SONIA occurs on the same day as, but earlier than, the SONIA Determination Day in respect of any determination, the SONIA Replacement Date will be deemed to have occurred prior to the SONIA Determination Day for Daily Simple SONIA and for such determination and (B) the “SONIA Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to Daily Simple SONIA upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of Daily Simple SONIA (or the published component used in the calculation thereof).

“Specified Loan Asset” means, from and after the Fourth Amendment Effective Date, any Eligible Loan Asset that meets the following criteria as of the applicable Cut-Off Date:

Criteria	Condition

Loan Type:	First Lien Loan or Unitranche Loan

Minimum EBITDA for the Relevant Test Period most recently ended prior to the applicable Cut-Off Date:	$25,000,000

Maximum EBITDA Adjustments Percentage of less than:	30.0%

Origination Date:	No more than twelve (12) months prior to the date such Loan Asset has been sold, contributed or transferred to the Borrower

Senior Leverage Ratio for the Relevant Test Period most recently ended prior to the applicable Cut-Off Date is less than:	6.00:1.00

Minimum Cash Interest Coverage Ratio for the Relevant Test Period most recently ended prior to the applicable Cut-Off Date:	1.50:1.00

Equity Cushion of greater than:	30.0%

Excluded Assets:	PIK Loan Assets ~~and~~, Broadly Syndicated Loans and Senior Secured Bonds

Industry Sector:	Cannot be in a High Risk Industry

“Spot Rate” means, as of any date of determination, with respect to the conversion of any Eligible Currency (other than Dollars), (x) for an actual currency exchange, the applicable currency Dollar spot rate obtained by the Servicer through customary banking channels or (y) for all other purposes, the applicable currency Dollar spot rate that appeared on the Bloomberg screen for such currency at the end of the immediately preceding Business Day (or if such date is a Determination Date, at the end of such day).

“Standby Investment” means the BNY Mellon Cash Reserve.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity” means the date that is five (5) years following the ~~Fourth~~Sixth Amendment Effective Date.

“Structured Finance Obligation” means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that a Person whose Equity Securities were acquired by the Borrower or the Transferor, as the case may be, in a workout or restructuring of a Loan Asset shall not be deemed to be a “Subsidiary” for purposes of this Agreement.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Granted by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(b)(ii).

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Target Portfolio Amount” means $750,000,000.

“Tax Expense Cap” means, for any Payment Date, a per annum amount equal to $187,500.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term CORRA” means, for any calculation with respect to the Term CORRA Reference Rate for a tenor of one (1) month (such day, the “Periodic Term CORRA Determination Day”), as such rate is published by the Term CORRA Administrator two (2) Business Days prior to the beginning of such Remittance Period; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, with respect to any SOFR Advance for any day, the Term SOFR Reference Rate for a tenor of one (1) month, as such rate is published by the Term SOFR Administrator at 6:00 a.m. (New York City time) two (2) Business Days prior to the beginning of such Remittance Period; provided, however, that if as of 5:00 p.m. (New York City time) on any day the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination/Reduction Notice” means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.

“Third-Party Bid” has the meaning assigned to that term in the definition of “Assigned Value (~~Middle Market~~Private Credit).”

“Total Committed Capital” means, on any date of determination, the total capital raised by the Transferor.

“Total Leverage Ratio” means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any period, either (a) the meaning of “Total Leverage Ratio” or comparable term set forth in the Underlying Instruments for such Loan Asset, or (b) in the case of any Loan Asset with respect to which the Underlying Instruments do not include a definition of “Total Leverage Ratio” or comparable term, the ratio obtained by dividing (i) the total indebtedness for borrowed money of the related Obligor as of such date, minus the Unrestricted Cash of such Obligor as of such date by (ii) EBITDA of such Obligor for the Relevant Test Period, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments (or, in the case of a Loan Asset for which the related Underlying Instruments have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Loan Asset or as otherwise determined by the Servicer in accordance with the Servicing Standard), in each case, in a manner that the Servicer and the Administrative Agent mutually deem to be appropriate.

“Tranche Size” means, in respect of any Loan Asset, the aggregate principal amount of all of the borrowing facilities available to the Obligor under the terms of the relevant Underlying Instrument as of the original effective date of the Underlying Instrument. For purposes of determining the Tranche Size in respect of any Loan Asset: (1) for Loan Assets that are, in accordance with then-prevailing market practice, typically bought and sold together, the respective aggregate principal amount of the borrowing facilities available to the Obligor under the facilities evidenced by the relevant Underlying Instrument shall be aggregated (and, for the avoidance of doubt, the respective aggregate principal amounts of all revolving facilities, term loan “A” tranches, term loan “B” tranches and similar loan tranches issued under a single credit agreement shall be aggregated); (2) the respective principal amounts of lines of credit and delayed draws that, in accordance with then-prevailing market practice, trade with any Loan Asset shall be aggregated; and (3) the respective principal amount of any borrowing facilities that are, under then prevailing market practice, considered add-on facilities in respect of any Loan Asset shall be aggregated with the principal amount of such Loan Asset; provided that, in the case of clauses (1), (2) and (3) above, such facilities are pari passu in terms of repayment seniority.

“Transaction Documents” means this Agreement, any Assignment and Acceptance, any Joinder Supplement, the Purchase and Sale Agreement, the Master Participation Agreement, the Control Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Lender Fee Letter, the Pledge Agreement and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Apollo Debt Solutions BDC, in its capacity as the Transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“Transferor Loan Asset” means each Loan Asset sold and/or contributed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement.

“Transferor Purchased Loan Balance” means, as of any date of determination, an amount equal to the aggregate Outstanding Balance of all Transferor Collateral Loans acquired by the Borrower prior to such date.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning assigned to that term in Section 2.11(g)(i)c.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement (Dollar) excluding the related Benchmark Replacement Adjustment with respect thereto.

“Underlying Instruments” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Unfunded Exposure Account” means a trust account comprising the sub-account designated as the “USD Unfunded Reserve Account” with account number 2532168400, the sub-account designated as the “AUD Unfunded Reserve Account” with account number 2532160360, the sub-account designated as the “CAD Unfunded Reserve Account” with account number 2532161240, the sub-account designated as the “EUR Unfunded Reserve Account” with account number 2532169780 and the sub-account designated as the “GBP Unfunded Reserve Account” with account number 2532168260 at the Account Bank entitled “Unfunded Exposure Account,” in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Amount” means, as of any date of determination, with respect to a Delayed Draw Loan Asset or a Revolving Loan, as applicable, an amount equal to the aggregate amount (without duplication) in each Eligible Currency of all unfunded commitments associated with such Loan Asset as of such date.

“Unfunded Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Unfunded Exposure Equity Amount” means, on any date of determination, an amount equal to, for all ~~Eligible~~ Loan Assets which have any unfunded commitments, the aggregate sum of the products of (a) the Unfunded Exposure Amount for each such ~~Eligible~~ Loan Asset multiplied by (b) the difference of (x) 100% minus (y) the products of (A) the Assigned Value for each such ~~Eligible~~ Loan Asset multiplied by (B) the Advance Rate for each such ~~Eligible~~ Loan Asset.

“United States” means the United States of America.

“United States Tax Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unitranche Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral for such Loan Asset, subject to expressly permitted Liens, including any “permitted liens” as defined in the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor (excluding Permitted Working Capital Liens), and (c) for which no other Indebtedness of the Obligor secured by a Lien on the Related Collateral (excluding Permitted Working Capital Liens) exists or is outstanding; provided that any Loan Asset that would otherwise constitute a First Lien Loan but for clause (e) of the definition thereof shall constitute a Unitranche Loan.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unpledged Subscription Amounts” means the sum of any unfunded, undrawn and readily available subscription amounts of shareholders or prospective shareholders of the Transferor that are not pledged or subject to any Lien, including, without limitation, any subscription line credit facility, shareholder’s note or similar instrument relating thereto.

“Unrestricted Cash” means, (a) with respect to any Loan Asset, the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for the applicable Loan Asset and (b) in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.

“Unused Fee” has the meaning assigned to that term in Section 2.09.

“Unused Fee Rate” means a rate equal to (a) prior to the Sixth Amendment Effective Date, 0.60% per annum and (b) from and after the Sixth Amendment Effective Date, 0.55% per annum.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a) solely with respect to ~~Middle Market Loans~~any Private Credit Loan Asset, (i) the Cash Interest Coverage Ratio with respect to such Loan Asset on any date reported under the Underlying Instrument decreases to less than 1.5:1.00 or decreases by more than 15.0% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date, (ii) either (A) the Total Leverage Ratio with respect to such Loan Asset on any date reported under the Underlying Instrument, minus the Total Leverage Ratio calculated on the Cut-Off Date equals or exceeds 1.00:1.00, or (B) the Total Leverage Ratio with respect to such Loan Asset on any date reported under the Underlying Instrument increases by more than 15.0% from the same Total Leverage Ratio as calculated on the applicable Cut-Off Date or (iii) solely with respect to Recurring Revenue Loans, the Debt-to-Recurring Revenue Ratio with respect to such Loan Asset increases by more than 15.0% from the same ratio as of the applicable Cut-Off Date;

(b) an Obligor payment default in respect of principal, interest or recurring fees occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments;

(c) any payment default of principal, interest or recurring fees occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related agreement;

(d) a Bankruptcy Event with respect to the related Obligor (after giving effect to any applicable grace or cure period thereunder);

(e) solely with respect to any ~~Middle Market~~Private Credit Loan Asset, the related Obligor fails to deliver to the Borrower or the Servicer any quarterly or annual financial reporting information as required by the Underlying Instruments of such Loan Asset (after giving effect to any applicable grace or cure period thereunder) with a frequency of at least quarterly, but which shall in no case exceed seventy-five (75) days after the end of each quarter and one hundred and twenty (120) days after the end of each fiscal year, and such quarterly or annual financial reporting information is not delivered by the Borrower or the Servicer to the Administrative Agent by such applicable time periods;

(f) solely with respect to any ~~Middle Market~~Private Credit Loan Asset, the occurrence of a Material Modification with respect to such Loan Asset that has not been consented to by the Administrative Agent in its sole discretion;

(g) [reserved];

(h) the relevant Obligor, as determined by the Servicer in accordance with the Servicing Standard, commences formal restructuring or workout negotiations with its creditors, agrees to or completes a debt-for-equity swap or formally engages a restructuring advisor;

(i) the Servicer determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicing Standard;

(j) solely with respect to any ~~Broadly Syndicated~~Liquid Credit Loan Asset, the Market Value of such ~~Broadly Syndicated~~Liquid Credit Loan Asset as determined by the Administrative Agent is below 85%;

(k) solely with respect to any Broadly Syndicated Loan, the quote depth is less than two (2); provided that, other than with respect to a Broadly Syndicated Loan ~~Asset~~ that the Administrative Agent believes is or will become a Credit Risk Loan, no Value Adjustment Event shall be deemed to have occurred pursuant to this clause (k) if it has at least two (2) bid quotations from a nationally recognized independent dealer in the related loan as reported by an independent nationally recognized pricing service within a five (5) Business Day period of any date of determination; provided further that the Borrower may dispute the occurrence of a Value Adjustment Event under this clause (k) by providing the Administrative Agent at least two (2) actionable bids from an Approved Broker/Dealer for the full amount of such Broadly Syndicated Loan within one (1) Business Day;

(l) solely with respect to any ~~Broadly Syndicated~~Liquid Credit Loan Asset, such ~~Broadly Syndicated~~Liquid Credit Loan Asset has (x) an S&P Rating of “CCC+” or below or (y) a Moody’s Rating of “Caa1” or below; ~~or~~

(m) any additional event in respect of an Eligible Loan Asset, as specified by the Administrative Agent in its sole discretion in the applicable Approval Notice~~.~~; or

(n) solely with respect to any Senior Secured Bond, the BVAL score with respect to such Senior Secured Bond is less than 8.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Breach Event” means, as to any Loan Asset, (a) the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset” or there otherwise existed a breach of any representation or warranty related to such Loan Asset or (b) the Borrower fails to satisfy Section 3.02(a)(ii) or Section 3.04(b), as applicable, with respect to such Loan Asset.

“Warranty Breach Loan Asset” means any Loan Asset with respect to which a Warranty Breach Event has occurred.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Loan Assets included in the Aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Loan Asset by (ii) such Eligible Loan Asset’s contribution to the Aggregate Adjusted Borrowing Value and dividing (b) such sum by the Aggregate Adjusted Borrowing Value.

“Weighted Average Life” means, as of any date of determination, the number obtained by (a) for each Eligible Loan Asset (other than a Defaulted Loan), multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date.

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to seven (7) years.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (and, in the case of any Delayed Draw Loan Asset or Revolving Loan, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all Eligible Loan Assets (and the unfunded portions of all Delayed Draw Loan Assets and Revolving Loans, as applicable) (other than a Defaulted Loan) included in the Collateral as of such date.

“Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to 3.50%.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means the sum of the following, payable on each Payment Date:

(a) with respect to Advances (excluding, for the avoidance of doubt, any I/O Loan):

(i) with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable to such Advance on such day during such Remittance Period;

	L	=	the outstanding principal amount of such Advance on such day; and

	D	=	360;

plus

(ii) with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate applicable on such day;

	L	=	the greater of (a) the Minimum Utilization minus the Advances Outstanding on such day, and (b) 0; and

	D	=	360;

(b) with respect to the I/O Loan, with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):

YR x L

D

where:	YR	=	the Yield Rate;

	L	=	the I/O Notional Loan Amount on the I/O Loan on such day; and

	D	=	360;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.

“Yield Rate” means, (i) for any Advance, as of any date of determination during any Remittance Period applicable to such Advance, an interest rate per annum equal to the Benchmark for such date plus the Applicable Margin and (ii) with respect to the I/O Loan, the I/O Rate.

“Zero-Coupon Obligation” means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest.

Section 1.02 Other Terms.

(a) All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein.

(b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the

Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.04 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(e) The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(f) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g) Unless expressly stated otherwise, any decision, consent, approval or waiver to be made at the discretion of the Administrative Agent (or any Lender) shall be in its sole discretion.

(h) All calculations required to be made hereunder with respect to the Loan Assets and the Borrowing Base shall be made on a trade date basis.

(i) Reference to any time means New York, New York time (unless expressly specified otherwise).

(j) Any reference to “close of business” means 5:00 p.m., New York, New York time.

(k) Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.

(l) For purposes of this Agreement, an Event of Default or Servicer Default shall be deemed to be continuing until it is cured or waived in accordance with Section 12.01(a).

Section 1.05 Currency Conversion. For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Loan Asset denominated in an Eligible Currency other than Dollars shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.

Section 1.06 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, Term CORRA, Daily Compounded CORRA, BBSY Rate, Daily Simple SONIA or EURIBOR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement or Canadian Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement or Canadian Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Term CORRA, Daily Compounded CORRA, BBSY Rate, Daily Simple SONIA or EURIBOR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes or any Canadian Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Term CORRA, Daily Compounded CORRA, BBSY Rate, Daily Simple SONIA or EURIBOR, any alternative, successor or replacement rate (including any Benchmark Replacement or any Canadian Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Term CORRA, Daily Compounded CORRA, BBSY Rate, Daily Simple

SONIA or EURIBOR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE FACILITY

Section 2.01 Advances; I/O Notional Loan.

(a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Revolving Period, the Borrower (or the Servicer on behalf of the Borrower) may request that the Lenders make Advances (which shall include an interest-only notional advance in respect of which interest will accrue thereon at the I/O Rate) secured by the Collateral to the Borrower in each applicable Eligible Currency, in an aggregate amount up to the Availability as of such date (and not exceeding, as applicable for such Eligible Currency, the Borrowing Base (AUD), the Borrowing Base (CAD), the Borrowing Base (EUR), the Borrowing Base (Dollars) or the Borrowing Base (GBP), each as then in effect), for the purpose of (x) purchasing Eligible Loan Assets or (y) depositing funds in the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount of the related Delayed Draw Loan Asset or Revolving Loan (as applicable); provided that, no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Commitment Termination Date or the Facility Maturity Date. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default exists or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) a Borrowing Base Deficiency exists or would result therefrom. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed such Lender’s unused Commitment then in effect.

(b) Promissory Note. Upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note of the Borrower (in form and substance satisfactory to the Administrative Agent in its sole discretion) evidencing (i) the Advances of such Lender with appropriate insertions as to the date and principal amount or (ii) the I/O Loan of such Lender, with appropriate insertions as to the date and interest amount, not to exceed the I/O Notional Loan Amount allocable to such Lender. For the avoidance of doubt, any note delivered in connection with an I/O Loan shall be a zero principal balance note.

(c) I/O Notional Loans. For the purposes of calculating the accrued interest under the I/O Loan, the Borrower and Lenders hereby agree that on the Closing Date, a loan with a principal amount equal to the I/O Notional Loan Amount shall be deemed to have been advanced to the Borrower by the applicable Lenders under the I/O Loan (each such loan, an “I/O Notional Loan”), and any increase or any decrease, if any, of the I/O Notional Loan Amount of the I/O

Notional Loans shall be allocated ratably to those Lenders who are the holders of the I/O Loan, solely to the extent that the aggregate Commitments are increased or decreased. No amounts will actually be advanced by any Lender to the Borrower in respect of the I/O Notional Loan and no amount shall be owed by the Borrower to any Lender with respect to any such I/O Notional Loan (other than in respect of Yield at the I/O Rate). The amount of interest payable to a Lender in respect of the I/O Notional Loan shall be calculated with respect to such Lender’s I/O Notional Loan Lender Percentage..

Section 2.02 Procedure for Advances.

(a) During the Revolving Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b) For each Advance, the Borrower shall deliver a written notice in the form of a Notice of Borrowing to the Administrative Agent and each Lender, with a copy to the Collateral Agent and the Collateral Custodian, no later than 10:00 a.m. (i) in the case of a Dollar Advance, at least one (1) Business Day before the Business Day on which such Dollar Advance is to be made, (ii) in the case of an Alternative Currency Advance (other than with respect to an AUD Advance), two (2) Business Days before the Business Day on which such Alternative Currency Advance is to be made, and (iii) in the case of an AUD Advance, three (3) Business Days before the Business Day on which such AUD Advance is to be made; provided that, if such Notice of Borrowing is delivered later than 10:00 a.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and an updated Loan Asset Schedule, and shall specify:

(i) the proposed aggregate amount of such Advance; provided that the amount of such Advance must be at least equal to $1,000,000 (or such smaller amount as the Administrative Agent may consent to in its sole discretion);

(ii) the proposed date of such Advance;

(iii) the Eligible Currency;

(iv) a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;

(v) the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset or Revolving Loan funded by such Advance, if applicable; and

(vi) whether such Advance should be remitted to the Principal Collection Subaccount or the Unfunded Exposure Account; provided that, to the extent that such Advance is requested to be made in anticipation of the settlement of an Eligible Loan Asset and the proposed or actual date of settlement of such Eligible Loan Asset is not the Advance Date of such Advance, the proceeds of such Advance shall be remitted to the Principal Collection Subaccount.

Any Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and binding on the Borrower; provided, that, any Notice of Borrowing that is conditioned upon the effectiveness of other transactions may be revoked or delayed by the Borrower (or the Servicer on behalf of the Borrower) no later than 12:00 p.m. on the proposed date of such Advance if such other transactions fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any breakage or other reasonable and documented out of pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation or delay).

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with the Notice of Borrowing, either make available to the Borrower, in same day funds, (x) an amount equal to such Lender’s Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Principal Collection Subaccount or (y) an amount equal to such Lender’s Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Unfunded Exposure Account, as applicable. For the avoidance of doubt, each Advance and related increase in the Advances Outstanding shall be allocated ratably to each Lender in accordance with their respective Lender’s Pro Rata Share as in effect before such increase. Any Lender which fails to remit its Pro Rata Share in connection with any Advance in accordance with this Section 2.02 shall constitute a Defaulting Lender, and the Borrower shall have all rights available to the Borrower pursuant to Section 2.19.

(c) Each Advance shall bear interest at the applicable Yield Rate.

(d) Subject to Section 2.16 and the other terms, conditions, provisions and limitations set forth herein (including, the payment of the Prepayment Premium, as applicable), the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period.

(e) The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(f) Notwithstanding anything to the contrary herein (including, without limitation, the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, on the last day of the Revolving Period, the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Unfunded Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund its Pro Rata Share of such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02) other than an Event of Default.

(g) Notwithstanding anything to the contrary herein, to the extent that an Advance is made in anticipation of the settlement of a transfer by the Transferor of a Loan Asset that will be funded to the applicable Obligor on the Advance Date of such Advance and such transfer by the Transferor of such Loan Asset and Related Asset has not settled on such Advance Date, the proceeds of such Advance shall remain on deposit in the Principal Collection Account until (x) paid to settle such transfer or (y) repaid in accordance with Section 2.16, and pending such settlement or repayment, no failure of transfer shall be deemed to have occurred.

(h) Notwithstanding anything to the contrary herein, to the extent that an Advance is made in anticipation of the settlement of a purchase or origination of an Eligible Loan Asset that will not be funded to the applicable Obligor on the Advance Date of such Advance, the proceeds of such Advance shall remain on deposit in the Principal Collection Account until (x) paid to settle such purchase or origination and fund such Eligible Loan Asset to the applicable Obligor or (y) repaid in accordance with Section 2.16; provided that, the date of such settlement or repayment shall occur no later than five (5) Business Days of such Advance Date (or such later date as consented to in writing by the Administrative Agent in its sole discretion).

Section 2.03 Determination of Yield. The Administrative Agent shall determine the Yield in respect of all Advances and the I/O Loan (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Servicer thereof on or prior to the third (3rd) Business Day prior to such Payment Date.

Section 2.04 Remittance Procedures. The Servicer shall instruct the Collateral Agent by delivery of the Servicing Report and, if the Servicer fails to do so and in connection with a designation of a Payment Date as described in the second proviso of the definition thereof, the Administrative Agent may instruct the Collateral Agent, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04 and subject to the Pari Passu Provisions; provided that, at any time after delivery of a Notice of Exclusive Control (and prior to any rescission of such Notice of Exclusive Control), the Administrative Agent shall instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.

(a) Interest Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Facility Maturity Date, on each Payment Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to the payment of Taxes (other than income Taxes), registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;

(ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap;

(iii) to the extent not waived by the Servicer, to the Servicer, in payment in full of all accrued and unpaid Servicing Fees;

(iv) pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi) to pay the Advances Outstanding to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause (vi);

(vii) to pay the Advances Outstanding, together with any applicable Prepayment Premium not paid pursuant to Section 2.04(b)(ii), in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.16(b), until paid in full;

(viii) to the Transferor, to make a Permitted RIC Distribution in the amount instructed by the Servicer;

(ix) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein;

(x) to pay to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;

(xi) to deposit into the Unfunded Exposure Account an amount necessary to cause the amounts on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount;

(xii) during the Amortization Period, to repay the Advances Outstanding until paid in full; and

(xiii) so long as no Unmatured Event of Default has occurred and is continuing, to the Borrower, any remaining amounts as Interest Collections, which may be distributed to the Transferor or otherwise applied at the Borrower’s discretion.

(b) Principal Payments prior to an Event of Default. In the absence of a continuing Event of Default and prior to the occurrence of the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to pay amounts due under Section 2.04(a)(i) through 2.04(a)(v), to the extent not paid thereunder;

(ii) (x) prior to the end of the Revolving Period (at the discretion of the Servicer), to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount; or (y) after the end of the Revolving Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(iii) (A) during the Revolving Period, to pay amounts due under Section 2.04(a)(vi) but only to the extent not paid in full thereunder and to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause (iii); or (B) during the Amortization Period, to repay the Advances Outstanding, and any accrued and unpaid Prepayment Premium, until paid in full;

(iv) during the Amortization Period, to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (i) above due to the limitation contained therein;

(v) during the Amortization Period, to pay amounts due under Section 2.04(a)(x) to the extent not paid thereunder; and

(vi) so long as no Unmatured Event of Default has occurred and is continuing, to the Borrower any remaining amounts as Principal Collections, which may be distributed to the Transferor at the Borrower’s discretion.

(c) Payment on and after the occurrence of an Event of Default. If an Event of Default exists and, in any case, after the declaration, or automatic occurrence, of the Facility Maturity Date, on each Business Day thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:

(i) to the payment of Taxes (other than income Taxes), registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;

(ii) to the payment of accrued and unpaid Administrative Expenses;

(iii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees but only to the extent that the Servicer is not an Affiliate of the Borrower, the Transferor or the Servicer;

(iv) pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;

(v) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys’ fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;

(vi) to pay the Advances Outstanding, and any applicable Prepayment Premium, until paid in full;

(vii) to the Transferor, to make a Permitted RIC Distribution in the amount instructed by the Servicer;

(viii) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein;

(ix) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees to the extent not paid pursuant to clause (iii) above due to the limitation contained therein;

(x) to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents; and

(xi) to the Borrower, any remaining amounts.

(d) Unfunded Exposure Account; Delayed Draw Loan Assets; Revolving Loans. On or before the Cut-Off Date of any Delayed Draw Loan Asset or any Revolving Loan, the Borrower shall deposit into the Unfunded Exposure Account an amount such that the balance of the Unfunded Exposure Account is at least equal to the Unfunded Exposure Equity Amount of such Delayed Draw Loan Asset or Revolving Loan by making a Disbursement Request from the Principal Collection Subaccount in accordance with Section 2.18, by depositing the proceeds of a capital contribution from the Transferor, and/or a Notice of Borrowing for an Advance in accordance with Section 2.02. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Asset or Revolving Loan. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request. As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed (i) prior to the end of the Revolving Period, the aggregate of all Unfunded Exposure Equity Amounts and (ii) during the Amortization Period, the Aggregate Unfunded Exposure Amount, to be deposited into the Principal Collection Subaccount as Principal Collections.

(e) Insufficiency of Funds. The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The parties further agree that amounts that may be distributed to the Borrower or the holders of any Equity Interest in the Borrower are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the Borrower or the holders of any Equity Interest in the Borrower may have with respect to such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of Section 2.04 shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Transferor hereby agree that they may only receive distributions from amounts available pursuant to Sections 2.04(a)(xiii), 2.04(b)(vi) and 2.04(c)(xi).

(f) Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders in accordance with the Transaction Documents and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Facility Maturity Date.

(g) The Servicer shall instruct the Collateral Agent, no later than the date immediately preceding each Payment Date and subject to the Pari Passu Provisions, to convert amounts on deposit in the Collection Account into each Eligible Currency (pro rata based on available amounts from each other Eligible Currency, unless otherwise directed in writing by the Servicer) using the Spot Rate to the extent necessary to make payments required in each Eligible Currency pursuant to Section 2.04(a). All risk and expense incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer pursuant to the Servicing Standard, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04 and the Collateral Agent may conclusively rely on such instructions and directions. The Servicer and the Borrower shall immediately transmit to the Administrative Agent by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04. If either the Administrative Agent or the Collateral

Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent or the Administrative Agent, as applicable, in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two (2) Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

Section 2.06 Borrowing Base Deficiency Payments.

(a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall eliminate such Borrowing Base Deficiency in its entirety within two (2) Business Days (or such later date as agreed to by the Required Lenders in their sole discretion) by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Subaccount, (ii) repay Advances Outstanding (together with any Breakage Fees in respect of the amount so prepaid), (iii) Grant additional Eligible Loan Assets that are Specified Loan Assets and/or (iv) subject to the approval of the Administrative Agent, in its sole discretion, Grant additional Eligible Loan Assets (other than Specified Loan Assets).

(b) No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Grant of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or Grant and a duly completed Borrowing Base Certificate, updated to the date such repayment or Grant is being made and giving pro forma effect to such repayment or Grant, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Granted and an updated Loan Asset Schedule. Any notice pertaining to any repayment or any Grant pursuant to this Section 2.06 shall be irrevocable.

Section 2.07 Sale of Loan Assets; Affiliate Transactions.

(a) Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons, including the Transferor and Affiliates of the Transferor, from time to time prior to the declaration or automatic occurrence of the Facility Maturity Date (such sale, a “Discretionary Sale”); provided that (i) the proceeds of such sale shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof, (ii) any sale to the Transferor or an Affiliate of the Transferor meets the requirements set forth in Section 2.07(d) below, (iii) after giving effect to any such sale, no Borrowing Base Deficiency shall exist, (iv) no event has occurred, or would result from such sale, which constitutes an Event of Default or an Unmatured Event of Default and (v) after giving effect to any such sale, the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.

(b) Repurchase or Substitution of Warranty Breach Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Breach Loan Asset, no later than five (5) Business Days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Breach Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, unless the Administrative Agent has provided its written consent (in its sole and absolute discretion) to waive the requirements set forth in this Section 2.07(b), the Borrower shall either:

(i) make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to (i) the Purchase Price (calculated without giving effect to the proviso in the definition thereof) of such Loan Asset, multiplied by (ii) the Outstanding Balance; provided that the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Loan Asset pursuant to Section 2.07(a); or

(ii) with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Breach Loan Asset a Substitute Eligible Loan Asset.

Upon confirmation of the deposit of the amounts set forth in Section 2.07(b)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Breach Loan Asset pursuant to Section 2.07(b)(ii) (the date of such confirmation or delivery, the “Release Date”), such Warranty Breach Loan Asset and Related Asset shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset and Related Asset shall be included in the Collateral. On the Release Date of each Warranty Breach Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Loan Asset and any Related Asset and all future monies due or to become due with respect thereto.

(c) Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), or 2.07(b) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower); provided that none of the following terms and conditions set forth in this Section 2.07(c) shall be applicable to the release of Loan Assets in connection with a CLO Take-Out):

(i) the Borrower shall deliver a Borrowing Base Certificate and an updated Loan Asset Schedule to the Administrative Agent in connection with such sale, substitution or repurchase;

(ii) the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;

(iii) no selection procedures adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be sold, repurchased or substituted;

(iv) the Borrower shall (A) with respect to sales and repurchases, give one (1) Business Day’s notice of such sale or repurchase to the Administrative Agent and Collateral Agent and (B) with respect to substitutions, have received an Approval Notice (for each Loan Asset added to the Collateral on the related Cut-Off Date);

(v) the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;

(vi) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects or, if qualified as to materiality or Material Adverse Effect, in all respects, except to the extent relating to an earlier date;

(vii) any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.16; and

(viii) the Borrower shall agree to pay the reasonable and documented out-of-pocket legal fees and expenses of the Administrative Agent, each Lender, Collateral Agent and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such sale, substitution or repurchase).

(d) Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, other than in connection with a mandatory repurchase of a Warranty Breach Loan Asset pursuant to clause (c) above, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of the Transferor nor any Affiliates thereof will have a right or ability to purchase, the Loan Assets of the Borrower without the prior written consent of the Administrative Agent, and any such transactions shall be at arm’s-length and subject to the further conditions that (i) all such sales must be at a price for each Loan Asset at least equal to the Outstanding Balance of such Loan Asset multiplied by the respective Assigned Value or, in the event a Value Adjustment Event has occurred with respect to such Loan Asset, the “fair market value” of such Loan Asset and (ii) after giving effect to such sale, no Borrowing Base Deficiency shall exist. Each determination of “fair market value” pursuant to this Section 2.07(d) shall be made by the Servicer in accordance with the Servicing Standard. In addition, during the Amortization Period, each such determination shall be either (x) at least equal to the value of the average of two (2) bid-side quotes received with respect to the applicable Loan Asset from Approved Brokers/Dealers active in the trading of such assets, or (y) if no such bid-side quotes are available, acceptable to the Administrative Agent in its sole discretion; provided that, in the case of sub-clause (y) above, if the “fair market value” determined by the Servicer is not acceptable to the Administrative Agent, the Servicer may retain an Approved Valuation Firm to value such Loan Asset, and such Approved Valuation Firm’s valuation shall become the fair market value of such Loan Asset.

(e) Limitations on Sales and Substitutions. The Outstanding Balance of all Transferor Loan Assets (other than Warranty Breach Loan Assets) sold or substituted pursuant to Section 2.07(a) to the Transferor shall not exceed 20% of the Transferor Purchased Loan Balance measured as of the date of such sale or dividend. The Outstanding Balance of all Transferor Loan Assets (other than Warranty Breach Loan Assets) that are Defaulted Loans sold or substituted pursuant to Section 2.07(a) to the Transferor shall not exceed 10% of the Transferor Purchased Loan Balance measured as of the date of such sale or dividend. Notwithstanding the foregoing, the Borrower shall be permitted to sell any Defaulted Loan, Margin Stock or Equity Security to Persons other than Affiliates of the Transferor pursuant to Section 2.07(a) at any time; provided that, during the continuance of an Event of Default, the prior written consent of the Administrative Agent shall be required for any such sale.

(f) Optional Sales. So long as no Event of Default has occurred and is continuing, (i) the Borrower shall have the right to sell all of the Loan Assets in whole but not in part on any Business Day in a sale not meeting the conditions set forth in clauses (a) through (e) of this Section 2.07 if the proceeds thereof are used to pay all of the Obligations in full pursuant to Section 2.16(b), and (ii) the Borrower shall have the right to sell all or a portion of the Loan Assets on any Business Day in a sale not meeting the conditions set forth in Section 2.07(e) (but for the avoidance of doubt, meeting the other conditions set forth in clauses (a) through (c) of this Section 2.07) in connection with a securitization of such Loan Assets.

Section 2.08 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. on the day when due in an Eligible Currency in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance and I/O Loan shall accrue interest at the applicable Yield Rate for each day during each applicable Remittance Period. All computations of interest and all computations with respect to the Yield and the Yield Rate shall be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed. Each Advance shall accrue interest at the Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full. Yield on the I/O Loan due on each Payment Date shall be equal to the applicable interest due thereon with respect to each such Payment Date, which Yield shall accrue at the Yield Rate for each day during the Remittance Period.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. To the extent that Available Collections are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.04(a)(v) and Section 2.04(b)(i), such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full.

(c) If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Administrative Agent or the Lenders, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto, including, any loss (including cost of funds and reasonable and documented out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

(d) For the avoidance of doubt, the Borrower shall not be obligated to pay or repay any amounts in respect of an I/O Notional Loan other than interest in accordance with Section 2.01 and Section 2.04, as applicable.

Section 2.09 Unused Fee. The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender, an unused fee (the “Unused Fee”) payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (a) one divided by three hundred and sixty (360), (b) the applicable Unused Fee Rate and (c) the positive difference, if any, of the Facility Amount less the greater of (i) the Advances Outstanding on such date and (ii) the Minimum Utilization.

Section 2.10 Increased Costs; Capital Adequacy.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, assessment, fee, Tax, insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”);

(ii) impose on any Affected Party or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder;

(iii) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

(iv) change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation to make any such Advance or otherwise performing its obligations under the Transaction Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party, then the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.

(b) If any Affected Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party’s capital or on the capital of Affected Party’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Party’s policies and the policies of such Affected Party’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party’s holding company for any such reduction suffered.

(c) A certificate of an Affected Party providing an explanation of the applicable Change in Law and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the Payment Date following receipt thereof.

(d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of any Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.10 for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make any purchase or loan or maintain any purchase or loan) as a result of any Advance not being made in accordance with a request therefor under Section 2.02, then, on the Payment Date following written notice from such Affected Party to the Borrower, the Borrower shall pay to such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

Section 2.11 Taxes.

(a) Any and all payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required by Applicable Law to be withheld from any amounts payable to any Recipient, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the amount payable by the Borrower to such Person will be increased as necessary (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding or deduction for or on account of any Taxes (including, any Taxes on such increase) is equal to the amount that would have been paid had no such deduction or withholding been made.

(b) The Borrower or Servicer shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or a Lender timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower, the Servicer and the Transferor shall pay (i) with respect to the Borrower, on the Payment Date pertaining to the Remittance Period in which such cost is incurred and (ii) with respect to the Servicer and the Transferor, on demand, in each case, any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder.

(d) The Borrower will indemnify, from funds available to it pursuant to Section 2.04 (and to the extent the funds available for indemnification provided by the Borrower is insufficient the Servicer, on behalf of the Borrower, will indemnify) each Recipient for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Person or required to be withheld or deducted from a payment to such Recipient and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All payments in respect of this indemnification shall be made within ten (10) days from the date a written demand therefor is delivered to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.11(e).

(f) Within thirty (30) days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(g) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(i), (ii) and (iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:

(i) If any Lender is not a United States Tax Person, such Lender shall deliver to the Borrower, to the extent legally entitled to do so, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b. executed copies of IRS Form W-8ECI;

c. in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

d. to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(ii) If a Lender is a United States Tax Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (2) (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) If any Lender is not a United States Tax Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(v) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.11(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified or paid Additional Amounts pursuant to this Section 2.11, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section 2.11 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(h), in no event will the indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.11(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or Additional Amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(j) If at any time the Borrower shall be liable for the payment of any Additional Amounts in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b)); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof.

Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements.

(a) To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (collectively, the “Secured Obligations”), the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties and (ii) Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (z) none of the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

The foregoing Grant shall, for the purpose of determining the property subject to the Lien of this Agreement, be deemed to include any securities and any investments Granted to the Collateral Agent by or on behalf of the Borrower, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Eligible Loan Asset” or “Permitted Investments,” as the case may be.

(b) As security for the Secured Obligations, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Underlying Instruments related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Purchase and Sale Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.13 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in Section 12.02 a copy of each Assignment and Acceptance and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts of and stated interest on the Advances or stated interest on the I/O Loan, as applicable) (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time during business hours and from time to time upon reasonable prior notice. No Advance or I/O Loan hereunder shall be assigned or sold, in whole or in part without registering such assignment or sale on the Register. Failure to make any such recordation, or error in such recordation, however, shall not affect the Borrower’s obligations in respect of any Advance and the I/O Loan.

Section 2.14 Release of Loan Assets. The Lien granted created pursuant to this Agreement shall be automatically released with respect to the following: (a) any Loan Asset (and the Related Asset) sold or substituted in accordance with the applicable provisions of Section 2.07, (b) any Loan Asset (and the Related Asset) with respect to which all amounts have been paid in full by the related Obligor and deposited in the Collection Account and (c) the entire Collateral following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and the Borrower and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit J) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower.

Section 2.15 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

Section 2.16 Prepayment; Termination; Reduction.

(a) Except as expressly permitted or required herein, including any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate giving pro forma effect to such prepayment) to the Administrative Agent and the Collateral Agent at least one (1) Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment. Upon any prepayment, the Borrower shall also pay in full all accrued and unpaid Yield, any Breakage Fees, Increased Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) other than in connection with a prepayment in full of all Advances Outstanding, no event has occurred or would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.16(a) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Each prepayment by the Borrower of an Advance denominated in an Eligible Currency shall be made with such Eligible Currency. Any notice relating to any repayment pursuant to this Section 2.16(a) shall be irrevocable; provided, that, any such notice of repayment that is conditioned upon the effectiveness of other transactions may be revoked or delayed by the Borrower (or the Servicer on behalf of the Borrower) no later than 12:00 p.m. on the proposed date of such repayment if such other transactions fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any breakage or other reasonable and documented out of pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation or delay).

(b) The Borrower may, at its option and upon three (3) Business Days’ prior written notice of such termination or permanent reduction in the form of Exhibit F to the Administrative Agent and the Collateral Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid Yield and Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, payment of the Prepayment Premium pro rata to each Lender and payment of all other Obligations (other than unmatured contingent indemnification obligations), or (ii) permanently reduce in part the Facility Amount upon payment in full, all accrued and unpaid Yield and Unused Fees (pro rata with respect to the portion of the Facility Amount so reduced), any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders and the Prepayment Premium pro rata to each Lender. Any Termination/Reduction Notice relating to any reduction or termination pursuant to this Section 2.16(b) shall be irrevocable; provided, that, any notice of repayment that is conditioned upon the effectiveness of other transactions may be revoked or delayed by the Borrower (or the Servicer on behalf of the Borrower) no later than 12:00 p.m. on the proposed date of such repayment if such other transactions fail to become effective (and, for the avoidance of doubt, the Borrower shall be liable for any breakage or other reasonable and documented out of pocket costs incurred by the Administrative Agent or any Lender in connection with such revocation or delay). The Commitment and I/O Notional Loan Amount of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.16(b).

(c) The Borrower hereby acknowledges and agrees that the Prepayment Premium constitutes additional consideration for the Lenders to enter into this Agreement.

(d) Notwithstanding anything herein to the contrary, no Prepayment Premium shall be due and payable in any of the following circumstances: (i) if Morgan Stanley Senior Funding Inc. or an Affiliate thereof is no longer the Administrative Agent, (ii) if a Benchmark Transition Event and a Benchmark Replacement Date has occurred or (iii) if at any time the Borrower shall be liable for the payment of any additional amounts in accordance with Section 2.10.

Section 2.17 Collections and Allocations.

(a) The Collateral Agent shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Interest Collections and Principal Collections and transfer the same to the Interest Collection Subaccount and the Principal Collection Subaccount, respectively. The Servicer shall comply with its obligations specified in Section 5.03(k). If, notwithstanding such compliance, the Servicer receives any collections directly, the Servicer shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the Collection Account by the close of business within two (2) Business Days after such Interest Collections and Principal Collections are received; provided that the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Collateral Agent shall further provide to the Servicer a statement as to the amount of Interest Collections and Principal Collections on deposit in the Interest Collection Subaccount and the Principal Collection Subaccount no later than three (3) Business Days prior to each Determination Date for inclusion in the Servicing Report delivered pursuant to Exhibit P. It is understood and agreed that the Servicer shall remain liable for the proper allocation of the aforementioned Interest Collections and Principal Collections into the appropriate accounts.

(b) Within two (2) Business Days of the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit or will cause the Borrower to deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral on such date.

(c) So long as no Event of Default has occurred and is continuing, the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their reasonable discretion.

(d) Prior to the delivery of a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall be invested in the Standby Investment. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account, other than with respect to fraud, their own gross negligence or willful misconduct on the part of the Collateral Agent or the Account Bank. The parties hereto acknowledge that the Collateral Agent, the Administrative Agent, a Lender or any of their respective Affiliates may receive compensation with respect to the Permitted Investments.

(e) Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04, Section 2.17(c) or Section 2.18.

Section 2.18 Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and the Administrative Agent, prior to the end of the Revolving Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Subaccount:

(a) direct the Collateral Agent to withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Granted hereunder; provided that the following conditions are satisfied:

(i) all conditions precedent set forth in Section 3.02 and Section 3.04 have been satisfied;

(ii) no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment (other than any Unmatured Event of Default or Borrowing Base Deficiency which would be cured after giving effect to the use of such funds);

(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects or, if qualified as to materiality or Material Adverse Effect, in all respects, except to the extent relating to an earlier date; and

(iv) delivery of a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer; or

(b) direct the Collateral Agent to withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.16.

Upon the satisfaction of the applicable conditions set forth in this Section 2.18 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Servicer or, after the delivery of a Notice of Exclusive Control which has not been revoked, the Collateral Agent, shall withdraw funds from the Principal Collection Subaccount as directed by the Servicer or, after the delivery of a Notice of Exclusive Control which has not been revoked, as directed by the Collateral Agent (as directed by the Administrative Agent), in an amount not to exceed the lesser of (x) the amount requested by the Servicer for reinvestment or repayment and (y) the amount on deposit in the Principal Collection Subaccount on such day.

Section 2.19 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable.

(b) In the event that the Administrative Agent, and, so long as no Event of Default exists, the Borrower determines (such determination not to be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender will cease to be a Defaulting Lender and the provisions of clause (a) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c) Replacement of a Lender.

(i) If any Lender becomes a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon not less than five (5) Business Days advance notice to the Administrative Agent and (if different) the related Lender, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld, (B) the assignee shall not be an Affiliate of any of the Borrower, the Servicer or the Transferor, (C) such assigning Lender shall have received payment of an amount equal to all outstanding Advances funded or maintained by such Lender, together with all accrued interest thereon and all accrued Fees, and (D) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders)

to cause the adoption of, the applicable consent, waiver or amendment of the Transaction Documents or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the portion of the Advance held by such Lender as of such termination date, without the payment of any penalty, fee or premium. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

(ii) Any Lender being replaced pursuant to Section 2.19(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender’s applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(d) In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within five (5) Business Days’ written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a “Non-Consenting Lender.” For the avoidance of doubt, (x) Non-Consenting Lender shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement, and (y) if the Administrative Agent is also a Lender, any failure of the Administrative Agent, acting in its capacity as Administrative Agent, to grant any consent, waiver or amendment shall not result in the Administrative Agent, acting in its capacity as a Lender, being deemed to be a Non-Consenting Lender. In the event that the Administrative Agent in its individual capacity is a Non-Consenting Lender and the Borrower has replaced the Administrative Agent in its capacity as a Non-Consenting Lender pursuant to this Section 2.19, then the Borrower shall have the right to remove and replace the Administrative Agent in accordance with Section 9.01(h).

Section 2.20 Benchmark Replacement.

(a) Benchmark Replacement (Dollar). Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Benchmark Transition Event and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark (Dollar), then such Benchmark Replacement (Dollar) will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of Term SOFR or a Benchmark Replacement (Dollar), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement (Dollar), and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

(d) Benchmark Replacement (Non-Dollar). Notwithstanding any provision to the contrary set forth in this Agreement, if at any time the Administrative Agent determines that a Benchmark Transition Event has arisen with respect to any Benchmark other than the Benchmark (Dollar) or Term CORRA, then the Administrative Agent may, with the consent of the Borrower, designate a new benchmark rate (which may include spread adjustments applicable to such rate or any rate based on such rate) to be used to calculate such Benchmark, which benchmark rate may be (i) a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in the applicable currency (as applicable) in lieu of the then-applicable Benchmark for such currency or (ii) such other benchmark rate designated by the Administrative Agent with the consent of the Borrower. Except as set forth in clause (ii) of the immediately preceding sentence, the designation of such alternative benchmark rate shall become effective without any further action or consent of any other party to this Agreement. If (x) the circumstances described in clause (i) or clause (ii) above have arisen and (y) the Benchmark for such currency cannot be determined for such Remittance Period in accordance with the definition of the applicable Benchmark, then until an alternate benchmark rate shall be determined in accordance with this clause (d), for any Advance denominated in such currency, the Benchmark shall be equal to the benchmark for the Administrative Agent’s cost of funds in such currency (as determined in good faith by the Administrative Agent by written notice to the Borrower).

Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion and without consent from any other party to this Agreement or any other Transaction Document.

(e) The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or other Benchmark (Dollar)), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement (Dollar), or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Collateral Documents as a result of the unavailability of Term SOFR (or other applicable Benchmark (Dollar)) and absence of a designated Benchmark Replacement (Dollar), including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and the other Collateral Documents, and reasonably required for the performance of such duties. In connection with each floating rate Loan Asset, the Borrower (or the Servicer on its behalf) is responsible in each instance to (i) monitor the status of the applicable benchmark to which such Loan Asset is indexed, (ii) determine whether a substitute index should or could be selected, (iii) determine the selection of any such substitute index, and (iv) exercise any right related to the foregoing on behalf of the Borrower or any other Person, and the Collateral Agent shall have no responsibility or liability therefor.

(f) Canadian Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Canadian Benchmark Transition Event and (B) a Canadian Benchmark Replacement Date with respect thereto have occurred prior to any setting of the then-current Canadian Benchmark, then such Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Canadian Benchmark setting and subsequent Canadian Benchmark settings without any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.

(ii) Canadian Benchmark Replacement Conforming Changes. In connection with the implementation or administration of Term CORRA or a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Canadian Benchmark Confirming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto in writing in advance (if feasible) of (i) any occurrence of (A) a Canadian Benchmark Transition Event and (B) the Canadian Benchmark Replacement Date with respect thereto, (ii) the implementation of any Canadian Benchmark Replacement, and (iii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes.

Section 2.21 Eligible Currency.

(a) Subject to the Pari Passu Provisions, any and all payments made by the Borrower under the Transaction Documents shall be made in the applicable Eligible Currency; provided that: (i) repayment of Advances in an Eligible Currency other than Dollars shall be made in the corresponding Eligible Currency. Each party hereto agrees that the Available Collections and all such other amounts described in Section 2.04(a) shall be applied in accordance with the priority of payments set forth in Section 2.04(a). The Lenders and the Administrative Agent hereby instruct the Collateral Agent to apply the Available Collections and all such other amounts described in Section 2.04(a) in accordance with Section 2.04(a); provided that such payments shall be subject to availability of such funds pursuant to Section 2.04(a).

(b) The Servicer shall instruct the Collateral Agent, on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Collection Account into each Eligible Currency to the extent necessary to make payments pursuant to Section 2.04(a), as applicable (as determined by the Servicer using the Spot Rate).

(c) Any Available Collections on deposit in the Principal Collection Subaccount denominated in an Eligible Currency may be converted by the Administrative Agent into another Eligible Currency on any Business Day (other than a Payment Date) using the Spot Rate so long as (i) no Borrowing Base Deficiency exists either prior to and after giving effect to such conversion, and (ii) the converted amounts are used solely for purposes of acquiring a Loan Asset denominated in such other Eligible Currency pursuant to Section 2.18. The Administrative Agent shall provide no less than one (1) Business Day’s prior written notice to the Collateral Agent of any such conversion.

(d) If any foreign exchange transaction is required, the Administrative Agent shall instruct the Collateral Agent in writing to conduct the foreign exchange transaction at the prevailing Spot Rate one (1) Business Day prior to the conversion date.

(e) The parties hereto acknowledge and agree that:

(i) the Collateral Agent may rely conclusively on the bases for the prevailing market rate and shall not be held liable for any associated losses (including without limitation any losses incurred on account of the difference between an indicative market rate quoted by the Collateral Agent and the actual market rate prevailing in respect of an executed trade); and

(ii) the Collateral Agent may receive any fees and spread on foreign exchange transactions customarily charged by the Collateral Agent in connection with any foreign exchange transaction(s) settled pursuant to this Agreement solely to the extent of Administrative Expenses payable to it pursuant to Section 2.04.

(f) The Collateral Agent may convert currency itself or through any BNY Affiliate and, in those cases, the Collateral Agent or, as the case may be, the relevant BNY Affiliate through which currency is converted, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, sales margin, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Agreement and the rate that the Collateral Agent or any BNY Affiliate receives when buying or selling foreign currency for its own account. The Collateral Agent makes no representation that the exchange rate used or obtained in any currency conversion under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined.

(g) The foreign exchange transaction may be transmitted by the Collateral Agent to a sub-custodian or depositary and such entity may not be the foreign exchange counterparty and the foreign exchange transaction may not be processed and priced as described in this Agreement.

Section 2.22 Illegality; Inability to Determine Rates. Subject to Section 2.20, if, on or prior to the first day of any Remittance Period for any SOFR Advance:

(a) Notwithstanding any other provision in this Agreement or the other Transaction Documents, in the event of a Currency Disruption Event, the affected Lender shall promptly notify the Administrative Agent, the Collateral Agent and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on Term SOFR, BBSY Rate, Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable, shall be suspended until such time as such Lender may again make and maintain Advances based on Term SOFR, BBSY Rate, Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable.

(b) Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on Term SOFR, BBSY Rate, Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable, pursuant to Section 2.22(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make or maintain Advances based on Term SOFR, BBSY Rate, Adjusted Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c) If, prior to the first day of any Remittance Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining Term SOFR, BBSY Rate, Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable, for the applicable Advance, or (ii) the Required Lenders determine and notify the Administrative Agent that Term SOFR, BBSY Rate, Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable, with respect to such Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will so notify the Borrower, the Collateral Agent and each Lender. Thereafter, the obligations of the Lenders to make or maintain Advances based on Term SOFR, BBSY Rate, Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

(d) Upon receipt of any notice described in Section 2.22(a) or (c), the Borrower may revoke any pending request for the making or continuation of an Advance based on Term SOFR, BBSY Rate, Daily Simple SONIA, EURIBOR, Term CORRA or any successor rate, as applicable, or, failing that, will be deemed to have converted such request into a request for an Advance based on the Benchmark (Dollar). For the avoidance of doubt, no Advances shall be required to be repaid as a result of any circumstance or determination made pursuant to this Section 2.22.

Section 2.23 CLO Take-Outs.

(a) On any Business Day, the Borrower shall have the right to prepay all or a portion of the Advances then outstanding (including, any Prepayment Premium) and require the Collateral Agent to release its security interest and Lien on the related Loan Assets and Related Assets in connection with a CLO Take-Out (which may be effected by way of a distribution or otherwise), subject to the following terms and conditions:

(i) the Borrower shall have given the Administrative Agent at least three (3) Business Days’ written notice prior to the pricing of the related CLO transaction (or such shorter period as agreed to by the Administrative Agent in its sole discretion) of its intent to effect a CLO Take-Out and the principal amount of the Advances to be prepaid in connection therewith, and shall provide the Administrative Agent with all information reasonably required by it to release the related Lien;

(ii) unless a CLO Take-Out is to be effected on a Payment Date (in which case the relevant calculations with respect to such CLO Take-Out shall be reflected on the applicable Servicing Report), the Servicer shall deliver to the Administrative Agent (A) an updated Borrowing Base Certificate, together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower expects to have sufficient funds on the related date of the CLO Take-Out to effect such CLO Take-Out in accordance with this Agreement, which funds may come from the proceeds of sales of the Loan Assets and Related Assets in connection with such CLO Take-Out, and (B) a list of all Loan Assets to be sold in connection with such CLO Take-Out;

(iii) no selection procedures adverse to the interests of the Administrative Agent or the Lenders shall be utilized by the Borrower in the selection of the Loan Assets to be sold in connection with such CLO Take-Out;

(iv) on the date of such CLO Take-Out, an amount at least equal to the principal amount of the Advances to be prepaid in connection with such CLO Take-Out and all accrued and unpaid interest thereon will be deposited directly into the Collection Account;

(v) after giving effect to such CLO Take-Out, no Unmatured Event of Default, Event of Default, Borrowing Base Deficiency or Servicer Default shall have occurred and be continuing or shall occur as a result of such CLO Take-Out; and

(vi) the Borrower shall pay on or prior to the date of such CLO Take-Out the reasonable and documented out-of-pocket legal fees and expenses of the Administrative Agent, each Lender, Collateral Agent and the Collateral Custodian in connection with any such CLO Take-Out (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such sale).

(b) In connection with any CLO Take-Out, upon deposit of the net proceeds from such CLO Take-Out into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Loan Asset(s) and related Collateral subject to such CLO Take-Out and such portion of the Collateral subject to such CLO Take-Out shall be released from the Lien hereunder.

(c) In connection with any CLO Take-Out, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such CLO Take-Out to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness.

(a) This Agreement shall be effective upon satisfaction of the conditions precedent that:

(i) all acts and conditions (including, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(ii) in the judgment of the Administrative Agent, there has not been (x) any change in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s ability to enter into the transactions contemplated by the Transaction Documents or (y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;

(iii) any and all information submitted to each Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is true, accurate and complete in all material respects and not misleading in any material respect;

(iv) each Lender shall have received all documentation and other information requested by such Lender in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable “know your customer” and Anti-Money Laundering Laws, including, the Patriot Act, all in form and substance satisfactory to each Lender;

(v) at least five (5) days prior to the Closing Date, the Borrower shall deliver a Beneficial Ownership Certification;

(vi) the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent and each Lender;

(vii) in the judgment of the Administrative Agent and each Lender, there shall have been no material adverse change in the Borrower’s (or the Servicer’s) underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence by the Administrative Agent and each Lender;

(viii) the results of the Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to the Administrative Agent;

(ix) the Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and the Collateral Agent and Collateral Custodian Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by the Lenders and the Administrative Agent; and

(x) the Financial Covenant Test shall be satisfied.

(b) By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 (other than such conditions precedent subject to the judgment or satisfaction of the Administrative Agent or any Lender) have been satisfied.

Section 3.02 Conditions Precedent to All Advances. Each Advance to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a) On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent), no later than 10:00 a.m. on the date that is one (1) Business Day prior to the related Advance Date: (A) a Notice of Borrowing and an Officer’s Certificate (which may be included as part of the Notice of Borrowing) computed as of the proposed Advance Date and after giving effect thereto and to the purchase by the Borrower of the Eligible Loan Assets to be purchased by it on such Advance Date (or, to the extent that such Advance is made in anticipation of the settlement of a purchase or origination of Eligible Loan Assets, to be purchased or originated by it within five (5) Business Days of such Advance Date (or such later date as consented to in writing by the Administrative Agent in its sole discretion)), demonstrating that the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment), (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule, (D) an Approval Notice (for any such Loan Asset added to the Collateral on the related Advance Date) and (E) such additional information, approvals, documents, certificates and reports as may be requested by the Administrative Agent;

(ii) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. one (1) Business Day prior to the related Advance Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (or, in the case of any Noteless Loan, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Advance Date;

(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects or, if qualified as to materiality or Material Adverse Effect, in all respects, and there exists no material breach or, if qualified as to materiality or Material Adverse Effect, no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(iv) no Event of Default has occurred, or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency (which, to the extent that such Advance is made in anticipation of the settlement of a purchase or origination of Eligible Loan Assets, shall be calculated to exclude the proceeds of such Advance and to include the Eligible Loan Assets to be purchased or originated by it within five (5) Business Days of such Advance Date (or such later date as consented to in writing by the Administrative Agent in its sole discretion)) exists or would result from such Advance (other than any Unmatured Event of Default or Borrowing Base Deficiency which would be cured after giving effect to the use of such Advance);

(v) no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default;

(vi) since the later of the Closing Date or the date of the last financial statements (or the last day of the period covered by such financial statements) delivered pursuant to Exhibit P, there has been no Material Adverse Effect;

(vii) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Advance Date;

(viii) if any Eligible Loan Asset is acquired by the Borrower pursuant to the Purchase and Sale Agreement or the Master Participation Agreement, as applicable, then, at the time such Eligible Loan Asset is acquired, all terms and conditions of the Purchase and Sale Agreement or the Master Participation Agreement, as applicable, required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Advance Date (and the Related Asset related thereto), including, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Collateral, including such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed; and

(ix) the Loan Asset to be acquired with the proceeds of such Advance is an Eligible Loan Asset as of the date of funding of such Advance.

(b) The Borrower shall have provided a request for an Approval Notice for each Loan Asset intended to be included in the Collateral in connection with the applicable Advance Date (and such information in respect of each such Loan Asset that is requested by the Administrative Agent) no later than 10:00 a.m. on the date that is no fewer than five (5) Business Days prior to the applicable Advance Date. The Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Advance Date.

(c) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Grant of Eligible Loan Assets in accordance with the provisions hereof.

(d) The proposed Advance Date shall take place during the Revolving Period.

(e) The Borrower shall have paid in full all fees then required to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and the Collateral Agent and Collateral Custodian Fee Letter.

(f) If the proceeds of the Advance will be used to acquire a Loan Asset, such Advance shall be denominated in the same Eligible Currency as such Loan Asset.

(g) Immediately after the making of such Advance, if such Advance is denominated in Dollars, AUD, CAD, EUR or GBP, then the applicable part of the Borrowing Base Test related to such Eligible Currency is satisfied.

Section 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

Section 3.04 Conditions to Acquisition of Loan Assets. Each Grant of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(b), an additional Eligible Loan Asset pursuant to Section 2.18 or any other Grant of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent and each Lender (with a copy to the Collateral Custodian and the Collateral Agent) no later than 5:00 p.m. on the date that is one (1) Business Day prior to the related Cut-Off Date: (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) an Approval Notice (for each Loan Asset added to the Collateral on the related Cut-Off Date) and (iv) such additional information, approvals, documents, certificates and reports as may reasonably be requested by the Administrative Agent;

(b) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 12:00 p.m. on the related Cut-Off Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Advance Date;

(c) with respect to Eligible Loan Assets purchased with Advances and available Principal Collections, the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment);

(d) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Cut-Off Date;

(e) if any Eligible Loan Asset is acquired by the Borrower pursuant to the Purchase and Sale Agreement or the Master Participation Agreement, as applicable, then all terms and conditions of the Purchase and Sale Agreement or the Master Participation Agreement, as applicable, required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Cut-Off Date (and the Related Asset), including, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed;

(f) the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Cut-Off Date (other than with respect to those certain Participations included on Schedule I to the Purchase and Sale Agreement as of the Sixth Amendment Effective Date that are noted as pending approval by the Administrative Agent);

(g) no Event of Default has occurred and is continuing, or would result from such Grant, and no Unmatured Event of Default exists, or would result from such Grant (other than, with respect to any Grant of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and

(h) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects, and there exists no breach of any covenant contained in Sections 5.01, 5.02, 5.03 and 5.04 before and after giving effect to the Grant to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and, except where failure to do so would not cause a Material Adverse Effect, all licenses necessary to own its assets and to transact the business in which it is engaged and, except where failure to do so would not cause a Material Adverse Effect, is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral requires such qualification.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Grant of the Collateral will not (i) create any Lien on the Collateral other than Permitted Liens, (ii) violate any Applicable Law or the Constituent Documents of the Borrower or (iii) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) Selection Procedures. In selecting the Loan Assets to be Granted pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.

(h) Bulk Sales. The Grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i) Grant of Collateral. The Borrower has good and marketable title to all of the Collateral. The Borrower has taken all actions necessary to perfect its interest in the Collateral transferred by the Transferor. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Grant of such Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(j) Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

(k) Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.

(l) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(m) Taxes. The Borrower has filed or caused to be filed (including on a consolidated basis, where applicable) on a timely basis all income and other tax returns (including, all federal, foreign, state, local and other tax returns) required to be filed by it (subject to any extensions to file properly obtained by the same), is not liable for Taxes payable by any other Person and has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges due and payable from the Borrower except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books or to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due. The Borrower is disregarded as an entity separate from the Transferor for U.S. federal and applicable state and local income tax purposes. The Transferor is a United States Tax Person.

(n) Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral (other than those delivered to the Collateral Custodian)) is located at the address set forth in Section 12.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(o) Tradenames. The Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.

(p) Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(q) No Subsidiaries. The Borrower has no Subsidiaries.

(r) Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor (which may be in the form of an increase in the value of the membership interests of the Borrower held by the Transferor) in exchange for the purchase of the Loan Assets (or any number of them) from the Transferor pursuant to the Purchase and Sale Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s) Reports Accurate. All Servicer’s Certificates, Servicing Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Servicer on its behalf) to the Administrative Agent, the Collateral Agent, the Lenders or the Collateral Custodian in connection with the Transaction Documents are accurate, true and correct in all material respects as of the date provided, and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic factual information which was provided from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Borrower. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Borrower were prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time so prepared.

(t) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(u) No Adverse Agreements. The Borrower is not party to or aware of any agreement adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by the Grant.

(v) Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(w) Servicing Standard. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the Servicing Standard and the standard underwriting, credit, collection, operating and reporting procedures and systems of the Servicer or the Transferor.

(x) ERISA.

(i) Except as would not reasonably be expected to result in material liability to the Borrower, the present value of all benefits vested under each Pension Plan does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date and determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code). No ERISA Event has occurred or is reasonably expected to occur, that, in the aggregate, would reasonably be expected to subject the Borrower to any material Tax, material penalty or other material liability.

(ii) Except as would not, in the aggregate, reasonably be expected to subject the Borrower to any material tax, material penalty or other material liability, (i) each Foreign Plan is in compliance in all material respects with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Plan have been timely made; and (iii) the Borrower has not incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan. Except as would not reasonably be expected to result in material liability to the Borrower, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.

(iii) The Borrower (a) is not a Benefit Plan Investor and (b) is not a “governmental plan” within the meaning of Section 3(32) of ERISA (“Governmental Plan”) or other employee benefit plan that, in each case, is subject to statutes or regulations regulating the investments of, or fiduciary obligations with respect to, Governmental Plans or other employee benefit plans that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

(y) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity as an entity separate from the Transferor for U.S. federal income tax purposes.

(z) Broker/Dealer. The Borrower is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(aa) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, a Lien on the Collection Account.

(bb) Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(cc) Compliance with Law. The Borrower (i) has complied in all material respects with all Applicable Law to which it may be subject and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal. The Borrower has not received any notice that it is not in compliance in any respect with any of the requirements of the foregoing. The Borrower has maintained all records required to be maintained by any applicable Governmental Authority in all material respects.

(dd) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Granted hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.

(ee) Set-Off, etc. No Loan Asset in the Collateral has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Loan Asset in the Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.

(ff) Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which would lead it to expect that any Loan Asset will not be paid in full.

(gg) [Reserved].

(hh) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Borrower nor any of its Affiliates nor, to the knowledge of the Borrower, any Obligor is a Person that is, or to the knowledge of Borrower is owned or controlled by one or more Persons that is, (1) the subject of any Sanctions, (2) in material breach of any Sanctions or engaging in any activity that could reasonably result in such Person becoming targeted by or penalized pursuant to Sanctions, or (3) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

(ii) None of the Borrower nor any of its Affiliates (1) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (2) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Borrower or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or knowingly indirectly including by an Obligor), or lend, contribute or otherwise make available such proceeds to any Person, (1) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions in violation of applicable Sanctions, (2) to fund or facilitate any activity in violation of applicable Anti-Money Laundering Laws, or (3) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Party to this Agreement).

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) The Borrower acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Borrower that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Borrower or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Borrower (including the name and address of such Person) in accordance with the Patriot Act.

(vi) The Borrower and its Subsidiaries and Affiliates are subject to and will continue to be subject to policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.

(ii) Confirmation from Transferor. The Borrower has received in writing from the Transferor confirmation that the Transferor will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.

(jj) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any Transaction Document or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein).

(kk) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Collateral is comprised of “instruments,” “security entitlements,” “general intangibles,” “accounts,” “certificated securities,” “uncertificated securities,” “securities accounts,” “deposit accounts,” “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(kk);

(iii) with respect to Collateral that constitute “security entitlements”:

a. all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

b. the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

c. the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;

(iv) all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v) with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account without further consent of the Borrower;

(vi) the Borrower owns and has good and marketable title to (or, with respect to assets securing any Loan Assets, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;

(vii) the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii) the Borrower has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement;

(ix) other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale Agreement or the Master Participation Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;

(x) all original executed copies of each underlying promissory note that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi) other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 11.11 may serve as such acknowledgement;

(xii) none of the underlying promissory notes (if any) that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xiii) with respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv) with respect to any Collateral that constitutes an “uncertificated security,” that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(ll) [Reserved].

(mm) Borrower LLC Agreement in Effect. The Borrower LLC Agreement remains in full force and effect and there exists no breach of, default under, or threatened breach of, the Borrower LLC Agreement by the Borrower or the Transferor.

(nn) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.02 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loan Assets being pledged as of such Cut-Off Date), as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which is a valid and first priority perfected security interest in the Collateral and in that portion of the Collateral in which a security interest may be perfected by filing subject only to Permitted Liens. No Person claiming through or under Borrower shall have any claim to or interest in the Controlled Accounts.

(b) Eligibility of Collateral. (i) The Loan Asset Schedule, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency is an Eligible Loan Asset, (iii) with respect to each Loan Asset included as an Eligible Loan Asset, the Investment Criteria was satisfied on the date on which the Borrower (or the Servicer on its behalf) committed to purchase such Eligible Loan Asset (and after giving effect to such commitment), and (iv) with respect to each item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in each item of Collateral to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect.

(c) No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Borrower’s knowledge, on the part of the Obligor.

Section 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with all requisite statutory trust power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business as a statutory trust and is in good standing as a statutory trust, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except as would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary statutory trust action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not in any material respect (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s Constituent Documents or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any contractual obligation, other than this Agreement and Permitted Liens, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained, other than where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(h) Reports Accurate. All Servicer’s Certificate, Servicing Report, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Administrative Agent, the Collateral Agent, the Lenders or the Collateral Custodian in connection with the Transaction Documents are accurate, true and correct in all material respects as of the date provided and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic factual information which was provided from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Servicer. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.

(i) Servicing Standard. The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets.

(j) Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral transferred or Granted hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.

(k) Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.

(l) Taxes. The Servicer has filed or caused to be filed on a timely basis all income and other material tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same) and is not liable for Taxes payable by any other Person. The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien (other than a Permitted Lien) has been filed and no claim is being asserted, with respect to any such Tax, assessment or other charge.

(m) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of the Proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(n) Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement and such security interest is a valid and first priority perfected security interest in the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing (except for any Permitted Liens). All filings (including, such UCC filings) as are necessary for the perfection of the Secured Parties’ security interest in the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing have been (or prior to the applicable Advance will be) made.

(o) ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all benefits vested under each Servicer Pension Plan does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code. No Servicer ERISA Event has occurred or is reasonably expected to occur that, in the aggregate, would reasonably be expected to subject the Servicer to any material Tax, material penalty or other material liability. The Servicer (a) is not a Benefit Plan Investor and (b) is not a Governmental Plan or other employee benefit plan that, in each case, is subject to Similar Law.

(p) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Servicer nor any of its Affiliates nor, to the knowledge of the Servicer, any Obligor is a Person that is, or to the knowledge of the Servicer is owned or controlled by one or more Persons that is, (1) the subject of any Sanctions, (2) in material breach of any Sanctions or engaging in any activity that could reasonably result in such Person becoming targeted by or penalized pursuant to Sanctions, or (3) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

(ii) None of the Servicer nor any of its Affiliates (1) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person, or (2) a foreign shell bank. For purposes of the forgoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Servicer or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), or lend, contribute or otherwise make available such proceeds to any Person, (1) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions in violation of applicable Sanctions, (2) to fund or facilitate any activity in violation of applicable Anti-Money Laundering Laws, or (3) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Party to this Agreement).

(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v) The Servicer acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Servicer that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Servicer or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Servicer (including the name and address of such Person) in accordance with the Patriot Act.

(vi) The Servicer and its Subsidiaries and Affiliates are subject to and will continue to be subject to policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.

(q) [Reserved].

(r) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(s) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral.

(t) [Reserved].

(u) Servicer Default. No event has occurred which constitutes a Servicer Default (other than any Servicer Default which has previously been disclosed to the Administrative Agent as such).

(v) Broker/Dealer. The Servicer is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(w) Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject.

Section 4.04 Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing limited purpose national banking association with trust powers in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.05 Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:

(a) Organization; Power and Authority. It is a duly organized and validly existing limited purpose national banking association with trust powers in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.

(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.01 Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Related Asset and the related assets in the Collateral; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one (1) Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of the Transferor in consolidated financial statements; provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm’s-length relationship with its Affiliates and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction (except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower’s organizational document and properly reflected on the books and records of the Borrower and the servicing arrangements described herein); (x) pay the salaries of its own employees, if any; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) to the extent used, use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) cause the managers, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; (xviii) not acquire the obligations or any securities of its Affiliates; and (xix) not divide or permit any division of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.

(c) Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreement and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(e) Deposit of Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(f) Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent and the Lenders the purchase price for each Loan Asset proposed to be acquired by the Borrower.

(g) Financial Statements; Other Information. The Borrower shall provide to the Administrative Agent, Lenders and/or Collateral Agent the documents and information set forth in Exhibit P on or prior to the date required pursuant to Exhibit P.

(h) Taxes. The Borrower will file or cause to be filed its tax returns, if any, and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m)).

(i) Additional Documents. The Borrower shall provide the Administrative Agent and each Lender with (i) copies of such documents reasonably available to the Borrower as the Administrative Agent or any Lender may reasonably request evidencing the truthfulness of the representations set forth in this Agreement, subject to any applicable confidentiality restriction under law or contract or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Money Laundering Laws.

(j) Protection of Security Interest. With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Purchase and Sale Agreement or such other similar agreement, as applicable, (ii) (at the expense of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, (A) with respect to Collateral acquired pursuant to the Purchase and Sale Agreement, effective precautionary financing statements against the Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) (at the expense of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral being Granted hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iv) permit the Administrative Agent or any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters (provided that not more than one such inspection shall be permitted during any calendar year unless an Event of Default shall have occurred, and such visit shall be consolidated with any visit, inspection or audit under Section 6.11 or Section 11.10), and (v) take all additional action that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(k) Liens. The Borrower will promptly notify the Administrative Agent and the Lenders of the existence of any Lien on the Collateral (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties.

(l) Other Documents. At any time from time to time upon prior written request of the Administrative Agent or any Lender, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents (to the extent available to or reasonably obtainable by the Borrower) and take such further actions as the Administrative Agent or any Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest in the Collateral (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(m) Compliance with Law. The Borrower shall at all times comply in all respects with all Applicable Law applicable to Borrower or any of its assets (including all federal securities laws), and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(n) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(o) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(p) Payment of Taxes. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(q) Tax Treatment. The Borrower, the Transferor and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity, the Transferor) for U.S. federal income tax purposes and shall file any and all tax forms in a manner consistent therewith.

(r) Maintenance of Records. The Borrower will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by the Borrower for its own account and will furnish the Administrative Agent and each Lender, upon the reasonable request by the Administrative Agent, information with respect to the Collateral and the conduct and operation of its business.

(s) Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney, in the form attached hereto as Exhibit N or O, as applicable, to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, after the occurrence and during the continuance of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(t) Disregarded Entity. The Borrower will be disregarded as an entity separate from the Transferor pursuant to Treasury Regulation Section 301.7701-3(b)(ii), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from the Transferor under Treasury Regulation Section 301.7701-3(c). The Transferor shall remain as a United States Tax Person.

Section 5.02 Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions, and may receive securities in connection with any workout, restructuring or bankruptcy; (v) fail to pay its debts and liabilities from its assets when due; (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower’s business other than such activities as are expressly permitted pursuant to this Agreement; (vii) create, form or otherwise acquire any Subsidiaries; or (viii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b) Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all managers (including the consent of the Independent Manager(s)) is required for the Borrower to (i) file any insolvency, or reorganization case or proceeding, (ii) institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, (iii) institute proceedings under any applicable insolvency law, (iv) seek any relief under any law relating to relief from debts or the protection of debtors, (v) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, (vi) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (vii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Borrower, or a substantial part of its property, (viii) make any assignment for the benefit of its creditors, (ix) admit in writing its inability to pay its debts generally as they become due, or (x) take any action in furtherance of any of the foregoing.

(c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral.

(d) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e) Liens. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f) Organizational Documents. The Borrower shall not amend, modify or terminate any of the Constituent Documents of the Borrower without the prior written consent of the Administrative Agent, other than with respect to any amendments that has been provided to the Administrative Agent and the Administrative Agent has determined, in its reasonable discretion, it is of a purely administrative or ministerial nature.

(g) Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.

(h) Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the purchase by the Borrower, on a “true sale” basis, of Collateral, (ii) to pay fees and expenses in connection with the transactions contemplated under this Agreement, (iii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Delayed Draw Loan Assets and Revolving Loans included in the Collateral or (iv) to distribute such proceeds to the Transferor. The Borrower will not purchase any Loan Asset from any Affiliate of Morgan Stanley Bank, N.A. with the proceeds of any Advance made by Morgan Stanley Bank, N.A. in its capacity as a Lender; provided that the unintentional violation of this provision shall not constitute an Event of Default so long as the Servicer, on behalf of the Borrower, uses commercially reasonable efforts to cancel any trade which it determines to be in violation of this covenant prior to the date of settlement of such trade.

(i) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral.

(j) Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes. The Borrower is disregarded as an entity separate from the Transferor for U.S. federal and applicable state and local income tax purposes. The Transferor is a United States Tax Person.

(k) Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(l) Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent. The Borrower shall not purchase or otherwise acquire any Collateral from the Servicer, the Transferor or an Affiliate of the Borrower, the Servicer or the Transferor, except pursuant to the Purchase and Sale Agreement.

(m) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as the Facility Maturity Date has not been declared or automatically occurred and no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Restricted Junior Payments to the holders of its membership interests (w) constituting a Permitted RIC Distribution at any time, from the proceeds of any Advance, Excess Interest Collections or, solely to the extent made on a Payment Date, amounts on deposit in the Collection Account, (x) on any Business Day during the Revolving Period, from the proceeds of any Advance, or amounts on deposit in the Principal Collection Subaccount, provided that, both before and after giving effect thereto, no Unmatured Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, (y) on any Business Day, of amounts on deposit in the Interest Collection Subaccount, provided that both before and after giving effect thereto, (i) no Unmatured

Event of Default or Borrowing Base Deficiency shall have occurred and be continuing and (ii) the amount remaining on deposit in the Interest Collection Subaccount, together with amounts reasonably expected to be received on the Loan Assets prior to the next Determination Date, will be sufficient to pay all amounts required to be paid on the related Payment Date pursuant to clauses (i) through (iv) of Section 2.06(a), and (z) on any quarterly Payment Date, from amounts available pursuant to Sections 2.04(a)(xiii) and 2.04(b)(vi).

(n) ERISA Matters. The Borrower will not (i) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could reasonably be expected to result in an ERISA Event that, in the aggregate, would reasonably be expected to subject the Borrower to any material Tax, material penalty or other material liability, or (ii) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could result in the imposition of a Lien on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan. The Borrower will not become a Benefit Plan Investor or a Governmental Plan or other plan subject to Similar Law.

(o) Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(p) Change of Jurisdiction, Location, Names or Location of Loan Files. The Borrower shall not change the jurisdiction of its formation, make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Files from the location thereof on the Closing Date, unless the Administrative Agent shall consent to such move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith.

(q) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

(r) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.01(hh) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.02.

Section 5.03 Affirmative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Law to which it may be subject, including those with respect to servicing the Collateral or any part thereof.

(b) Preservation of Company Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Collateral. The Servicer will duly fulfill and comply in all material respects with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with its undertaking as the Servicer or in its capacity as the Transferor under the Purchase and Sale Agreement.

(d) Keeping of Records and Books of Account.

(i) The Servicer will maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(ii) [Reserved].

(iii) The Servicer will on or prior to the Closing Date, mark its internal records to reflect the ownership of the Collateral by the Borrower.

(e) Preservation of Security Interest. The Servicer (at the Borrower’s expense) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing.

(f) Taxes. The Servicer will file its tax returns, if any, and pay any and all Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(l)).

(g) Deposit of Collections. The Servicer shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(h) Special Purpose Entity Requirements. At the Borrower’s expense, the Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and 5.01(b) and 5.02(a) and 5.02(b); provided that, for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.01(b)(xvi) or subsection 5.02(a)(v).

(i) [Reserved.]

(j) Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(k) Instructions to Agents and Obligors. Subject to Section 6.04(d), the Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Servicer shall take steps consistent with the Servicing Standard to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(l) Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(m) Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Underlying Instruments) including, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Underlying Instruments, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

(n) Disregarded Entity. The Servicer shall cause the Borrower to be disregarded as an entity separate from the Transferor pursuant to Treasury Regulation Section 301.7701-3(b)(ii) and shall cause that neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from the Transferor under Treasury Regulation Section 301.7701-3(c).

(o) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.03(p) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.03.

Section 5.04 Negative Covenants of the Servicer.

From the Closing Date until the Collection Date:

(a) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i) the Servicer has delivered to the Administrative Agent and each Lender an Officer’s Certificate and, other than in the case of a consolidation, merger, conveyance or transfer to Apollo Credit Management, LLC or a Qualified Apollo Affiliate, an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may request;

(ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender;

(iii) after giving effect thereto, no Event of Default or Servicer Default or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Default shall exist; and

(iv) other than in the case of a consolidation, merger, conveyance or transfer to Apollo Credit Management, LLC or a Qualified Apollo Affiliate, the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer.

(b) Change of Name or Location of Loan Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Collateral from the address set forth under its name on the signature pages hereto, or change the jurisdiction of its formation, unless the Servicer has provided prior written notice to the Administrative Agent, or (y) move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date (or relevant date of delivery), unless the Administrative Agent shall consent of such change or move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.

(c) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(d) Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(e) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.

(f) Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to purchases from any third party seller so as to not at any time cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes or cause more than 50% of the Loan Assets owned by the Borrower to consist of real estate mortgages as defined in Treasury Regulation Section 301.7701(i)-1 of the Code.

Section 5.05 Affirmative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Negative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.

Section 5.07 Affirmative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at its address located at The Depository Trust Company, 570 Washington Boulevard – 5th floor, Jersey City, New Jersey 07310, Attention: BNY Mellon/Branch Deposit Department unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

Section 5.08 Negative Covenants of the Collateral Custodian.

From the Closing Date until the Collection Date:

(a) Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b) No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01 Appointment and Designation of the Servicer.

(a) Initial Servicer. The Borrower hereby appoints Apollo Debt Solutions BDC, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. Until the Administrative Agent gives Apollo Debt Solutions BDC a Servicer Removal Notice, Apollo Debt Solutions BDC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b) Servicer Removal Notice. The Borrower, the Servicer, each Lender and the Administrative Agent hereby agree that, upon the occurrence of an Event of Default (including, as a result of a Servicer Default), the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Agent) (a “Servicer Removal Notice”), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Removal Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Removal Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Removal Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fee therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Removal Notice, the Administrative Agent may, with the consent of the Required Lenders, appoint a replacement servicer (the “Replacement Servicer”), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion; provided that, in determining whether the Required Lenders have consented to such appointment, any Lender who has not provided its consent or objected to such appointment within ten (10) Business Days after the Administrative Agent proposes a replacement servicer will be deemed to have consented to such appointment. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer becomes the successor to the Servicer.

(d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.

(e) Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement as to the Servicer and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral.

(f) Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Default.

(g) Waiver. The Borrower acknowledges that, after delivery of a Servicer Removal Notice, the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.

Section 6.02 Duties of the Servicer.

(a) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the delivery of a Servicer Removal Notice, but subject to the terms of this Agreement (including, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i) supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii) maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, Collateral Custodian or the Collateral Agent may from time to time request;

(v) identifying each Loan Asset in its internal servicing records to reflect the ownership of such Loan Asset by the Borrower;

(vi) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(vii) maintaining the Loan File with respect to Loan Assets included as part of the Collateral;

(viii) directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;

(ix) directing the sale or substitution of Collateral in accordance with Section 2.07;

(x) providing advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;

(xi) instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xii) delivering the Loan Files and a Loan Asset Schedule to the Collateral Custodian;

(xiii) [reserved]; and

(xiv) complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Transferor or the Servicer acts as lead agent with respect to any Loan Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the related loan syndication Underlying Instruments has the right to do so.

(b) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a Replacement Servicer), the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder, unless one of them becomes a Replacement Servicer hereunder.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.03 Authorization of the Servicer.

(a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all steps consistent with the Servicing Standard in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral by the Transferor to the Borrower under the Purchase and Sale Agreement and, thereafter, the Grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral. The Transferor, the Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b) After the declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.04 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral.

(i) The Servicer will collect, or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(ii) In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or supplement to any Underlying Instrument, all in accordance with the Servicing Standard; provided that the prior written consent of the Required Lenders shall be required if an Event of Default has occurred and is continuing or would result from such amendment, waiver or supplement.

(iii) Subject to the requirements of Section 6.04(a)(ii), the Borrower (or the Servicer on the Borrower’s behalf) may vote in favor of a Maturity Amendment with respect to a Loan Asset only if (a) the Weighted Average Life Test will be satisfied, or (b) the Administrative Agent has provided its prior written consent; provided that any such vote in favor of a Maturity Amendment made without the prior written consent from the Administrative Agent (x) shall result in such Loan Asset ceasing to qualify as an Eligible Loan Asset and (y) no Borrowing Base Deficiency shall have resulted from such Loan Asset ceasing to be an Eligible Loan Asset.

(b) Acceleration. The Servicer shall be entitled at its discretion, in accordance with the Servicing Standard, to accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset in the event that such Loan Asset becomes defaulted.

(c) Taxes and other Amounts. The Servicer will use efforts consistent with the Servicing Standard to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Underlying Instruments and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(d) Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors and/or the related administrative agent, as applicable, to make all payments in respect of the Collateral directly to the Collection Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.

(e) Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that, after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) regardless of any provision in any other agreement, for purposes of the UCC and, to the extent a securities account, for purposes of the Hague Convention on the law applicable to certain rights in respect of securities held with an intermediary (the “Hague Convention”), with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention. All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.

(f) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Asset Granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.

(g) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.05 Realization Upon Loan Assets. The Servicer may, in its discretion and consistent with the Servicing Standard, foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Related Collateral relating to a Defaulted Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer will comply with the Servicing Standard and in all material respects with Applicable Law in realizing upon such Related Collateral, and employ practices and procedures consistent with the Servicing Standard to enforce all obligations of Obligors foreclosing upon, repossessing and causing the sale of such Related Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Servicer may cause the sale of any such Related Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair value thereof as determined by the Servicer in accordance with the Servicing Standard. In any case in which any such Related Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Related Collateral in a manner inconsistent with the Servicing Standard. The Servicer will remit, or cause to be remitted, to the Collection Account the Recoveries received in connection with the sale or disposition of Related Collateral relating to a Defaulted Loan.

Section 6.06 Servicer Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fee and reimbursed its reasonable out-of-pocket expenses as provided in Section 2.04.

Section 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all fees and expenses owing to any bank or trust company in connection with the maintenance of the Controlled Accounts. The Servicer may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04.

Section 6.08 Reports to the Administrative Agent; Account Statements; Servicer Information.

(a) The Servicer shall provide to the Administrative Agent, Lenders and/or Collateral Agent the documents and information set forth in Exhibit P on or prior to the date required pursuant to Exhibit P. Each Servicing Report shall constitute instructions by the Servicer (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified herein. The Servicer shall notify the Administrative Agent on the Reporting Date if the Servicing Report will not be delivered to the Lenders, the Administrative Agent and the Collateral Agent on such Reporting Date.

(b) Electronic Format. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to paragraph 6.4 of Exhibit P and this Article VI shall be delivered to such Secured Party in an electronic format acceptable to the Administrative Agent.

Section 6.09 [Reserved].

Section 6.10 Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a nationally recognized auditing firm (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender and the Collateral Agent within one hundred and twenty (120) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2022, a report covering such fiscal year to the effect that such auditors have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent may provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such auditors that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such auditors shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 6.11 Procedural Review of Loan Assets; Access to Servicer and Servicer’s Records.

(a) The Servicer shall permit the Administrative Agent (or any Person designated by the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to visit and inspect its records and documents, subject to the terms and conditions set forth in paragraph 2 of Exhibit P.

(b) The Borrower shall bear the costs and expenses of all audits and inspections permitted by paragraph 2 of Exhibit P, (at an annual cost not to exceed $50,000 unless an Event of Default, Unmatured Event of Default or Servicer Default has occurred and is continuing). Neither the Servicer nor the Borrower shall, unless an Event of Default, Unmatured Event of Default or Servicer Default, be required to pay a combined total amount of more than $50,000 in any twelve-month period.

Section 6.12 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer pursuant to clause (a) above shall be made by written advice of counsel. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) a default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower, the Servicer or the Transferor, including any Yield, any Unused Fee or any other fee, and, in the case of clause (ii), such failure to pay is not cured within two (2) Business Days after the same becomes due, unless such failure to pay is due to the action or inaction of the Collateral Agent, in which case such failure to pay is not cured within three (3) Business Days after the same becomes due; or

(b) any failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations, including, but not limited to, any Prepayment Premium; or

(c) the failure on any Payment Date to disburse amounts in the Collection Account in accordance with Section 2.04, and such failure to pay is not cured within two (2) Business Days after the same becomes due, unless such failure to pay is due to the action or inaction of the Collateral Agent, in which case such failure to pay is not cured within three (3) Business Days after the same becomes due; or

(d) (i) any of the Borrower, the Transferor or the Servicer shall, (x) with respect to the Borrower, fail to pay any principal of, or premium or interest on, any Indebtedness for borrowed money (other than the Obligations) in excess of $500,000 and (y) with respect to the Transferor or the Servicer, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) in excess of $25,000,000 when the same becomes due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other default by any of the Borrower, the Transferor or the Servicer under any agreement, contract, document or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate the maturity of such Indebtedness or, solely with respect to the Borrower, to permit the acceleration of the maturity of such Indebtedness; or (iii) any such Indebtedness is in fact declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or

(e) except as otherwise provided in this definition of “Event of Default,” a default in the performance, or breach, of any other covenant or other agreement of the Borrower or the Transferor in the Transaction Documents and, if such default or breach is capable of being cured, such default or breach continues for thirty (30) days following the earlier of (i) receipt of written notice thereof by the Borrower or the Transferor and (ii) the Borrower or the Transferor obtaining knowledge thereof (it being understood, without limiting the generality of the foregoing, that the failure to satisfy any Collateral Quality Test is not, in and of itself, an Event of Default and the existence of a Borrowing Base Deficiency is not, in and of itself, an Event of Default except to the extent provided in clause (k) immediately below); or

(f) the occurrence of a Bankruptcy Event relating to the Borrower, the Transferor or the Servicer; or

(g) the occurrence of a Servicer Default; or

(h) (i) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of (x) $500,000 against the Borrower or (y) $25,000,000 against the Transferor or the Servicer, as applicable, and the Borrower, the Transferor or the Servicer, as applicable, shall not within forty-five (45) days have either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or the Transferor to enforce any such judgment; or (iii)(x) the Borrower shall have made payments of amounts in excess of $500,000, or (y) the Transferor or the Servicer, as applicable, shall have made payments of amounts in excess of $25,000,000, in either case, in the settlement of any litigation, claim or dispute (excluding payments actually made from insurance proceeds); or

(i) the failure of the Borrower to qualify as a bankruptcy remote entity based upon customary criteria or the failure to satisfy Section 5.01(d) or Section 5.03(j) such that Dechert LLP or another law firm reasonably acceptable to the Administrative Agent could no longer render a customary non-consolidation opinion with respect thereto; or

(j) (1) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor, or the Servicer,

(2) the Borrower, the Transferor, the Servicer or any Governmental Authority, shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(3) any security interest in any Collateral securing any Obligation shall, in whole or in part, cease to be a first priority perfected security interest except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(k) a Borrowing Base Deficiency exists and has not been remedied in accordance with Section 2.06 within the time period set forth therein; provided that, during the period of time that such event remains unremedied, any payments required to be made on a Payment Date shall be made under Section 2.04(c); or

(l) the Borrower shall become required to register as an “investment company” in accordance with the 1940 Act or the arrangements contemplated by the Transaction Documents shall become required to register as an “investment company” in accordance with the 1940 Act; or

(m) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor; or

(n) (i) the occurrence of an ERISA Event or a Servicer ERISA Event that would reasonably be expected to result in material liability to the Borrower, or (ii) the Borrower or the Servicer becomes a Benefit Plan Investor or a Governmental Plan or other plan subject to Similar Law; or

(o) any Change of Control shall occur; or

(p) any representation, warranty or certification made by the Borrower, the Transferor or the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect or, if qualified as to materiality or Material Adverse Effect, in all respects, when made and continues to be unremedied for thirty (30) days following the earlier of (i) receipt of written notice thereof by the Borrower, the Transferor or the Servicer and (ii) the Borrower, the Transferor or the Servicer obtaining knowledge thereof; or

(q) the Borrower ceases to have a valid ownership interest (or a perfected, first priority precautionary back-up security interest granted by the Transferor (which the Borrower shall have collaterally assigned to the Collateral Agent)) in all of the Collateral; or

(r) subject to Section 2.02(g), the Transferor fails to transfer to the Borrower the applicable Loan Assets and the Related Asset on an Advance Date; or

(s) (i) failure of the Borrower to maintain at least one Independent Manager, (ii) the removal of any Independent Manager of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent or (iii) an Independent Manager of the Borrower which is not provided by a service listed on a list approved by the Administrative Agent of pre-approved nationally recognized services is appointed without the consent of the Administrative Agent; or

(t) the failure to satisfy the Financial Covenant Test.

then the Administrative Agent or the Required Lenders, may, by notice to the Borrower, declare the “Facility Maturity Date” to have occurred; provided that, in the case of any event described in Section 7.01(f) above, the “Facility Maturity Date” shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Revolving Period shall end and the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement or from any other third party and shall cease originating Loan Assets, (ii) the Administrative Agent or the Required Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, (iii) the Administrative Agent may terminate the Servicer by providing a Servicer Removal Notice in accordance with Section 6.01(b), and (iv) all proceeds and distributions in respect of the Collateral shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including, the Servicer), during the continuation of an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Collateral Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, Applicable Margin shall be increased pursuant to the definition thereof, effective as of the date of the occurrence and during the continuation of such Event of Default, and shall apply on each day after the occurrence of such Event of Default.

Section 7.02 Additional Remedies of the Administrative Agent.

(a) If, upon the declaration or automatic occurrence of the Facility Maturity Date (including, the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Obligations.

(b) The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral on the date the Administrative Agent or all of the Lenders declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral in the same manner or on the same Business Day.

(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.

(d) Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine. Pursuant to the UCC, each of the Borrower and the Collateral Agent hereby specifically agrees (x) that it shall not raise any objection to a Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in various no action letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC and (2) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Collateral at such a sale.

(e) Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.

(f) The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower. Without limiting the foregoing, the Administrative Agent and the Lenders and each of their respective Affiliates is hereby authorized after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Administrative Agent, any such Lender or any such Affiliate, to or for the credit or the account of the Borrower or the Transferor, as applicable, against any and all of the obligations of the Borrower or the Transferor, as applicable, now or hereafter existing under this Agreement or any other Transaction Document to the Administrative Agent, any such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, any such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower or the Transferor, as applicable, may be contingent or unmatured or are owed to a branch, office or Affiliate of the Administrative Agent or any such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, any such Lender or their respective Affiliates may have. The Administrative Agent and the Lenders agree to notify the Borrower and the Collateral Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(g) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h) Each of the Borrower and the Servicer hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Facility Maturity Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(i) The Administrative Agent is hereby authorized and empowered, during the existence of an Event of Default and at all times following the Facility Maturity Date, on behalf of the Borrower or the Transferor, to endorse the name of the Borrower or the Transferor, as applicable, upon any check, draft, instrument, receipt, instruction, or other document or agreement or item, coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of the Borrower or the Transferor, as applicable, either before or after demand of payment on the Obligations but only during the existence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to preserve the security interests and Liens in the Collateral or to secure the repayment of the Obligations, and the Administrative Agent shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 2.04 hereof.

Section 7.03 Option to Purchase Collateral. Notwithstanding anything to the contrary herein or in any Transaction Document, in connection with any liquidation or disposition in full of the Collateral, including without limitation, upon the termination of the Commitments following the occurrence and during the continuation of an Event of Default, the Transferor and/or any of its Affiliates shall have the right to purchase the Collateral subject to such liquidation or at a purchase price at least equal to the sum of the then outstanding Obligations, as reasonably determined by the Administrative Agent. Any such party may exercise such right by delivering written notice to the Administrative Agent of its election to exercise such right (an “Exercise Notice”) which shall include a proposed purchase price and be delivered not later than one (1) Business Day after the date that the Borrower or the Servicer receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable. Once an Exercise Notice is delivered to the Administrative Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the price referenced above, for settlement within the normal settlement period for such Collateral. The cash purchase price must be received no later than ten (10) Business Days after the date that the Borrower or the Servicer receives notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitments, as applicable, or, if earlier, upon settlement of the loan transfers. Neither the Collateral Agent, the Administrative Agent nor any Lender shall cause the liquidation of the Collateral to occur during the time that the Transferor and its Affiliates are entitled to provide an Exercise Notice.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnities by the Borrower.

(a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article VIII) against, and to hold each Indemnified Party harmless from, any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of, in any way connected with, or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders); provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses (i) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted solely from the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party or (ii) result from the uncollectibility of any Loan Asset due to the Obligor’s financial inability to pay.

(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within two (2) Business Days following the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.

(e) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Servicer, the Account Bank or the Collateral Custodian and the termination of this Agreement.

Section 8.02 Indemnities by Servicer.

(a) Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party arising out of or in connection with any (i) acts or omissions of the Servicer constituting bad faith, gross negligence or willful misconduct on the part of the Servicer in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (ii) breach of any representation or warranty under this Agreement or any other Transaction Document by the Servicer or (iii) failure by the Servicer to comply with any term, provision or covenant contained in this Agreement or any other Transaction Document; provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such Indemnified Amounts (x) are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted solely from the gross negligence or willful misconduct on the part of such Indemnified Party claiming indemnification hereunder, (y) resulting from the performance of the Loan Assets (including without limitation any change in the market value of such Loan Asset) unless such loss resulting from the performance of such Loan Asset is due to the action or inaction of the Servicer arising in connection with any of the items described in sub-clauses (i), (ii) or (iii) above of this clause (a), or (z) to the extent that any such Indemnified Amounts result from a claim solely between or among Lenders and not arising out of any act or omission on the part of the Servicer. In no case shall the Servicer be responsible for any Indemnified Party’s lost revenues or lost profits. This Section 8.02 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) Any Indemnified Amounts shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within two (2) Business Days following receipt by the Servicer of the Administrative Agent’s written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

(c) If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.

(d) The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Borrower, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral.

Section 8.03 Waiver of Certain Claims. To the extent permitted by Applicable Law, none of the Borrower or the Servicer shall assert, and each hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents.

Section 8.04 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02, as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable and documented legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense; provided, further, that if any Action asserts any liability of The Bank of New York Mellon Trust Company, National Association in its individual capacity, The Bank of New York Mellon Trust Company, National Association shall have the right to retain its own counsel, at the expense of the Indemnifying Party, to defend itself in such Action. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.05 After-Tax Basis. Indemnification under Sections 8.01 and Section 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01 The Administrative Agent.

(a) Appointment. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender. Each Lender further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible (other than on behalf of itself) for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; and (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may deem and treat the payee of any portion of any Advance and the I/O Loan as the owner thereof for all purposes unless such Advance or the I/O Loan, as applicable, shall have been transferred in accordance with this Agreement and all actions required by such section in connection with such transfer shall have been taken.

(d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have consented to the relevant action.

(e) Notice of Event of Default, Unmatured Event of Default or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Default, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Default and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default” or “Notice of Servicer Default,” as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Default as may be requested by the Required Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.

(f) Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(g) Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder, including, but not limited to, the payment of principal, interest and fees. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.

(h) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Required Lenders shall appoint a successor Administrative Agent, subject to the approval of the Borrower (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Facility Maturity Date). Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (x) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (y) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(j) Certain Rights of the Administrative Agent. The rights of the Administrative Agent shall include (i) directing the Collateral Agent to convert amounts denominated in any Eligible Currency to any other Eligible Currency (as determined by the Administrative Agent using the Spot Rate) for the purposes specified hereunder and (ii) directing the Collateral Agent to convert amounts denominated in any Eligible Currency to any other Eligible Currency for any permitted purpose hereunder.

ARTICLE X

COLLATERAL AGENT

Section 10.01 Designation of Collateral Agent.

(a) Initial Collateral Agent. Each of the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

(b) Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent or the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.

(c) Secured Party. The Administrative Agent and the Lenders hereby appoint the Bank, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral. The Bank, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).

Section 10.02 Duties of Collateral Agent.

(a) Appointment. The Lenders and the Administrative Agent each hereby appoints the Bank to act as Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Agent shall calculate amounts (based upon information provided by the Servicer or the Administrative Agent, as applicable, upon which the Collateral Agent may conclusively rely) to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05);

(ii) The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05.

(iii) The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence and continuation of an Event of Default, or the Administrative Agent, after the occurrence of, and continuation of, an Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(iv) As promptly as possible after the Closing Date, and in any event no later than fifteen (15) days after the Closing Date, the Collateral Agent shall create a database (the “Collateral Database”) with respect to the Loan Assets held by the Borrower on the Closing Date, which Collateral Database shall include all information reasonably requested by the Administrative Agent with respect to the Loan Assets and the Collateral, on an individual Loan Asset basis and on a portfolio basis. The Collateral Agent shall permit access to the information in the Collateral Database by the Servicer, the Borrower and the Administrative Agent no later than fifteen (15) days after the Closing Date. Within fifteen (15) days after the Closing Date, the Collateral Agent shall provide a daily report to the Servicer, the Borrower and the Administrative Agent, in an electronic format and in scope mutually acceptable to the Collateral Agent, the Servicer, the Borrower and the Administrative Agent, that summarizes the material information contained in the Collateral Database, including, without limitation, the Excess Concentration Amount (and details thereof), the Outstanding Balance of the Collateral and balances of the Controlled Accounts. The Collateral Agent shall update the Collateral Database promptly for Loan Assets and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates.

(v) The Collateral Agent shall establish the Collection Account and the Unfunded Exposure Account in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties. The Collection Account and the Unfunded Exposure Account each may contain any number of subaccounts for the convenience of the Collateral Agent or as required by the Administrative Agent for convenience in administering such accounts or the Collateral, including to segregate different Eligible Currencies. In connection with the establishment of such accounts and to help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Collateral Agent will ask for documentation to verify its formation and existence as a legal entity. The Collateral Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent an entity or other relevant documentation.

(vi) The Collateral Agent shall track the receipt and daily allocation of cash to the Interest Collection Subaccount and Principal Collection Subaccount and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Subaccount and Principal Collection Subaccount as of the close of business on the preceding Business Day.

(vii) The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10.

(viii) The Collateral Agent shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Agent.

(c) (i) The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations, or impose the Borrower’s or the Servicer’s obligations on the Collateral Agent, to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 5.01(j).

(ii) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) expressly so directed by the Administrative Agent. The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Pledge Agreement and Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Pledge Agreement and Control Agreement in such capacity.

Section 10.03 Merger or Consolidation. Any Person (a) into which the Collateral Agent may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (c) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 10.04 Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent’s entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of: (a) its removal as Collateral Agent pursuant to Section 10.05 or (b) the termination of this Agreement.

Section 10.05 Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided, further, that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.

Section 10.06 Limitation on Liability.

(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon the written (including electronic) instructions of any designated officer of the Administrative Agent.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral or as to whether any of the Collateral satisfies the Eligibility Criteria (except as expressly set forth in this Agreement). The Collateral Agent shall not be obligated to take any action hereunder (including any action at the direction of the Administrative Agent or the Servicer) that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

(j) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Transferor, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Administrative Agent, the Servicer, the Transferor or any other Person in furnishing necessary, timely and accurate information to the Collateral Agent. The Collateral Agent shall not be liable for the acts or omissions of the Administrative Agent, the Servicer, the Transferor the Collateral Custodian or any other Person under this Agreement and shall not be required to monitor the performance of the Administrative Agent, the Servicer, the Transferor or the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Administrative Agent, the Servicer, the Transferor or the Collateral Custodian under this Agreement.

(k) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes, lockouts, embargo, government action (including any laws, ordinances, regulations), interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement. The Collateral Agent may execute any of its duties by or through its subsidiaries, affiliates, agents or attorneys-in-fact; provided that, no such delegations shall relieve the Collateral Agent of its responsibilities with respect to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any non-Affiliated agents or attorney-in-fact selected by it with reasonable care.

(l) The Collateral Agent and its respective affiliates, directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower, the Servicer, the Transferor or the Administrative Agent; (iii) the satisfaction of any condition specified in Article III or (iv) the validity, effectiveness or genuineness of this Agreement, the other Transaction Documents or any other instrument or writing furnished in connection herewith. Without prejudice to the Collateral Agent’s duties under this Article X or any other provision of any Transaction Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Loan Asset or any other Collateral under any circumstances, including if payment is refused after due demand.

(m) In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the relevant party to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. In the absence of an instruction from the Borrower, the Servicer, the Transferor or the Administrative Agent, as applicable, pursuant to the terms of this Agreement, all funds in any account held under this Agreement shall be held uninvested.

(n) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Banking Laws”), the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Banking Laws.

(o) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any of the Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any of the Collateral or responsibility for (i) ascertaining or taking action with respect to calls, maturities, tenders or other matters relative to any of the Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Collateral.

(p) Without limitation to the provisions set forth herein, the Collateral Custodian and the Account Bank shall have the same rights, protections, benefits, immunities and indemnities afforded to the Collateral Agent pursuant to this Article X; provided that, such rights, protections and benefits shall be in addition to any rights, protections and benefits afforded the Collateral Custodian and the Account Bank (as the case may be) under this Agreement or any other Transaction Documents.

Section 10.07 Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than ninety (90) days’ written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within forty-five (45) days after the giving of such notice of resignation, the resigning or removed Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed. For the avoidance of doubt, any Collateral Agent Fees and Collateral Agent Expenses shall be payable to the Collateral Agent so resigning until such time as a successor Collateral Agent shall have been appointed.

ARTICLE XI

COLLATERAL CUSTODIAN

Section 11.01 Designation of Collateral Custodian.

(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 11.01. The Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 11.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 11.02 Duties of Collateral Custodian.

(a) Appointment. The Administrative Agent hereby appoints the Bank to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b) Duties. From the Closing Date until its removal pursuant to Section 11.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents, the related Loan Asset Schedule and a hard copy of the Loan Asset Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed (either an original or a copy, as indicated on the Loan Asset Checklist) and have no mutilated pages, (B) if listed on the Loan Asset Checklist, filed stamped copies of the UCC and other filings (required by the Required Loan Documents) are included, (C) if listed on the Loan Asset Checklist, a copy of an Insurance Policy (or evidence thereof) with respect to any real or personal property constituting the Related Collateral is included, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the related Loan Asset Schedule (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (I) the original balance of the Loan Asset with respect to which it has received Required Loan Documents is less than as set forth on the Loan Asset Schedule, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one (1) Business Day, or (II) any Review Criteria is not satisfied, the Collateral Custodian shall within one (1) Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five (5) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. In addition, if requested in writing (in the form of Exhibit J) by the Servicer and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the Collateral Custodian shall have no duty or obligation with respect to any Loan Asset Checklist delivered to it in electronic form.

(ii) In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided further that the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.

(iii) All Required Loan Documents in physical form shall be kept in fire resistant vaults, rooms or cabinets at the address of the Collateral Custodian located at The Depository Trust Company, 570 Washington Boulevard – 5th floor, Jersey City, New Jersey 07310, Attention: BNY Mellon/Branch Deposit Department, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least thirty (30) days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to the Transferor and its Affiliates and subsidiaries.

(iv) On the first Business Day following the Reporting Date of each month, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan Asset for which it holds Required Loan Documents and the applicable Review Criteria that any Loan Asset fails to satisfy as of such Reporting Date.

(v) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c) (i) The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit J), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 11.03 Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 11.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to Section 11.05, (b) its resignation as Collateral Custodian pursuant to Section 11.07 of this Agreement or (c) the termination of this Agreement.

Section 11.05 Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.

Section 11.06 Limitation on Liability.

(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions (including electronic) of any designated officer of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral or as to whether any of the Collateral satisfies the Eligibility Criteria (except as expressly set forth in this Agreement). The Collateral Custodian shall not be obligated to take any action hereunder (including any action at the direction of the Administrative Agent or the Servicer) that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral. The Collateral Custodian shall in no event have any liability for the actions or omissions of the Administrative Agent, the Servicer or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Administrative Agent, the Servicer or any other Person. The Collateral Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Administrative Agent, the Servicer or any other Person in furnishing necessary, timely and accurate information to the Collateral Custodian.

(h) Subject in all cases to the last sentence of Section 11.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Transferor, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).

(j) In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes, lockouts, embargo, government action (including any laws, ordinances, regulations), interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

Section 11.07 Collateral Custodian Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than ninety (90) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit J. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed. If no successor collateral custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within forty-five (45) days after the giving of such notice of resignation or of a

Collateral Custodian Termination Notice, the resigning or removed Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed. For the avoidance of doubt, any Collateral Custodian Fees and Collateral Custodian Expenses shall be payable to the Collateral Custodian so resigning until such time as a successor Collateral Custodian shall have been appointed.

Section 11.08 Release of Documents.

(a) Release for Servicer. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit J, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit J.

(b) Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.

(c) Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received) in connection with such payment or repurchase have been credited to the Collection Account, the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.

Section 11.09 Return of Required Loan Documents. The Borrower may, with the prior written notice to the Administrative Agent, require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.14, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit J hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.

Section 11.10 Access to Certain Documentation and Information Regarding the Collateral. The Collateral Custodian shall provide to the Administrative Agent and each Lender access to the Required Loan Documents and all other documentation regarding the Collateral including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two (2) Business Days prior written request, (b) during normal business hours and (c) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 11.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Servicer (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral; provided that, prior to the occurrence and during the continuance of an Event of Default, such review shall be conducted no more than one time in any calendar year.

Section 11.11 Bailment. The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Section 11.12 Reallocation of Advances. Any reallocation of Advances among Lenders pursuant to an Assignment and Acceptance executed by such Lender and its assignee(s) and delivered pursuant to Section 12.04 or pursuant to a Joinder Supplement executed and delivered pursuant to Section 12.04 in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Custodian pursuant to the wiring instructions provided by the Collateral Custodian, and the Collateral Custodian shall subsequently wire the funds related to such Advances (pro rata in accordance with each such Lender’s Commitment) to the applicable selling Lender(s) pursuant to the wiring instructions provided by each such selling Lender; provided that the Collateral Custodian shall not fund such wire until it has received an executed Assignment and Acceptance or Joinder Supplement, as applicable.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Amendments and Waivers.

(a) (i) No amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Servicer, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written consent of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding the provisions of Section 12.01(a), (A) the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding or the Yield thereon, (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this Section 12.01, (iv) extending the Stated Maturity or clause (a) of the definition of “Commitment Termination Date” (or any modification to the definition of “Revolving Period” that has a similar effect), (v) modifying the definition of “Required Lenders” or modifying any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (vi) modifying or waiving the provisions of Section 2.04, (vii) directly or indirectly, releasing or subordinating (or agreeing to release or subordinate) any Lien or claim on any Collateral, except as expressly permitted under the Transaction Documents on the Fourth Amendment Effective Date, (viii) waiving or otherwise modifying any condition set forth in Section 3.02, (ix) modifying the definition of “Adjusted Borrowing Value,” “Advance Rate,” “Availability,” “Borrowing Base,” “Borrowing Base Deficiency,” “Borrowing Base Test,” “Collateral,” “Concentration Limitations,” “Dollar Equivalent,” “Diversity Test,” “Eligible Currency” (in a manner that would include an additional currency), “Eligible Loan Asset” (in a manner that would reduce or make less-restrictive the requirements for a Loan Asset to be an Eligible Loan Asset), “Excess Concentration Amount,” “Specified Loan Asset,” “Weighted Average Life Test,” “Weighted Average Spread Test,” “Unused Fee” or “Unused Fee Rate” (including, in each case, any material component definition(s) thereof), or (x) waiving, amending or modifying an Event of Default, and (B) the written consent of each Lender adversely affected thereby shall be required for any amendment, modification or waiver (i) extending or increasing the Commitment of such Lender (or reinstating any Commitment terminated pursuant to the terms hereof (including any extension of the “Commitment Termination Date” (including, in each case, any component definition(s) thereof) (and, for the avoidance of doubt, such extended or increased Lender shall be deemed to be adversely affected; provided that, increasing the Commitment of any Lender on a non-pro rata basis will not be deemed to adversely affect any other Lender)), (ii) modifying any other provision of this Agreement in a manner that would adversely affect the rights of any Lender in a manner disproportionate (in relation to such Lender’s Pro Rata Share, including any payments (and their priority) to the Lenders provided for therein) to the effect of such amendment, modification or waiver on any other Lender, (iii) resulting in the incurrence of (or otherwise permitting the incurrence of) any senior or pari passu indebtedness or (iv) reducing any fee, premium, expense or other amount payable to such Lender under any Transaction Document (or postponing any date for payment thereof).

Section 12.02 Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail (“email”) or by hand delivery, to such party’s address set forth below:

BORROWER:	Mallard Funding LLC
c/o Apollo Debt Solutions BDC
3 Bryant Park
New York, New York 10036
Attention: Amit Joshi
Email: ajoshi@apollo.com
Phone: (917) 286-5698

SERVICER AND TRANSFEROR:	Apollo Debt Solutions BDC
3 Bryant Park
New York, New York 10036
Attention: Amit Joshi
Email: ajoshi@apollo.com
Phone: (917) 286-5698

ADMINISTRATIVE AGENT:	Morgan Stanley Senior Funding, Inc.
1585 Broadway, 24th Floor
New York, New York 10036
Attention: FID Secured Lending Group
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com

With a copy to:
Morgan Stanley Bank, N.A.
1300 Thames Street Wharf
Baltimore, MD 21231
Attention: CLO Team
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com

COLLATERAL AGENT:	The Bank of New York Mellon Trust Company,
National Association
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Global Corporate Trust – Mallard Funding
E-mail: Apollo_Mallard_FD_Lite@bnynotices.com

ACCOUNT BANK:	The Bank of New York Mellon Trust Company,
National Association
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Global Corporate Trust – Mallard
Funding
E-mail: Apollo_Mallard_FD_Lite@bnynotices.com

LENDER:	Morgan Stanley Bank, N.A.
201 South Main Street
Salt Lake City, Utah 84111-2215
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com

With copies to:

Morgan Stanley Bank, N.A.
1585 Broadway, 24th Floor
New York, New York 10036
Attention: FID Secured Lending Group
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com

Morgan Stanley Bank, N.A.
1300 Thames Street, Thames Street Wharf
Baltimore, Maryland 21231
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com

or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by email, when received.

The Bank (in each of its capacities) shall have the right to accept and act upon instructions (“Instructions”), including funds transfer instructions, given pursuant to this Agreement or any other Transaction Document and delivered using Electronic Means; provided, however, that the Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender, as applicable, shall provide to the Bank an incumbency certificate (in the form provided by the Bank and acceptable to the Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender, as applicable) listing officers with authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender, as applicable, whenever a person is to be added or deleted from the listing. If the Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank’s reasonable understanding of such Instructions shall be deemed controlling. The Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender each understands and agrees that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that it believes in good faith to have been sent by an Authorized Officer listed in the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to the Bank and that the Borrower, the Administrative Agent, the Servicer, the Transferor, each Lender and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender, as applicable. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reasonable, good faith reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, subject to the duty of care applicable to such Person acting in such capacity. The Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, the Administrative Agent, the Servicer, the Transferor and each Lender, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances and (iv) to notify the Bank immediately upon learning of any compromised or unauthorized use of the security procedures.

Section 12.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. With the prior written consent of the Administrative Agent (unless such assignment is to an Affiliate of a Lender or is otherwise required by Applicable Law), each Lender and their respective successors and assigns may assign, grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance or the I/O Loan (or portion thereof) to any Person; provided that, so long as no Event of Default has occurred and is continuing, the Borrower has provided its written consent (such consent not to be unreasonably withheld, conditioned or delayed) to such assignment to any Person that is not a Lender or an Affiliate of a Lender (but, for the avoidance of doubt, no such consent of the Borrower shall be required for (w) an assignment of the I/O Loan (or portion thereof), (x) any grant of a security interest or sale of a participation interest to any Person, (y) an assignment to a Lender or an Affiliate of a Lender or (z) an assignment that is required by Applicable Law); provided, further, that, so long as no Event of Default has occurred and is continuing, no such assignment or participation shall be made to any Person that is a Competitor. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance agreement in the form of Exhibit K hereto (an “Assignment and Acceptance”). The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent.

(b) Notwithstanding any other provision of this Section 12.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, rights to payment of principal and interest with respect to the Advances and/or the I/O Notional Loan Amount and interest with respect to the I/O Loan) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

(d) Upon the effectiveness of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents, any Advance and/or the I/O Loan pursuant to Section 12.04(a) and the delivery to the Administrative Agent of all assignment documentation and the Assignment and Acceptance, the Administrative Agent shall revise Annex A to reflect such assignment.

(e) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.05 Term of This Agreement. This Agreement, including, the Borrower’s representations and covenants set forth in Articles IV and V and the Servicer’s representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XII and the provisions of Section 2.10, Section 2.11, Section 12.07, Section 12.09 and Section 12.12 shall be continuing and shall survive any termination of this Agreement.

Section 12.06 GOVERNING LAW; JURY WAIVER.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT

OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS Section 12.06. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH OF THE PARTIES HERETO (OTHER THAN THE BANK) WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) JURY WAIVER. EACH OF THE PARTIES HERETO HEREBY (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS AGREEMENT; (2) ANY OTHER TRANSACTION DOCUMENT; OR (3) ANY CONDUCT, ACTS OR OMISSIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OF BORROWER, THE ADMINISTRATIVE AGENT, A LENDER, THE COLLATERAL AGENT, THE ACCOUNT BANK, THE COLLATERAL CUSTODIAN OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADMINISTRATIVE AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY

Section 12.07 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay on the Payment Date pertaining to the Remittance Period in which such cost is incurred all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian incurred in connection with (x) the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented out-of-pocket fees and expenses of (i) one outside counsel for the Administrative Agent and the Lenders (and, solely in the case of an actual or perceived conflict of interest, one additional outside counsel for the Administrative Agent and each group of affected Lenders similarly situated taken as a whole), (ii) one outside counsel to the Collateral Agent, the Account Bank and the Collateral Custodian, (iii) one local counsel for the parties included in each of clauses (i) and (ii) in each relevant jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional local counsel in each relevant jurisdiction for each group of affected parties similarly situated taken as a whole), and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay, on the Payment Date pertaining to a Remittance Period, all other costs and expenses incurred by the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Custodian and the Account Bank during such Remittance Period or any prior Remittance Period to the extent not previously paid, including, all costs and expenses incurred by the Administrative Agent and the Lenders in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records to the extent required or permitted hereunder.

(c) Nothing contained in this Section 12.07 shall relate to the payment of Taxes under the Transaction Documents other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 12.08 Further Assurances. The Borrower shall promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any of the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the security documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the security documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party.

Section 12.09 Recourse Against Certain Parties.

(a) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor or the Servicer or any other Person against the Administrative Agent or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(b) No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(c) The provisions of this Section 12.09 shall survive the termination of this Agreement.

Section 12.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior and contemporaneous oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lenders. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement.

Section 12.11 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.

(a) It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under

Applicable Law; (ii) as set forth in the Purchase and Sale Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv) below, for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement was deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.

(b) It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c) The Borrower agrees to treat, and shall cause the Transferor to treat, for all purposes, the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Transferor indicating that assets sold to the Borrower under the Purchase and Sale Agreement are owned by the Borrower that is consolidated in the Transferor’s financial statements, the creditors of the Borrower have received security interests in such assets and such assets are not intended to be available to the creditors of the Transferor (or any other affiliate of the Transferor).

Section 12.12 Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including any valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian (A) to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, and (B) that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of this Agreement, but not the terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.12(a) include, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent or the Collateral Custodian by each other, or (ii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any permitted prospective or actual assignee or participant of any of them to whom the Borrower has consented (solely to the extent the Borrower’s consent would be required in connection with any such assignment or participation); provided that such Person agrees to hold such information confidential, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known); (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Collateral Custodian’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Collateral Custodian or the

Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.

Section 12.13 Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.

Section 12.14 Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.15 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances or the I/O Loan, as applicable, owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances or the I/O Loan, as applicable, obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances or the I/O Loan, as applicable, owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 12.16 Failure of Borrower or Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(j), Section 5.02(p) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent’s demand therefor.

Section 12.17 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (a) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (b) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 12.18 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents the Borrower deems reasonably necessary or appropriate to evidence the termination of the Grant and other Liens securing the Obligations, all at the expense of the Borrower.

Section 12.19 Non-Petition.

(a) Each of the parties hereto (other than the Administrative Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Administrative Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 12.19(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 12.19(a).

(b) Each of the Borrower, the Servicer and the Transferor further agrees that (i) a breach of any of their respective covenants contained in Section 12.19(a) will cause irreparable injury to the Administrative Agent and the Lenders, (ii) the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 12.19(a) shall be specifically enforceable against the Borrower, the Servicer and the Transferor, and each of the Borrower, the Servicer and the Transferor hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants.

(c) The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.19, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.

(d) The provisions of this Section 12.19 shall survive the termination of this Agreement.

Section 12.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 12.21 Return of Certain Payments.

(a) Each Lender (and each participant of any Lender, by its acceptance of a participation) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (a “Recipient Lender”) from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Recipient Lender (whether or not known to such Recipient Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Recipient Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Recipient Lender under this Section 12.21(a) shall be conclusive, absent manifest error.

(b) Without limitation of clause (a) above, each Recipient Lender further acknowledges and agrees that if such Recipient Lender receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Recipient Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Recipient Lender agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.

(c) Any Payment required to be returned by a Recipient Lender under this Section 12.21 shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Recipient Lender to the date such amount is repaid to the Administrative Agent at the greater of SOFR and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Recipient Lender hereby agrees that it shall not assert and, to the fullest extent permitted by Applicable Law, permitted by Applicable Law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(d) The Borrower hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) the receipt by any Recipient Lender of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender by the Borrower.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

MALLARD FUNDING LLC

By: Apollo Debt Solutions BDC, its sole member

By:
Name:	Joseph Glatt
Title:	Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

SERVICER:

APOLLO DEBT SOLUTIONS BDC

By:
Name:	Joseph Glatt
Title:	Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

TRANSFEROR:

APOLLO DEBT SOLUTIONS BDC

By:
Name:	Joseph Glatt
Title:	Secretary

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

LENDER:

MORGAN STANLEY BANK, N.A.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL
ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

ACCOUNT BANK:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL
ASSOCIATION, as the Account Bank

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

COLLATERAL CUSTODIAN:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, NATIONAL
ASSOCIATION, as the Collateral Custodian

By:
Name:
Title:

[Signature Page to Loan and Servicing Agreement]

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

As required by Section 3.01 of this Agreement, each of the following items must be delivered to the Administrative Agent and the Lenders prior to the effectiveness of the Agreement:

(a) A copy of this Agreement duly executed by each of the parties hereto;

(b) A certificate of the Secretary or Assistant Secretary of each of the Borrower, the Servicer and the Transferor, dated as of the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower, the Servicer or the Transferor, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation, certificate of limited partnership, certificate of incorporation, articles of incorporation or articles of organization, as applicable, of such Person attached to such certificate is a complete and correct copy and that such certificate or articles, as applicable, have not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Person attached to such certificate is a complete and correct copy, and that such bylaws, limited liability company agreement or limited partnership agreement, as applicable, has not been amended, modified or supplemented and are in full force and effect, and (iv) that the copy of the resolutions of the board of trustees of such Person attached to such certificate, approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect;

(c) A good standing certificate, dated as of a recent date for each of the Borrower, the Servicer and the Transferor, issued by the Secretary of State of such Person’s State of formation, incorporation or organization, as applicable;

(d) Duly executed Powers of Attorney from the Borrower and the Servicer, substantially in the forms of Exhibits N and O, as applicable;

(e) Financing statements describing the Collateral, and (i) naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming the Transferor as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Borrower’s interest and the Collateral Agent’s, on behalf of the Secured Parties, interests, respectively, in all Collateral;

(f) Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Transferor;

Sch. I-1

(g) A financing statement describing the membership interests of the Borrower, and naming the Transferor as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, and other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in the membership interests of the Borrower pursuant to the terms of the Pledge Agreement;

(h) Copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Borrower (under its present name and any previous name) and the Transferor (under its present name and any previous name) as debtor(s) and which are filed in the jurisdiction of Delaware, as applicable, together with copies of such financing statements (none of which shall cover any Collateral);

(i) One or more favorable Opinions of Counsel of counsel to the Borrower, the Servicer and the Transferor acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders and the Collateral Agent, with respect to such matters as the Administrative Agent may request (including an opinion, with respect to the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral and the membership interests of the Borrower under the UCC laws of the State of New York, the due authorization, execution and delivery of, and enforceability of, the Agreement and the other Transaction Documents, true sale and non-consolidation matters, and other matters);

(j) Duly completed copies of IRS Form W-9 (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law) for the Borrower; and

(k) A copy of each of the other Transaction Documents (other than the Collateral Agent and Collateral Custodian Fee Letter and the Master Participation Agreement) duly executed by the parties thereto.

Sch. I-2

SCHEDULE II

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule II are made by the Borrower and the Servicer under this Agreement and the Transferor under the Purchase and Sale Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lenders as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in this Agreement to which this Schedule II is attached; provided that, if such Loan Asset does not satisfy the representations and warranties below, the Administrative Agent may expressly consent in its sole discretion to the inclusion of such Loan Asset as an Eligible Loan Asset; provided further that the Administrative Agent will only be considered to have consented to such inclusion if the Borrower and the Servicer have expressly acknowledged that one or more of the representations and warranties below are not true with respect to such Loan Asset.

1. As of the related Cut-Off Date, unless such Loan Asset is a Specified Loan Asset, such Loan Asset has been approved in writing by the Administrative Agent in its sole discretion.

2. As of the related Cut-Off Date, each such Loan Asset is a First Lien Loan, Second Lien Loan, Unitranche Loan, FLLO Loan ~~or~~, Recurring Revenue Loan or Senior Secured Bond, evidenced by (x) in the case of a Senior Secured Bond, an indenture or bond, or (y) in the case of a loan, a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on a form acceptable to the agent in respect of such Loan Asset. Each such Loan Asset and the Related Asset is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the Borrower has good and marketable title to, and is the sole owner of, such Loan Asset and the Related Asset, free and clear of all Liens other than any Permitted Liens.

3. The Obligor with respect to each such Loan Asset is organized or incorporated in (i) the United States (or any state thereof or the District of Columbia), (ii) any Qualified Jurisdiction or (iii) any other jurisdiction approved by the Administrative Agent in its sole discretion.

4. The Underlying Instruments for such Loan Asset are governed by the laws of (i) the United States (or any state thereof), (ii) any Qualified Jurisdiction or (iii) any other jurisdiction approved by the Administrative Agent in its sole discretion.

5. Each such Loan Asset is denominated and payable only in an Eligible Currency and does not permit the currency or country in which such Loan Asset is payable to be changed other than to an Eligible Currency.

6. As of the Cut-Off Date, no such Loan Asset is Margin Stock.

7. The acquisition of such Loan Asset does not cause the Borrower or the assets constituting the Collateral to be required to be registered as an investment company under the 1940 Act.

Sch. II-1

8. As of the Cut-Off Date, each such Loan Asset is not a DIP Loan.

9. No such Loan Asset is principally secured by interests in real property.

10. Each such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations, and there are no conditions precedent to the enforceability or validity of the Loan Asset that have not been satisfied or validly waived.

11. [Reserved].

12. As of the related Cut-Off Date, such Loan Asset is not a Defaulted Loan or Credit Risk Loan.

13. Neither the Transferor nor the Servicer are Affiliates of the Obligor with respect to such Loan Asset.

14. The acquisition of any such Loan Asset by the Borrower and the Grant thereof would not (a) violate any Applicable Law or (b) to the knowledge of the Borrower, cause the Administrative Agent or the Lenders to fail to comply with any request or directive (whether or not having the force of law) from any banking or other Governmental Authority having jurisdiction over the Administrative Agent or the Lenders.

15. Pursuant to the Underlying Instruments with respect to such Loan Asset, (a) either (i) such Loan Asset is freely assignable to the Borrower and able to be Granted to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (ii) all consents necessary for assignment of such Loan Asset to the Borrower and Grant to the Collateral Agent for the benefit of the Secured Parties have been obtained and (b) the Underlying Instruments requires only usually and customary consents and provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Underlying Instruments inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders).

16. The funding obligations for each such Loan Asset and the Underlying Instruments under which such Loan Asset was created have been fully satisfied (or, to the extent such Loan Asset is being acquired with the proceeds of an Advance made in anticipation of the settlement of a purchase or origination of such Loan Asset, shall be fully satisfied no later than five (5) Business Days of the related Advance Date (or such later date as consented to in writing by the Administrative Agent in its sole discretion)) and all sums available thereunder have been fully advanced to the applicable Obligor (or, to the extent such Loan Asset is being acquired with the proceeds of an Advance made in anticipation of the settlement of a purchase or origination of such Loan Asset, shall be fully advanced to the applicable Obligor no later than five (5) Business Days of the related Advance Date (or such later date as consented to in writing by the Administrative Agent in its sole discretion)), or if such Loan Asset is a Delayed Draw Loan Asset or a Revolving Loan the Borrower shall have or have caused to be, at the time of the sale of such Loan Asset to the Borrower, deposited into the Unfunded Exposure Account an amount in Dollars such that the

Sch. II-2

balance of the Unfunded Exposure Account is at least equal to the Unfunded Exposure Amount. To the extent such Loan Asset is being acquired with the proceeds of an Advance made in anticipation of the settlement of a purchase or origination of such Loan Asset, in the event such purchase or origination of such Loan Asset fails (or is expected to fail) to settle within five (5) Business Days of the related Advance Date (or such later date as consented to in writing by the Administrative Agent in its sole discretion), the Borrower shall promptly (and, in any event, no later than five (5) Business Days of the related Advance Date (or such later date as consented to in writing by the Administrative Agent in its sole discretion)) notify the Administrative Agent of such actual (or expected) failure to settle.

17. As of the related Cut-Off Date, no such Loan Asset is the subject of any assertions in respect of, any litigation, right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor, nor will the operation of any of the terms of the Underlying Instruments, or the exercise of any right thereunder, render the Underlying Instruments unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Underlying Instruments with respect to the Loan Asset provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Transferor and its assignees.

18. With respect to each such Loan Asset acquired by the Borrower from the Transferor under the Purchase and Sale Agreement, by the Cut-Off Date on which such Loan Asset is Granted under this Agreement and on each day thereafter, the Transferor will have caused its master computer records relating to such Loan Asset to be clearly and unambiguously marked to show that such Loan Asset has been sold or contributed to the Borrower.

19. No such Loan Asset has been repaid, prepaid, satisfied or rescinded, in each case, in full.

20. No such Loan Asset has been sold, transferred, assigned or pledged by the Borrower to any Person other than the Collateral Agent for the benefit of the Secured Parties.

21. Such Loan Asset is not subject to United States or foreign withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instruments to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis in the event of a Change in Law. The transfer, assignment and conveyance of such Loan Asset (and the Related Asset) from the Transferor to the Borrower pursuant to the Purchase and Sale Agreement, is not subject to and will not result in any fee or governmental charge (other than income taxes) payable by the Borrower or any other Person to any federal, state or local government.

22. To the knowledge of the Borrower and the Servicer, as of the Cut-Off Date, the Obligor with respect to such Loan Asset (and any guarantor of such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the Underlying Instruments which creates such Loan Asset and any other documents related thereto.

23. As of the Cut-Off Date, the Obligor of each such Loan Asset is not a Governmental Authority.

Sch. II-3

24. Each such Loan Asset which was originated or acquired by the Transferor (a) was originated or acquired by the Transferor in the ordinary course of the Transferor’s business and, to the extent required by Applicable Law, the Transferor has all necessary consents, licenses, approvals, authorizations and permits to originate or acquire such Loan Asset in the State where the Obligor was located (to the extent required by Applicable Law), and (b) was sold or contributed by the Transferor to the Borrower under the Purchase and Sale Agreement and the assignment and acceptance agreement under such Loan Asset or acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset and, to the extent required by Applicable Law, the Borrower has all necessary consents, licenses, approvals, authorizations and permits to purchase and own such Loan Assets and enter into Underlying Instruments pursuant to which such Loan Asset was created, in the State where the Obligor is located (to the extent required by Applicable Law).

25. There are no proceedings pending or, to the Borrower’s knowledge, threatened (a) asserting insolvency of the Obligor of such Loan Asset, or (b) wherein the Obligor of such Loan Asset, any other obligated party or any Governmental Authority has alleged that such Loan Asset or the Underlying Instruments which creates such Loan Asset is illegal or unenforceable.

26. Each such Loan Asset requires the related Obligor to pay all maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the Related Collateral.

27. To the knowledge of the Borrower and the Servicer, the Related Collateral to each such Loan Asset has not, and will not, be used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the Transferor, the Borrower, the Administrative Agent or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to or addressing the environment, health or safety.

28. Each such Loan Asset has an original term to maturity of not greater than seven (7) years or, if such Loan Asset is a Second Lien Loan, an original term to maturity of not greater than eight (8) years.

29. Each such Loan Asset does not contain confidentiality restrictions that would prohibit the Administrative Agent or the Lenders from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regards to such Loan Asset.

30. No such Loan Asset is a PIK Loan Asset, unless such Loan Asset has a Minimum Cash Spread of at least 2.0% and such spread is payable at least quarterly.

31. Each such Loan Asset (a) was originated and underwritten, or purchased and re-underwritten, by the Transferor or the Servicer and (b) is being serviced by the Servicer in accordance with the Servicing Standard.

32. All of the original or certified Required Loan Documents and the Loan Asset Checklist, acceptable to the Administrative Agent and the Transferor, with respect to such Loan Asset have been, or will be, delivered to the Collateral Custodian within five (5) Business Days of the Cut-Off Date, and all Loan Files are being or shall be maintained at the principal place of business of the Servicer in accordance with documented safety procedures approved by the Administrative Agent.

Sch. II-4

33. Each such Loan Asset is not an extension of credit by the Transferor to the Obligor for the purpose of (a) making any past due principal, interest or other payments due on such Loan Asset, (b) preventing such Loan Asset or any other loan to the related Obligor from becoming past due or (c) preventing such Loan Asset from becoming defaulted.

34. To the knowledge of the Borrower and the Servicer, the Obligor with respect to such Loan Asset, on the applicable date of determination, (a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) is a legal operating entity or holding company; (c) has not entered into the Loan Asset primarily for personal, family or household purposes; and (d) as of the related Cut-Off Date, is not the subject of a Bankruptcy Event, and, as of the related Cut-Off Date, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, in each case, as determined by the Servicer in accordance with the Servicing Standard unless approved in writing by the Administrative Agent.

35. All information provided by the Borrower or the Servicer to the Administrative Agent or the Lenders in writing with respect to such Loan Asset is true, complete and correct in all material respects as of the date provided.

36. Each such Loan Asset is not an Equity Security and does not provide for the conversion into an Equity Security.

37. As of the Cut-Off Date, no selection procedure adverse to the interests of the Secured Parties was utilized by the Borrower or the Servicer in the selection of such Loan Asset for inclusion in the Collateral.

38. Each such Loan Asset is not a participation interest unless (i) it is a Participation Interest included as of the Closing Date or the Sixth Amendment Effective Date and (ii) it shall be elevated to a full assignment within sixty (60) calendar days (or such longer period of time as may be agreed to by the Administrative Agent in its sole discretion).

39. No such Loan Asset is a high-yield bond (other than a Senior Secured Bond), a Bridge Loan, a Zero-Coupon Obligation, a Revolving Loan, an unsecured loan, a commercial real estate loan, a letter of credit or in support of a letter of credit, a lease, a Synthetic Security, an interest in a grantor trust, a step-down obligation or a Structured Finance Obligation.

40. No such Loan Asset is subject to substantial non-credit related risk, as reasonably determined by the Servicer in accordance with the Servicing Standard.

41. Each such Loan Asset is Registered.

42. As of the related Cut-Off Date, no such Loan Asset is the subject of an offer, exchange or tender by the related Obligor.

Sch. II-5

43. As of the Cut-Off Date, the Total Leverage Ratio of the related Obligor of such Loan Asset does not exceed 8.00:1.00 unless approved in writing by the Administrative Agent.

44. As of the Cut-Off Date, the related Obligor of such Loan Asset (other than a Cov-Lite Loan Asset and a Recurring Revenue Loan) has trailing twelve (12)-month EBITDA of at least $15,000,000 unless approved in writing by the Administrative Agent.

45. If such Loan Asset is a Cov-Lite Loan Asset, as of the Cut-Off Date, the related Obligor of such Loan Asset has a most-recently reported trailing twelve (12)-month EBITDA of at least $20,000,000, unless approved in writing by the Administrative Agent.

Sch. II-6

SCHEDULE III

AGREED-UPON PROCEDURES FOR

INDEPENDENT PUBLIC ACCOUNTANTS

~~[to be provided]~~

•	Three (3) randomly selected Servicing Reports

•	Test results of Concentration Limitations (for purposes of determining the Excess Concentration Amount)

•	Excess Concentration Amount

•	Collateral Quality Tests

•	Borrowing Base

•	Availability

•	Advances Outstanding

•	Financial Covenant Test

•	Discretionary Sales calculations

•	Compare Principal Collections and Interest Collections to actual balance by Account Bank

•	Review of a random selection of Loan Assets comprising 25% of a Loan Asset Schedule:

•	Total Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period

•	Cash Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period

•	EBITDA as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period

•	Debt-to-Recurring Revenue Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent test period

•	Scheduled maturity date

•	Rate of interest

•	Outstanding Balance

•	Assigned Value

Last three (3) Payment Date calculations to verify that payments have been made per Section 2.04 of this Agreement

Sch. III-1

~~Cerberus KRS Levered LLC~~

~~Loan and Servicing Agreement~~

SCHEDULE IV

LOAN ASSET SCHEDULE

For each Loan Asset, the Borrower shall provide, as applicable, the following information:

(a)	Loan Asset Number

(b)	Obligor Information

(c)	The currency denomination of such Loan Asset (Dollars, AUD, CAD, EUR, GBP)

(d)	Governing law of the related Underlying Instruments

(e)	Loan Asset Type (First Lien Loan, Second Lien Loan, FLLO Loan, Unitranche Loan, Recurring Revenue Loan, Senior Secured Bond)

(f)	Whether such Loan Asset is a term loan or a Delayed Draw Loan Asset or a Revolving Loan

(g)	Whether such Loan Asset is a Participation Interest

(h)	Whether such Loan Asset is a Cov-Lite Loan Asset

(i)	Whether the rate of interest is floating or fixed

(j)	Rate of interest (and reference rate)

(k)	Floor (if applicable)

(l)	PIK-able (ability to PIK toggle at any time whether or not actually PIK-ing)

(m)	PIK-ing (Borrower has elected to PIK any portion of interest)

(n)	Minimum Cash Spread (minimum contractual cash pay over benchmark)

(o)	Current Cash Spread

(p)	Industry Classification

(q)	The Moody’s and/or S&P’s Facility Rating and Corporate Rating of such Loan Asset

(r)	The Servicer’s internal rating of the Loan Asset as of the applicable Cut-Off Date and as of the date of such Loan Asset Schedule

(s)	The name of the sponsor of such Loan Asset

(t)	Outstanding Balance

Sch. IV-1

(u)	Any Unfunded Exposure Amount (if applicable)

(v)	Par Amount

(w)	Tranche size

(x)	Scheduled maturity date

(y)	The Cut-Off Date for such Loan Asset

(z)	Date of the last delivered Obligor financials

(aa)	Total first lien senior secured Indebtedness and total Indebtedness as of the applicable Cut-Off Date and the most recent period for such Loan Asset

(bb)	Calculation of the Senior Leverage Ratio as of the applicable Cut-Off Date and the most recent period for such Loan Asset

(cc)	Calculation of the Total Leverage Ratio as of the applicable Cut-Off Date and the most recent period for such Loan Asset

(dd)	Calculation of the Cash Interest Coverage Ratio as of the applicable Cut-Off Date and the most recent period for such Loan Asset

(ee)	Calculation of the Debt-to-Recurring Revenue Ratio as of the applicable Cut-Off Date, the most recent period for such Loan Asset

(ff)	Calculation of the twelve-month Recurring Revenue as of the applicable Cut-Off Date, the most recent period for such Loan Asset

(gg)	Trailing twelve-month revenue as of the applicable Cut-Off Date, the most recent period for such Loan Asset

(hh)	Trailing twelve month EBITDA and Adjusted EBITDA as of the applicable Cut-Off Date, the most recent period for such Loan Asset

(ii)	Cash on balance sheet as of the applicable Cut-Off Date, the most recent period for such Loan Asset

(jj)	Whether such Loan Asset has been subject to a Value Adjustment Event (and of what type)

(kk)	Whether such Loan Asset has been subject to a Material Modification

(ll)	Purchase Price

(mm)	The last value (expressed as a percentage of the principal balance of such Loan Asset) assigned by any third-party valuation firm on such Loan Asset

Sch. IV-2

(nn)	Assigned Value as of the applicable Cut-Off Date for such Loan Asset and as of the date of such Loan Asset Schedule

(oo)	Advance Rate

(pp)	Adjusted Borrowing Value

(qq)	LXID (if applicable)

(rr)	CUSIP (if applicable)

(ss)	Jurisdiction of organization of the Obligor (United States, any state thereof, or any Qualified Jurisdiction)

(tt)	Required financial covenants and actual levels of such Loan Asset (except for interest coverage, EBITDA and total leverage covenants) as of the applicable Cut-Off Date and as of the most recent period

(uu)	The last fair market value assigned on the Borrower’s books and records

Sch. IV-3

SCHEDULE V

DIVERSITY SCORE CALCULATION

The Diversity Score of any Loan Asset as of any date of determination is calculated as follows:

(a) An “Obligor Par Amount” is calculated for each Obligor of an Eligible Loan Asset, and is equal to the Adjusted Borrowing Value of all Eligible Loan Assets issued by such Obligor and any of its Affiliates.

(b) An “Average Par Amount” is calculated by summing the Obligor Par Amounts for all Obligors, and dividing by the number of Obligors.

(c) An “Equivalent Unit Score” is calculated for each Obligor, and is equal to the lesser of (x) one and (y) the Obligor Par Amount for such Obligor divided by the Average Par Amount.

(d) An “Aggregate Industry Equivalent Unit Score” is then calculated for each Industry Classification and is equal to the sum of the Equivalent Unit Scores for each Obligor in such Industry Classification.

(e) An “Industry Diversity Score” is then established for each Industry Classification by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700

Sch. V-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f) The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Industry Classification.

For purposes of calculating the Diversity Score, Affiliates of an Obligor in the same Industry Classification are deemed to be a single Obligor, except as otherwise agreed to by the Administrative Agent.

Sch. V-2

SCHEDULE VI

INDUSTRY CLASSIFICATION

Global Industry Classification Standard Industries

Asset Type Code	Asset Type Description
101010	Energy Equipment & Services
101020	Oil, Gas & Consumable Fuels
151010	Chemicals
151020	Construction Materials
151030	Containers & Packaging
151040	Metals & Mining
151050	Paper & Forest Products
201010	Aerospace & Defense
201020	Building Products
201030	Construction & Engineering
201040	Electrical Equipment
201050	Industrial Conglomerates
201060	Machinery
201070	Trading Companies & Distributors
202010	Commercial Services & Supplies
202020	Professional Services
203010	Air Freight & Logistics
203020	Passenger Airlines
203030	Marine Transportation
203040	Ground Transportation
203050	Transportation Infrastructure
251010	Automobile Components
251020	Automobiles
252010	Household Durables
252020	Leisure Products
252030	Textiles, Apparel & Luxury Goods
253010	Hotels, Restaurants & Leisure
253020	Diversified Consumer Services
255010	Distributors
255030	Broadline Retail
255040	Specialty Retail
301010	Consumer Staples Distribution & Retail
302010	Beverages
302020	Food Products
302030	Tobacco
303010	Household Products

Sch. VI-1

303020	Personal Care Products
351010	Health Care Equipment & Supplies
351020	Health Care Providers & Services
351030	Health Care Technology
352010	Biotechnology
352020	Pharmaceuticals
352030	Life Sciences Tools & Services
401010	Banks
402010	Financial Services
402020	Consumer Finance
402030	Capital Markets
402040	Mortgage Real Estate Investment Trusts (REITs)
403010	Insurance
451020	IT Services
451030	Software
452010	Communications Equipment
452020	Technology Hardware, Storage & Peripherals
452030	Electronic Equipment, Instruments & Components
453010	Semiconductors & Semiconductor Equipment
501010	Diversified Telecommunication Services
501020	Wireless Telecommunication Services
502010	Media
502020	Entertainment
502030	Interactive Media & Services
551010	Electric Utilities
551020	Gas Utilities
551030	Multi-Utilities
551040	Water Utilities
551050	Independent Power and Renewable Electricity Producers
601010	Diversified REITs
601025	Industrial REITs
601030	Hotel & Resort REITs
601040	Office REITs
601050	Health Care REITs
601060	Residential REITs
601070	Retail REITs
601080	Specialized REITs
602010	Real Estate Management & Development

Sch. VI-2

SCHEDULE VII

Moody’s Rating Definitions

“Assigned Moody’s Rating”: The monitored publicly available rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised; provided that, so long as the Borrower (or the Servicer on its behalf) applies for a new estimated rating, or renewal of an estimated rating, annually and upon a material amendment or change, and provides the information required to obtain such estimate or renewal, as applicable, then pending receipt of such estimate or renewal, as applicable, (A) in the case of a request for a new estimated rating, (i) for a period of 90 days, such debt obligation will have a Moody’s Rating of “B3” for purposes of this definition if the Servicer certifies to the Collateral Agent that the Servicer believes that such estimated rating will be at least “B3” and (ii) thereafter, such debt obligation will have a Moody’s Rating of “Caa3” or (B) in the case of a request for a renewal of an estimated rating following a material deterioration in the creditworthiness of the Obligor or a specified amendment, the Borrower will continue using the previous estimated rating assigned by Moody’s until such time as (x) Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation and (y) the criteria specified in clause (A) above in connection with an annual request for a renewal of an estimated rating becomes applicable in respect of such debt obligation.

“CFR”: Means, with respect to an obligor of a Loan Asset, if such obligor has a corporate family rating by Moody’s, then such corporate family rating; provided, if such obligor does not have a corporate family rating by Moody’s but any entity in the obligor’s corporate family does have a corporate family rating, then the CFR is such corporate family rating.

The terms Moody’s Default Probability Rating, Moody’s Rating and Moody’s Derived Rating, have the meanings under the respective headings below.

MOODY’S DEFAULT PROBABILITY RATING

(a)	With respect to a Loan Asset, if the obligor of such Loan Asset has a CFR, then such CFR;

(b)

With respect to a Loan Asset if not determined pursuant to clause (a) above, if the obligor of such Loan Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating (other than any estimated rating), then the Assigned Moody’s Rating on any such obligation as selected by the Servicer in its sole discretion;

(c)

With respect to a Loan Asset if not determined pursuant to clauses (a) or (b) above, if the obligor of such Loan Asset has one or more senior secured obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory lower than the Assigned Moody’s Rating on any such senior secured obligation as selected by the Servicer in its sole discretion;

(d)

With respect to a Loan Asset if not determined pursuant to clauses (a), (b) or (c) above, if a rating estimate has been assigned to such Loan Asset by Moody’s upon the request of the Borrower, the Servicer or an Affiliate of the Servicer, then the Moody’s Default Probability Rating is such rating estimate as long as such rating estimate or a renewal for such rating estimate has been issued or provided by Moody’s in each case within the 15 month period preceding the date on which the Moody’s Default Probability Rating is being determined; provided, that if such rating estimate has been issued or provided by Moody’s for a period (x) longer than 12 months but not beyond 15 months, the Moody’s Default Probability Rating will be one subcategory lower than such rating estimate and (y) beyond 15 months, the Moody’s Default Probability Rating will be deemed to be “Caa3”;

Sch. VII-1

(e)	With respect to a Loan Asset if not determined pursuant to any of clauses (a) through (d) above and at the election of the Servicer, the Moody’s Derived Rating; and

(f)	With respect to a Loan Asset if not determined pursuant to any of clauses (a) through (e) above, the Loan Asset will be deemed to have a Moody’s Default Probability Rating of “Caa3.”

MOODY’S RATING

(1) if such Loan Asset has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(2) if clause (1) above does not apply, if such Loan Asset is a First Lien Loan and does not have an Assigned Moody’s Rating but the obligor of such Loan Asset has a CFR, then the Moody’s rating that is one subcategory higher than such CFR;

(3) if neither clause (1) nor (2) above apply, if such Loan Asset does not have an Assigned Moody’s Rating but the obligor of such Loan Asset has one or more senior unsecured obligations with an Assigned Moody’s Rating, (x) if such Loan Asset is a First Lien Loan then the Moody’s rating that is two subcategories higher than the Assigned Moody’s Rating on any such obligation as selected by the Servicer in its sole discretion or (y) if such Loan Asset is not a First Lien Loan then the Assigned Moody’s Rating on any such obligation as selected by the Servicer in its sole discretion;

(4) if none of clauses (1), (2) or (3) above apply, if such Loan Asset is a Second Lien Loan and does not have an Assigned Moody’s Rating but the obligor of such Loan Asset has a CFR, then the Moody’s rating that is one subcategory lower than such CFR;

(5) if none of clauses (1) through (4) above apply, if such Loan Asset does not have an Assigned Moody’s Rating but the obligor of such Loan Asset has one or more subordinated debt obligations with an Assigned Moody’s Rating, then the Moody’s rating that is one subcategory higher than the Assigned Moody’s Rating on any such obligation as selected by the Servicer in its sole discretion;

(6) if none of clauses (1) through (5) above apply, at the election of the Servicer, the Moody’s Derived Rating; and

(7) if none of clauses (1) through (6) above apply, the Loan Asset will be deemed to have a Moody’s Rating of “Caa3.”

MOODY’S DERIVED RATING

With respect to a Loan Asset whose Moody’s Rating or Moody’s Default Probability Rating is determined as the Moody’s Derived Rating, the rating as determined in the manner set forth below:

(a)	By using one of the methods provided below:

Sch. VII-2

(1) if such Loan Asset has a public and monitored rating by S&P, then the Moody’s Rating and Moody’s Default Probability Rating (as applicable) of such Loan Asset will be determined, at the election of the Servicer, in accordance with the methodology set forth in the following table below:

Type of Loan Asset	S&P Rating (Public and Monitored)	Loan Asset Rated by S&P	Number of Subcategories Relative to Moody’s Equivalent of S&P Rating
Not Structured Finance Obligation	> “BBB-”	Not a Loan or Participation Interest in Loan	-1
Not Structured Finance Obligation	< “BB+”	Not a Loan or Participation Interest in Loan	-2
Not Structured Finance Obligation		Loan or Participation Interest in Loan	-2

or

(2) if such Loan Asset is not rated by S&P but another security or obligation of the obligor has a public and monitored rating by S&P (a “parallel security”), then the rating of such parallel security will at the election of the Servicer be determined in accordance with the table set forth in subclause (a)(1) above, and the Moody’s Derived Rating for purposes of the definitions of Moody’s Rating and Moody’s Default Probability Rating (as applicable) of such Loan Asset will be determined in accordance with the methodology set forth in the following table (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (a)(2)):

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

provided, that the Outstanding Balance of the Loan Assets that may have a Moody’s Rating or a Moody’s Default Probability Rating derived from an S&P Rating as set forth in sub clauses (1) or (2) of this clause (a) may not exceed 5% of the Outstanding Balance of all Loan Assets.

(b)

If not determined pursuant to clause (a) above and such Loan Asset is not rated by Moody’s or S&P and no other security or obligation of the issuer of such Loan Asset is rated by Moody’s or S&P, and if Moody’s has been requested by the Borrower, the Servicer or the issuer of such Loan Asset to assign a rating or rating estimate with respect to such Loan Asset but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody’s Derived Rating of such Loan Asset for purposes of the definitions of Moody’s Rating or Moody’s Default Probability Rating shall be (i) “B3” if the Servicer certifies to the Collateral Agent and the Collateral Custodian that the Servicer believes that such estimate shall be at least “B3” and if the Outstanding Balance of Loan Assets determined pursuant to this clause (b)(i) and clause (a) above does not exceed 5% of the Outstanding Balance of all Loan Assets or (ii) otherwise, “Caa1.”

For purposes of calculating a Moody’s Derived Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

Sch. VII-3

SCHEDULE VIII

S&P’s Rating Definitions

“S&P Rating”: With respect to any Loan Asset, as of any date of determination, the rating determined in accordance with the following methodology:

(i) (a) if there is an issuer credit rating of the issuer of such Loan Asset by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Loan Asset pursuant to a form of guaranty which satisfies S&P’s then-current criteria applicable to guaranty agreements, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Loan Assets of such issuer held by the Borrower; provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Loan Asset shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Loan Asset shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Loan Asset shall be one sub-category above such rating if such rating is higher than “BB+”, and shall be two sub-categories above such rating if such rating is “BB+” or lower;

(ii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (A) through (C) below:

(A) if an obligation of the issuer is publicly rated by Moody’s or, with the written consent of S&P, any successor-in-interest to Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower (for the avoidance of doubt, if S&P does not provide consent in connection with a successor of Moody’s, the S&P Rating may be determined pursuant to clauses (B) through (C) below, to the extent applicable);

(B) the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Borrower, the Servicer on behalf of the Borrower or the issuer of such Loan Asset will, prior to or within thirty (30) days after the acquisition of such Loan Asset, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided, that, until the receipt from S&P of such estimate, such Loan Asset will have an S&P Rating as determined by the Servicer in its sole discretion if the Servicer certifies to the Collateral Agent that it believes that such S&P Rating determined by the Servicer is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such thirty (30) day period, then, pending receipt from S&P

Sch. VIII-1

of such estimate, the Loan Asset will have (1) the S&P Rating as determined by the Servicer for a period of up to ninety (90) days after the acquisition of such Loan Asset and (2) an S&P Rating of “CCC-” following such ninety day period; unless, during such ninety day period, the Servicer has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that with respect to any Loan Asset for which S&P has provided a credit estimate, the Servicer (on behalf of the Borrower) shall request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Loan Asset shall have the prior estimate); provided, further, that such credit estimate shall expire 12 months after the acquisition of such Loan Asset, following which such Loan Asset shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Borrower applies for renewal thereof, in which case such credit estimate shall continue to be the S&P Rating of such Loan Asset until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Loan Asset; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Loan Asset and on each 12-month anniversary thereafter; provided, further that the Borrower will submit all available Information in respect of such Loan Asset to S&P notwithstanding that the Borrower is not applying to S&P for a credit estimate; provided, further, that the Borrower will promptly notify S&P of any material events effecting any such Loan Asset if the Servicer reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “What Are Credit Estimates And How Do They Differ From Ratings?” dated April 2011 (as the same may be amended or updated from time to time); and

(C) with respect to a Loan Asset that is not a Defaulted Loan, the S&P Rating of such Loan Asset will at the election of the Borrower (at the direction of the Servicer) be “CCC-”; provided that (i) neither the issuer of such Loan Asset nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Loan Asset are current and the Servicer reasonably expects them to remain current; or

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

For purposes of this definition, “Information” means S&P’s “Credit Estimate Information Requirements” dated April 2011, and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

Sch. VIII-2

ANNEX A

Lender	Commitment		I/O Notional Loan Amount
Morgan Stanley Bank, N.A.	$	~~200,000,000~~500,000,000	$	~~300,000,000~~600,000,000
MUFG Bank, Ltd.	$	~~200,000,000~~300,000,000	$	~~200,000,000~~300,000,000
EverBank, N.A.		$100,000,000	$	~~0.00~~0

Annex A-1

EXHIBIT A

FORM OF APPROVAL NOTICE

[Date]

([Administrative Agent])

VIA ELECTRONIC MAIL

Mallard Funding LLC

Attention: Amit Joshi

Email: ajoshi@apollo.com

Re:	Loan and Servicing Agreement, dated as of January 7, 2022

Ladies and Gentlemen:

This Approval Notice is delivered to you pursuant to that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

LOAN ASSET

APPROVAL NOTICE

DATE

ELIGIBLE LOAN ASSET INFORMATION	See Attached Schedule I

Approved Exceptions to Eligibility Criteria for Loan Asset	See Attached Schedule II

Certain Value Adjustment Events	See Attached Schedule III

MORGAN STANLEY APPROVAL	See Attached Schedule I

Exhibit A-1

SCHEDULE I

TO

LOAN ASSET APPROVAL NOTICE

ELIGIBLE LOAN ASSET INFORMATION

•	Date of Approval

•	Is a Specified Loan Asset [Yes][No]

•	Obligor Legal Name

•	Loan Type

•	Is a Broadly Syndicated Loan [Yes][No]

•	Is a Senior Secured Bond [Yes][No]

•	Par Amount

•	Unfunded Exposure Amount

•	Tranche Description

•	Currency (Dollars, AUD, CAD, EUR, GBP)

•	Purchase Price

•	Maturity Date

•	Industry Classification

•	Cut-Off Financial Statement Date

•	Cut-Off Adj. EBITDA

•	Cut-Off Total Leverage

•	Cut-Off Interest Coverage Ratio

•	Assigned Value by Admin Agent (Cut-Off Date)

•	Advance Rate

•	Approval Good Until

•	Approval Conditioned Upon

Exhibit A-2

SCHEDULE II

TO

LOAN ASSET APPROVAL NOTICE

APPROVED EXCEPTIONS TO ELIGIBILITY CRITERIA FOR LOAN ASSET

Exhibit A-3

SCHEDULE III

TO

LOAN ASSET APPROVAL NOTICE

CERTAIN VALUE ADJUSTMENT EVENTS

Exhibit A-4

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[   ] [__], 20[__]

Reference is made to that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

As of the date hereof, the undersigned each certify that (i) all of the information set forth in Annex I attached hereto is true, correct and complete, (ii) each specified Eligible Loan Asset set forth in Annex I attached hereto satisfies the conditions set forth in the definition thereof, (iii) no Event of Default or Servicer Default has occurred and no Unmatured Event of Default or Borrowing Base Deficiency exists under the Loan and Servicing Agreement; and (iv) solely with respect to itself, each of the representations and warranties contained in the Loan and Servicing Agreement is true, correct and complete.

[Remainder of Page Intentionally Left Blank]

Exhibit B-1

Certified as of the date first written above.

MALLARD FUNDING LLC,
as the Borrower

By:
Name:
Title:

APOLLO DEBT SOLUTIONS BDC, as the Servicer

By:
Name:
Title:

Exhibit B-2

ANNEX I

TO

EXHIBIT B

BORROWING BASE REPORT

(see attached)

Exhibit B-3

EXHIBIT C

FORM OF DISBURSEMENT REQUEST

(Disbursements from Unfunded Exposure Account and Reinvestments of Principal Collections)

[Date]

([Borrower])

Morgan Stanley Senior Funding, Inc.,

as the Administrative Agent

1585 Broadway, 24th Floor

New York, NY 10036

Attention: FID Secured Lending Group

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: Servicing Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Mallard Funding

Email: Apollo_Mallard_FD_Lite@bnynotices.com

Re:	Loan and Servicing Agreement, dated as of January 7, 2022

Ladies and Gentlemen:

This Disbursement Request is delivered to you pursuant to Section [2.04(d)][2.18] of that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such

Exhibit C-1

capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

The undersigned, being a duly elected Responsible Officer of the Servicer and holding the office set forth below such officer’s name, hereby certifies as follows:

[1. Pursuant to Section 2.04(d) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower hereby requests a disbursement (a “Disbursement”) from the Unfunded Exposure Account in the amount of [$][AUD][CAD][EUR][GBP]       ([__][Dollars][AUD][CAD][EUR][GBP]) to fund [ • ]1, such Disbursement to be paid to the account of the Borrower as set forth in the Loan and Servicing Agreement.]

[1. Pursuant to Section 2.18 of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower hereby requests a disbursement (a “Disbursement”) of Principal Collections from the Principal Collection Subaccount in the amount of [$][AUD][CAD][EUR][GBP]       ([__][AUD][Dollars][CAD][EUR][GBP]) to [reinvest in additional Eligible Loan Assets to be Granted under the Loan and Servicing Agreement: [ • ]2][pay Advances Outstanding].]

2. The Servicer on behalf of the Borrower hereby requests that such Disbursement be made on the following date:      .

[3. In connection with a Disbursement pursuant to Section 2.18(a) of the Loan and Servicing Agreement, attached to this Disbursement Request is a true, correct and complete calculation of the Borrowing Base and all components thereof.]

4. All of the conditions applicable to the Disbursement as set forth in Section [2.04(d)][2.18] of the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Disbursement, including the following:

(i) the representations and warranties of each of the Servicer and the Borrower, respectively, set forth in the Loan and Servicing Agreement are true, correct and complete on and as of such date, before and after giving effect to such Disbursement and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent relating to an earlier date;

[1]	Specific asset to be funded from the Disbursement.
[2]	Specific asset to be funded from the Disbursement.

Exhibit C-2

(ii) other than any disbursement from the Unfunded Exposure Account after the occurrence of an Event of Default, no Event of Default has occurred or would result from such Disbursement or from the application of the proceeds therefrom, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Disbursement or from the application of the proceeds therefrom; and

(iii) each of the Servicer and the Borrower is in compliance with each of its covenants set forth in the Transaction Documents.

5. [The Servicer on behalf of the Borrower hereby represents that in connection with a Disbursement pursuant to Section 2.04(d) of the Loan and Servicing Agreement only, such Disbursement shall be used solely for the purpose of funding the Unfunded Exposure Amount(s) of one or more Delayed Draw Loan Asset(s) or Revolving Loan(s) included in the Collateral.]

The undersigned certifies that all information contained herein [and in the attached Borrowing Base Certificate, as applicable,] is true, correct and complete as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN ASSET SCHEDULE FOR DISBURSEMENTS PURSUANT TO SECTION 2.18(a) OF THE LOAN AND SERVICING AGREEMENT]

[Remainder of Page Intentionally Left Blank]

Exhibit C-3

IN WITNESS WHEREOF, the undersigned has executed this Disbursement Request as of the date first written above.

APOLLO DEBT SOLUTIONS BDC,
as the Servicer

By:
Name:
Title:

Exhibit C-4

EXHIBIT D

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

([Borrower])

To:	Morgan Stanley Senior Funding, Inc.,

as the Administrative Agent

1585 Broadway, 24th Floor

New York, NY 10036

Attention: FID Secured Lending Group

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: Servicing Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

Re:	Loan and Servicing Agreement, dated as of January 7, 2022

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Sections 2.02 and 3.02 of that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Exhibit D-1

The undersigned, being a duly elected Responsible Officer of the Borrower, and holding the office set forth below such officer’s name, hereby certifies as follows:

[1. The Borrower hereby requests an Advance in the principal amount of [$][AUD][CAD][EUR][GBP]       ([__][Dollars][AUD][CAD][EUR][GBP]).3 Such Advance shall be deposited into the account identified in the Loan and Servicing Agreement.]

[1. Pursuant to Section 2.04(d), the Borrower hereby requests an Advance in the principal amount of [$][AUD][CAD][EUR][GBP]       ([__][Dollars][AUD][CAD][EUR][GBP]).4 Such Advance shall be deposited into the Unfunded Exposure Account.]

2. The Borrower hereby requests that such Advance be made on the following date:      .

3. Attached to this Notice of Borrowing is a true, correct and complete calculation of the Borrowing Base and all components thereof.

4. Attached to this Notice of Borrowing is a true, correct and complete list of all Loan Assets, if any, which will become part of the Collateral on the date hereof, each Loan Asset reflected thereon being an Eligible Loan Asset, which list shall include the purchase price of each such Loan Asset, if purchased or acquired by the Transferor, and the fair market value of each such Loan Asset.

[5. In connection with such Advance, the Transferor shall deposit [$][AUD][CAD][EUR][GBP]       ([__][Dollars][AUD][CAD][EUR][GBP]) into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset or any Revolving Loan, as applicable, funded by such Advance.]

6. All of the conditions applicable to the Advance requested herein as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including those set forth in Article III of the Loan and Servicing Agreement, including the following:

(i) the representations and warranties of each of the Servicer and the Borrower, respectively, set forth in the Loan and Servicing Agreement are true, correct and complete in all respects on and as of such date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date (other than any representation or warranty that is made as of a specific date);

[3]

The amount of such Advance shall not cause Advances Outstanding to exceed the Borrowing Base; provided that the amount of such Advance must be at least equal to $1,000,000 (or, in the case of an Eligible Currency (other than Dollars), the Dollar Equivalent thereof).

[4]	The amount of such Advance shall not exceed the Aggregate Unfunded Exposure Amount.

Exhibit D-2

(ii) no Event of Default has occurred or would result from such Advance and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such Advance;

(iii) no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default; and

(iv) each of the Servicer and the Borrower, respectively, is in compliance with each of its covenants set forth in the Transaction Documents.

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN ASSET SCHEDULE]

[Remainder of Page Intentionally Left Blank]

Exhibit D-3

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the date first written above.

MALLARD FUNDING LLC,
as the Borrower

By:
Name:
Title:

Exhibit D-4

EXHIBIT E

FORM OF NOTICE OF REDUCTION

(Reduction of Advances Outstanding)

[Date]

([Borrower])

Morgan Stanley Senior Funding, Inc.,

as the Administrative Agent

1585 Broadway, 24th Floor

New York, NY 10036

Attention: FID Secured Lending Group

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: Servicing Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Mallard Funding

Email: Apollo_Mallard_FD_Lite@bnynotices.com

Re:	Loan and Servicing Agreement, dated as of January 7, 2022

Ladies and Gentlemen:

This Notice of Reduction is delivered to you pursuant to Section 2.16(a) of that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the

Exhibit E-1

transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

The undersigned, being a duly elected Responsible Officer of the Borrower, and holding the office set forth below such officer’s name, hereby certifies as follows:

1. Pursuant to Section 2.16(a) of the Loan and Servicing Agreement, the Borrower desires to reduce the Advances Outstanding by the amount of $   (the “Advance Reduction”).

2. The Borrower hereby requests that such Advance Reduction be made on the following date:      .

3. Attached to this Notice of Reduction is a true, correct and complete calculation of the Borrowing Base and all components thereof.

4. The Borrower hereby represents that no event has occurred or would result from such Advance Reduction, which constitutes an Event of Default or Unmatured Event of Default.

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

[ATTACH BORROWING BASE CERTIFICATE]

[Remainder of Page Intentionally Left Blank]

Exhibit E-2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Reduction as of the date first written above.

MALLARD FUNDING LLC,
as the Borrower

By:
Name:
Title:

Exhibit E-3

EXHIBIT F

FORM OF NOTICE OF TERMINATION/PERMANENT REDUCTION

[Date]

([Borrower])

Morgan Stanley Senior Funding, Inc.,

as the Administrative Agent

1585 Broadway, 24th Floor

New York, NY 10036

Attention: FID Secured Lending Group

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: Servicing Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Mallard Funding

Email: Apollo_Mallard_FD_Lite@bnynotices.com

Re:	Loan and Servicing Agreement, dated as of January 7, 2022

Ladies and Gentlemen:

This Notice of Reduction is delivered to you pursuant to Section 2.16(b) of that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the

Exhibit F-1

lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

The undersigned, being a duly elected Responsible Officer of the Borrower, and holding the office set forth below such officer’s name, hereby certifies as follows:

[1. Pursuant to Section 2.16(b) of the Loan and Servicing Agreement, the Borrower desires to terminate the Loan and Servicing Agreement and the other Transaction Documents (the “Termination”) by making a payment in full of all of the Advances Outstanding, all accrued and unpaid Yield and Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, payment of the Prepayment Premium pro rata to each Lender and payment of all other Obligations (other than unmatured contingent indemnification obligations).]

[1. Pursuant to Section 2.16(b) of the Loan and Servicing Agreement, the Borrower desires to permanently reduce in part the Facility Amount by the amount of $   (the “Permanent Reduction”).]

2. The Borrower hereby requests that such [Termination][Permanent Reduction] be made on the following date:      .

[3. Attached to this Notice of Permanent Reduction is a true, correct and complete calculation of the Borrowing Base and all components thereof.

4. All of the conditions applicable to the Permanent Reduction as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Permanent Reduction, including the following:

(i) the representations and warranties of each of the Servicer and the Borrower respectively, set forth in the Loan and Servicing Agreement are true, correct and complete and as of such date, before and after giving effect to the Permanent Reduction, as though made on and as of such date (other than any representation or warranty that is made as of a specific date);

(ii) the Borrower hereby represents that no event would result from such Permanent Reduction, which constitutes an Event of Default or Unmatured Event of Default; and

(iii) each of the Servicer and the Borrower is in compliance with each of its covenants set forth in the Transaction Documents.]

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate is true, correct and complete as of the date hereof.

Exhibit F-2

[ATTACH BORROWING BASE CERTIFICATE]

[Remainder of Page Intentionally Left Blank]

Exhibit F-3

IN WITNESS WHEREOF, the undersigned has executed this Notice of [Termination][Permanent Reduction] as of the date first written above.

MALLARD FUNDING LLC,
as the Borrower

By:
Name:
Title:

Exhibit F-4

EXHIBIT G

FORM OF CERTIFICATE OF CLOSING ATTORNEYS

[Date]

([Borrower])

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Mallard Funding

Email: Apollo_Mallard_FD_Lite@bnynotices.com

with a copy to:

Morgan Stanley Senior Funding, Inc.,

as the Administrative Agent

1585 Broadway, 24th Floor

New York, NY 10036

Attention: FID Secured Lending Group

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: Servicing Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

Re:	Loan and Servicing Agreement, dated as of January 7, 2022

Ladies and Gentlemen:

This Certificate of Closing Attorney is delivered to you pursuant to Section [3.02(a)(ii)][3.04(b)] of that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory

Exhibit G-1

trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

The undersigned acknowledges that it is in possession of the Required Loan Documents.

Very truly yours,

By:
Name:
Title:

Exhibit G-2

EXHIBIT H

FORM OF SERVICING REPORT

[to be provided]

Exhibit H-1

EXHIBIT I

FORM OF SERVICER’S CERTIFICATE (SERVICING REPORT)

[Date]

([Borrower])

Morgan Stanley Senior Funding, Inc.,

as the Administrative Agent

1585 Broadway, 24th Floor

New York, NY 10036

Attention: FID Secured Lending Group

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: Servicing Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Mallard Funding

Email: Apollo_Mallard_FD_Lite@bnynotices.com

Morgan Stanley Bank, N.A.

201 South Main Street

Salt Lake City, Utah 84111-2215

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

Re:	Loan and Servicing Agreement, dated as of January 7, 2022

Exhibit I-1

Ladies and Gentlemen:

This Servicer’s Certificate is delivered to you pursuant to that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement. This Servicer’s Certificate relates to the Servicing Report set forth on the attached Schedule A.

1. Apollo Debt Solutions BDC is the Servicer under the Loan and Servicing Agreement.

2. The undersigned hereby certifies to the Administrative Agent, the Collateral Agent and each Lender that, as of the date hereof, no Event of Default, Servicer Default or Unmatured Event of Default has occurred [(other than any such Event of Default, Servicer Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent in writing)].

3. The undersigned hereby certifies to the Administrative Agent, the Collateral Agent, the Lender and the other Secured Parties that all of the foregoing information and all of the information set forth on the attached Schedule A is true, complete and accurate as of the date hereof.

[Remainder of Page Left Intentionally Blank]

Exhibit I-2

IN WITNESS WHEREOF, the undersigned has caused this Servicer’s Certificate to be duly executed as of the date first written above.

APOLLO DEBT SOLUTIONS BDC,
as the Servicer

By:
Name:
Title:

Exhibit I-3

SCHEDULE A

SERVICING REPORT

(see attached)

Exhibit I-4

EXHIBIT J

FORM OF RELEASE OF REQUIRED LOAN DOCUMENTS

[Date]

([Borrower])

Morgan Stanley Senior Funding, Inc.,

as the Administrative Agent

1585 Broadway, 24th Floor

New York, NY 10036

Attention: FID Secured Lending Group

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

With a copy to:

Morgan Stanley Bank, N.A.

1300 Thames Street Wharf

Baltimore, MD 21231

Attention: Servicing Team

Email: (for borrowing requests)

mmborrowingrequests@morganstanley.com

Email: (for all other purposes)

mmloanapprovals@morganstanley.com

The Bank of New York Mellon Trust Company, National Association,

as the Collateral Agent

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Global Corporate Trust – Mallard Funding

Email: Apollo_Mallard_FD_Lite@bnynotices.com

Re:

Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian

Exhibit J-1

Ladies and Gentlemen:

In connection with the administration of the Required Loan Documents held by the Collateral Custodian, for the benefit of the Secured Parties, under the Loan and Servicing Agreement, we request the release of the Required Loan Documents (or such documents as specified below) for the Loan Assets described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Loan and Servicing Agreement.

Obligor’s Name, Address and Zip Code:

Loan Asset Number:

Loan Asset File:

Reason for Requesting Documents (check one)

1.	Loan Asset paid in full. (The Servicer hereby certifies that all amounts received in connection with such Loan Asset have been credited to the Collection Account.)

2.	Loan Asset liquidated by . (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account.)

3.	Loan Asset in foreclosure.

4.	Loan Asset returned due to a failure to satisfy the Review Criteria pursuant to Section 11.02(b)(i) of the Loan and Servicing Agreement.

5.	The entirety of the Collateral has been released following the Collection Date.

6.	Loan Asset released from the Lien of the Collateral Agent in accordance with Section 11.09 of the Loan and Servicing Agreement due to delivery to the Collateral Agent in error or pursuant to Section 2.14 of the Loan and Servicing Agreement (the Borrower hereby states that the conditions to such release have been met in accordance with Section(s) of the Loan and Servicing Agreement).

7.	Other (explain).

If box 1 or 2 above is checked, and if all or part of the Required Loan Documents were previously released to us, please release to us the Required Loan Documents requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan Asset.

Exhibit J-2

If box 3, 4 or 5 above is checked, upon our return of all of the above Required Loan Documents to you as the Collateral Custodian please acknowledge your receipt by signing in the space indicated below, and returning this form.

[Remainder of Page Left Intentionally Blank]

Exhibit J-3

APOLLO DEBT SOLUTIONS BDC,
as the Servicer

By:
Name:
Title:

Acknowledgement of the Required Loan Documents returned to the Collateral Custodian.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as the Collateral Custodian

By:
Name:
Title:

[Signatures Continue]

Exhibit J-4

Consent of the Administrative Agent:

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

By:
Name:
Title:

Exhibit J-5

EXHIBIT K

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [ ● ] (the “Assignor”) and [ ● ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Servicing Agreement identified below (the “Loan and Servicing Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan and Servicing Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan and Servicing Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan and Servicing Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor: [ ● ]

2.	Assignee: [ ● ]

3.	Borrower: Mallard Funding LLC, a Delaware limited liability company

4.	Administrative Agent: Morgan Stanley Senior Funding, Inc., as the administrative agent under the Loan and Servicing Agreement

Exhibit K-1

5.

Loan and Servicing Agreement: The Loan and Servicing Agreement, dated as of January 7, 2022, among Mallard Funding LLC, as the borrower, Apollo Debt Solutions BDC, as the transferor, Apollo Debt Solutions BDC, as the servicer, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment[5]
Advances	$	[$][AUD][CAD][EUR][GBP]		%

Effective Date:       , 20

[5]	Set forth to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

Exhibit K-2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[ ● ]

By:
Name:
Title:

ASSIGNEE

[ ● ]

By:
Name:
Title:

Exhibit K-3

Accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

[Consented to:

MALLARD FUNDING LLC, as the Borrower

By:
Name:
Title:][6]

[6]	Insert Borrower consent only to the extent required under Section 12.04(a) of the Loan and Servicing Agreement.

Exhibit K-4

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

LOAN AND SERVICING AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Loan and Servicing Agreement, (ii) it meets all requirements of an eligible assignee under the Loan and Servicing Agreement (subject to receipt of such consents as may be required under the Loan and Servicing Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan and Servicing Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Loan and Servicing Agreement, the other Transaction Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Borrower shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Administrative Agent for the benefit of (x) the Assignor for amounts which have accrued to but excluding the Effective Date and to (y) the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit K-5

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit K-6

EXHIBIT L-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan Asset(s) (as well as any note(s) evidencing such Loan Asset(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: [ ● ]

Exhibit L-1-1

EXHIBIT L-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: [ ● ]

Exhibit L-2-1

EXHIBIT L-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: [ ● ]

Exhibit L-3-1

EXHIBIT L-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

Pursuant to the provisions of Section 2.11 of the Loan and Servicing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan Asset(s) (as well as any note(s) evidencing such Loan Asset(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan Asset(s) (as well as any note(s) evidencing such Loan Asset(s)), (iii) with respect to the extension of credit pursuant to this Loan and Servicing Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit L-4-1

[NAME OF LENDER]

By:
Name:
Title:

Date: [ ⚫ ]

Exhibit L-4-2

EXHIBIT M

FORM OF JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), and MORGAN STANLEY SENIOR FUNDING, INC., as the administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, this Joinder Supplement is being executed and delivered under Section [2.19][12.04] of the Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender designated as a Lender party to the Loan and Servicing Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower, the Administrative Agent and the Collateral Agent, the Administrative Agent will transmit to the Proposed Lender, the Borrower and the Collateral Agent a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be designated as a Lender party to the Loan and Servicing Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

Exhibit M-1

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent, the Collateral Agent and the other Lender(s) as follows: (i) none of the Administrative Agent, the Collateral Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto, or with respect to any promissory notes issued under the Loan and Servicing Agreement, or the Collateral or the financial condition of the Servicer or the Borrower, or the performance or observance by the Servicer or the Borrower of any of their respective obligations under the Loan and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent, the Collateral Custodian and the Collateral Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Administrative Agent, the Collateral Custodian and Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Servicing Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender.

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

Exhibit M-2

SCHEDULE I TO

JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER SUPPLEMENT

Re:	Loan and Servicing Agreement, dated as of January 7, 2022, among Mallard Funding LLC, as Borrower, the other parties thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

Item 1: Date of Joinder Supplement:

Item 2: Proposed Lender:

Item 3: Commitment:

Item 4: Signatures of Parties to Agreement:

___________________________,
as Proposed Lender

By:
Name:
Title:

Exhibit M-3

MALLARD FUNDING LLC,
as Borrower

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

Exhibit M-4

SCHEDULE II TO

JOINDER SUPPLEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

•	Address for Notices:
•
•
•
•	Telephone:
•	email:
•
•	With a copy to:

•
•
•
•	Telephone:
•	email:

•

•	Wire Instructions:
•	Name of Bank:
•	A/C No.:
•	ABA No.
•	Reference:

Exhibit M-5

SCHEDULE III TO

JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:	[Name and address of the Borrower, Collateral Agent and Proposed Lender]

The undersigned is the Administrative Agent under the Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. [Note: attach copies of Schedules I and II from such Joinder Supplement.] Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be       and such Proposed Lender will be a Lender designated as a Lender with a Commitment of      .

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:
Name:
Title:

Exhibit M-6

EXHIBIT N

FORM OF POWER OF ATTORNEY FOR SERVICER

[Date]

This Power of Attorney is executed and delivered by Apollo Debt Solutions BDC, a Delaware statutory trust, as the Servicer under the Loan and Servicing Agreement (each as defined below), to [ ⚫ ], as the [Collateral Agent]/[Administrative Agent] under the Loan and Servicing Agreement (together with its successors and assigns in such capacity, the “Attorney”), pursuant to that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

No person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Servicer as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the Servicer until all obligations of the Borrower under the Transaction Documents have been indefeasibly paid in full and the Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

Apollo Debt Solutions BDC, as the Servicer, hereby irrevocably constitutes and appoints the Attorney (and all officers, employees or agents designated by the Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Collateral Agent, the Lender and the other Secured Parties under the Loan and Servicing Agreement and in connection with notifying Obligors of the Collateral Agent’s interest in the Collateral pursuant to Section 5.01(s) of the Loan and Servicing Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Servicer’s place and stead and at the Servicer’s expense and in the Servicer’s name or in the Attorney’s own name, from time to time in the Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to exercise the rights of the Servicer under the Loan and Servicing Agreement and the

Exhibit N-1

other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to the Attorney the power and right, on its behalf, without notice to or assent by it, to do the following in connection with exercising the rights of the Servicer under the Loan and Servicing Agreement: (a) open mail for the Servicer, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices, in each case in connection with the Collateral; (b) effect any repairs to any of the Collateral, or continue or obtain any insurance with respect to the Collateral and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral; (d) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against the Servicer with respect to the Collateral if the Servicer does not defend such suit, action or proceeding or if the Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to the Attorney with respect to the Collateral, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Attorney for the purpose of collecting any and all such moneys due to the Servicer with respect to the Collateral whenever payable and to enforce any other right in respect of the Collateral; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with the Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) give any necessary receipts or acquittance for amounts collected or received under the Loan and Servicing Agreement; (h) make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (i) execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral, the Servicer hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral; (k) sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; and (l) cause the certified public accountants then engaged by the Servicer to prepare and deliver to the Attorney at any time and from time to time, promptly upon the Attorney’s request, any reports required to be prepared by or on behalf of the Servicer or the Borrower under the Transaction Documents, all as though the Attorney were the absolute owner of the Collateral for all purposes, and to do, at the Attorney’s option and the Servicer’s expense, at any time or from time to time, all acts and other things that the Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral and the Liens of the Collateral Agent, for the benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements), all as fully and effectively as the Servicer might do. The Servicer hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Left Intentionally Blank]

Exhibit N-2

IN WITNESS WHEREOF, this Power of Attorney is executed by the Servicer as of the date first written above.

APOLLO DEBT SOLUTIONS BDC

By:
Name:	Joseph Glatt
Title:	Secretary

Sworn to and subscribed before

me this [ • ], 20[ • ]:

Notary Public

Exhibit N-3

EXHIBIT O

FORM OF POWER OF ATTORNEY FOR BORROWER

[Date]

This Power of Attorney is executed and delivered by Mallard Funding LLC, as the Borrower under the Loan and Servicing Agreement (each as defined below), to [ ⚫ ], as the [Collateral Agent]/[Administrative Agent] under the Loan and Servicing Agreement (together with its successors and assigns in such capacity, the “Attorney”), pursuant to that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian. Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.

No person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Borrower as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the Borrower until all obligations of the Borrower under the Transaction Documents have been indefeasibly paid in full and the Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

Mallard Funding LLC hereby irrevocably constitutes and appoints the Attorney (and all officers, employees or agents designated by the Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Collateral Agent, the Lender and the other Secured Parties under the Loan and Servicing Agreement and in connection with notifying Obligors of the Collateral Agent’s interest in the Collateral pursuant to Section 5.01(s) of the Loan and Servicing Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Borrower’s place and stead and at the Borrower’s expense and in the Borrower’s name or in the Attorney’s own name, from time to time in the Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Loan and Servicing Agreement and the other Transaction Documents, and, without

Exhibit O-1

limiting the generality of the foregoing, hereby grants to the Attorney the power and right, on its behalf, without notice to or assent by it, to do the following: (a) open mail for the Borrower, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices; (b) effect any repairs to any of the Borrower’s assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Borrower or the Borrower’s property; (d) to the extent related to the Collateral and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against the Borrower if the Borrower does not defend such suit, action or proceeding or if the Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Attorney for the purpose of collecting any and all such moneys due to the Borrower whenever payable and to enforce any other right in respect of the Borrower’s property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the Borrower’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) give any necessary receipts or acquittance for amounts collected or received under the Loan and Servicing Agreement; (h) make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant to the Loan and Servicing Agreement; (i) execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition of the Collateral, the Borrower hereby ratifying and confirming all that such Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral; (k) sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; and (l) cause the certified public accountants then engaged by the Borrower to prepare and deliver to the Attorney at any time and from time to time, promptly upon the Attorney’s request, any reports required to be prepared by or on behalf of the Borrower under the Transaction Documents, all as though the Attorney were the absolute owner of the Borrower’s property for all purposes, and to do, at the Attorney’s option and the Borrower’s expense, at any time or from time to time, all acts and other things that the Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral and the Liens of the Collateral Agent, for the benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements), all as fully and effectively as the Borrower might do. The Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Left Intentionally Blank]

Exhibit O-2

IN WITNESS WHEREOF, this Power of Attorney is executed by the Borrower as of the date first written above.

MALLARD FUNDING LLC

By:
Name:
Title:

Sworn to and subscribed before me this [ ⚫ ], 20[ ⚫ ]:

Notary Public

Exhibit O-3

EXHIBIT P

Reference is made to that certain Loan and Servicing Agreement, dated as of January 7, 2022 (as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among Mallard Funding LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Apollo Debt Solutions BDC, a Delaware statutory trust, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), each of the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as the collateral agent, the account bank and the collateral custodian.

REPORTING AND OTHER OBLIGATIONS

1.	COMPLIANCE AND OTHER CERTIFICATES

The Servicer (on behalf of the Borrower) shall deliver to the Administrative Agent:

(a)

on each five (5) year anniversary of the date of the Loan and Servicing Agreement, an Officer’s Certificate providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral based on any tax or judgment lien;

(b)

together with each Servicing Report, a certificate substantially in the form of Exhibit I to Loan and Servicing Agreement (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that, to the knowledge of such Responsible Officer, no Event of Default, Servicer Default or Unmatured Event of Default having occurred; and

(c)

within ninety (90) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2022, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to the Loan and Servicing Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed all of its obligations under the Loan and Servicing Agreement throughout such year and no Servicer Default has occurred.

Exhibit P-1

2.	INSPECTION RIGHTS

2.1.

Each of the Borrower and the Servicer shall permit both (i) the Administrative Agent (who may be accompanied by any Lender (at its sole discretion)) and (ii) the representatives of the Administrative Agent, each at any time and from time to time as the Administrative Agent shall reasonably request (A) to inspect and make copies of and abstracts from its documents, books, records and other information relating to the Loan Assets and other Collateral and the Servicer’s servicing thereof and (B) to visit its properties in connection with the collection, processing or servicing of the Loan Assets for the purpose of examining such records, and to discuss matters relating to the Loan Assets and other Collateral and the Servicer’s servicing thereof or such Person’s performance under the Loan and Servicing Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. Each of the Borrower and the Servicer agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing, such visits and inspections shall occur only (x) one (1) time in each calendar year, (y) upon five (5) Business Days’ prior written notice and (y) during normal business hours. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and one (1) Business Day’s prior notice will be required before any inspection.

2.2.

The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the Loan Assets and all other documents regarding the Loan Assets included as part of the Collateral in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) one (1) time in each calendar year, (ii) upon five (5) Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing) and (iii) during normal business hours. During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection. From and after the Closing Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower’s and the Servicer’s collection and administration of the Loan Assets and other Collateral in order to assess compliance by the Servicer with the Servicer’s written policies and procedures and the Servicing Standard, as well as the Loan and Servicing Agreement other Transaction Documents and may conduct an audit of the Loan Assets and other Collateral, Records and Required Loan Documents in conjunction with such review.

Exhibit P-2

3.	OBLIGOR INFORMATION

3.1.

The Servicer will provide the Administrative Agent and each Lender (with a copy to the Collateral Agent) with prompt written notice of the occurrence of any Value Adjustment Event with respect to any Eligible Loan Asset of which the Servicer has knowledge or has received notice.

3.2.

The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent and the Lenders promptly after the occurrence of any payment default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.

3.3.	The Servicer will deliver to the Administrative Agent, with respect to each Obligor

(a)

to the extent received by the Borrower and/or the Servicer pursuant to the Underlying Instruments with respect to each Loan Asset, and the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor (including any financial statements, management discussion and analysis (to the extent available to the Servicer using commercially reasonable efforts), executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan Asset for such Obligor, for annual and quarterly reporting periods then available) provided to the Borrower and/or the Servicer quarterly by such Obligor, which delivery shall be made within ninety (90) days after the end of such Obligor’s first three (3) fiscal quarters and one-hundred twenty (120) days after the end of such Obligor’s fiscal year-end (which financial reporting package shall include, at minimum, sufficient details to determine Cash Interest Coverage Ratio, Senior Leverage Ratio, Total Leverage Ratio and EBITDA, as applicable, for such Obligor); and

(b)

on a quarterly basis, any other information reasonably requested by the Administrative Agent (including a report listing, and providing an explanation of, all amendments, modifications and waivers made with respect to any Underlying Instrument related to any Loan Asset during the immediately preceding Remittance Period, details of any banking facilities and the debt maturity schedule of such Obligor, and all information provided to an Approved Valuation Firm) relating to any Loan Asset to the extent available to the Servicer using commercially reasonable efforts.

provided that the Servicer shall not be obligated hereunder to deliver such Obligor reports to the Administrative Agent more than once per calendar month. Upon demand by the Administrative Agent, the Servicer will provide such other information as the Administrative Agent may reasonably request with respect to any Obligor (to the extent reasonably available to the Servicer and subject to any applicable confidentiality obligations under law or contract).

Exhibit P-3

3.4.

The Borrower shall deliver to the Collateral Custodian a hard copy or an electronic copy of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset not later than the Cut-Off Date pertaining to such Loan Asset.

3.5.

The Servicer will deliver to the Administrative Agent, the Lenders and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification, subject in all cases to appropriate redactions) as soon as reasonably practicable following the Servicer’s receipt of notification of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

3.6.	The Servicer shall furnish to the Administrative Agent:

(a)

Within 10 Business Days following the Servicer’s receipt thereof, (A) any financial reporting packages with respect to such Obligor and with respect to each Loan Asset for each Obligor (including any attached or included information, statements and calculations) received by the Borrower and/or the Servicer as of the date of the Servicer’s most recent portfolio review (which, for any individual Obligor, shall occur no less frequently than quarterly) and (B) the internal monitoring report prepared by the Servicer with respect to each Obligor; provided that the Servicer shall not be obligated hereunder to deliver such Obligor reports to the Administrative Agent more than once per calendar month; and

(b)

within ten (10) Business Days of each one (1)-year anniversary of the Cut-Off Date of such Loan Asset, any changes to the Obligor Information for such Obligor known to and in the possession of the Servicer.

4.	BORROWING BASE CERTIFICATE

The Borrower (or Servicer on the Borrower’s behalf) must provide the Administrative Agent with an updated Borrowing Base Certificate on:

(a)	the Closing Date;

(b)	each Reporting Date occurring in a calendar month in which a Payment Date does not occur;

(c)	each Determination Date;

(d)	the date as of which an Advance or reduction of the Advances Outstanding is requested;

(e)	the date as of which a release of Principal Collections is requested pursuant to Section 2.18 of the Loan and Servicing Agreement;

Exhibit P-4

(f)	the date of any Discretionary Sale;

(g)	the date as of which the Servicer obtains actual knowledge of any Value Adjustment Event;

(h)	the date as of which a Borrowing Base Deficiency occurs;

(i)	the last day of the Revolving Period; and

(j)	any other date reasonably requested by the Administrative Agent.

5.	SERVICING REPORT

On each Reporting Date, the Servicer will provide to the Borrower, each Lender, the Administrative Agent and the Collateral Agent, a monthly statement (such monthly statement substantially in the form of Exhibit H of the Loan and Servicing Agreement, a “Servicing Report”) prepared by it and signed by a Responsible Officer of the Servicer and the Borrower, based in part on information provided by the Servicer as of the immediately preceding Determination Date, including:

(a)	a Borrowing Base Certificate;

(b)	a Loan Asset Schedule;

(c)	a calculation of each Collateral Quality Test; and

(d)

if such Reporting Date occurs in a calendar month in which a Payment Date occurs, amounts to be remitted pursuant to the priority of payment set forth in Section 2.04 of the Loan and Servicing Agreement to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment).

6.	STRUCTURE INFORMATION

6.1.	The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Administrative Agent:

(a)

Promptly upon, and in any event within three (3) Business Days of the earlier of notice to the Borrower or the Servicer or a Responsible Officer of the Borrower or the Servicer having obtained knowledge of such event, written notice of the occurrence of any Event of Default or Unmatured Event of Default, together with a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto (with a copy to the Collateral Agent);

Exhibit P-5

(b)	Promptly following the occurrence of any event or other circumstance that is reasonably likely to have a Material Adverse Effect, written notice of such occurrence;

(c)

Telephonic or email notice within ten (10) Business Days (confirmed in writing within five (5) Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth (i) positive adjustments to the Tax liability of the Transferor or any “affiliated group” (of which the Transferor is a member) in an amount equal to or greater than $5,000,000 in the aggregate, (ii) positive adjustments to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate, or (iii) a challenge to the status of the Borrower as a “disregarded entity” for U.S. federal (or applicable state or local) income tax purposes;

(d)

Promptly if any representation or warranty set forth in the Loan and Servicing Agreement or the Purchase and Sale Agreement was incorrect at the time it was given or deemed to have been given, written notice thereof, together with written notice setting forth in reasonable detail the nature of such facts and circumstances;

(e)

As soon as possible and in any event within five (5) Business Days, promptly after the Borrower or the Servicer receives notice or obtains knowledge thereof, written notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s security interest in the Collateral, or the Borrower;

(f)

Promptly, and in any event within five (5) Business Days following any such event, (i) in the event that a Lien is imposed on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan or (ii) in the event any ERISA Event occurs that would reasonably be expected to result in material Tax, material penalty or other material liability to the Borrower, written notice of such event;

(g)

Promptly in the event the Borrower (i) becomes a Benefit Plan Investor, (ii) becomes subject to Similar Law or (iii) has or should have knowledge that the Loan and Servicing Agreement or any other action or transaction in connection with the Loan and Servicing Agreement or any other Transaction Document will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law, written notice of such event;

Exhibit P-6

(h)

As soon as possible and in any event within ten (10) Business Days (or two (2) Business Days in the case of any change in the accounting policies of the Servicer) after the effective date thereof, notice of any change in the accounting policies of the Borrower, the Servicer or the Transferor;

(i)

Within five (5) Business Days after the filing of any litigation against the Borrower or the Transferor which, if a judgment were to be obtained by the plaintiff, would result in the occurrence of an Event of Default or otherwise cause a Material Adverse Effect, written notice of such filing;

(j)

Promptly after the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Transferor or the Servicer (or any of their Affiliates that are in the business of originating, acquiring or servicing assets similar to Loan Assets) or the Transaction Documents, written notice thereof; provided that, for purposes of this paragraph 6.1(j), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents in excess of $1,000,000 shall be deemed to be expected to have such Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $10,000,000 shall be deemed to be expected to have such a Material Adverse Effect;

(k)

promptly following the Administrative Agent’s request, and in any event within five (5) Business Days of such request, such other information, financial or otherwise, available to or reasonably obtainable by the Borrower with respect to the Borrower and the Collateral, as the Administrative Agent may reasonably request from time to time, subject to any applicable confidentiality requirement under law or contract;

(l)

Simultaneously with delivery to the Transferor, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by the Borrower and furnished to the Transferor, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under any the Borrower LLC Agreement, and any notice relating in any way to the misconduct of the Borrower or the Servicer. In respect of the foregoing, the Borrower shall disseminate such information to the Administrative Agent and each Lender either through mailings, email delivery or by posting such information on its website and giving the Administrative Agent and each Lender access thereto

Exhibit P-7

6.2.

The Borrower shall, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statement referred to in Schedule I to Loan and Servicing Agreement or any other financing statement filed pursuant to Loan and Servicing Agreement or in connection with any Advance under the Loan and Servicing Agreement, (i) authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and (ii) deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lenders an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I to Loan and Servicing Agreement with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

6.3.

The Servicer will submit to the Administrative Agent and each Lender, (i) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year of the Servicer or the Transferor, as applicable, commencing March 2022, consolidated unaudited financial statements of the Servicer for the most recent fiscal quarter, and (ii) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ended December 2021, consolidated audited financial statements of the Servicer and the Transferor audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided, that the financial statements required to be delivered pursuant to this paragraph 6.3 which are made available via EDGAR, or any successor system of the U.S. Securities Exchange Commission, in the Servicer’s quarterly report on Form 10-Q, shall be deemed delivered on the date such documents are made so available.

6.4.

The Servicer will promptly furnish to the Collateral Agent, the Administrative Agent and each Lender, to the extent available or reasonably obtainable by the Servicer and subject to any applicable confidentiality requirements under law or contract, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent, any Lender or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lenders, the Collateral Agent or Secured Parties under or as contemplated by the Loan and Servicing Agreement.

7.	GENERAL

7.1.

For the purposes of the delivery of information or notices in respect of Loan Assets in this Exhibit only (and for the avoidance of doubt, not any other provisions of the Transaction Documents), obligations which are to constitute Eligible Loan Assets in respect of which the Borrower has entered into a binding commitment to purchase or originate, but which have not yet settled.

Exhibit P-8

7.2.

All financial information to be delivered or used in calculations referred to in this Exhibit (including, for the avoidance of doubt, any Borrowing Base Certificates or information described in paragraph 3 required to be delivered hereunder) shall be based on the financial statements of the Obligor (and, if applicable, its Affiliates) in respect of the financial quarter for which it has most recently reported in accordance with the terms of the Underlying Instruments as of the date of delivery of such information (or the related calculations) in this Exhibit.

7.3.	All references in this Exhibit to confidentiality restrictions are to such restrictions arising pursuant to contract, operation of law or otherwise.

Exhibit P-9

ANNEX B

AMENDED PURCHASE AND SALE AGREEMENT

(see attached)

~~Execution Version~~

Conformed through:

Sixth Amendment to Loan and Servicing Agreement and First Amendment to Purchase and Sale Agreement,

dated as of November 25, 2025

PURCHASE AND SALE AGREEMENT

by and between

MALLARD FUNDING LLC,

as the Purchaser

and

APOLLO DEBT SOLUTIONS BDC,

as the Transferor

Dated as of January 7, 2022

		Page

ARTICLE I. DEFINITIONS		1

Section 1.1.	General	1
Section 1.2.	Specific Terms	2
Section 1.3.	Other Terms	4
Section 1.4.	Certain References	4

ARTICLE II. SALE AND PURCHASE OF THE ELIGIBLE LOAN ASSETS		4

Section 2.1.	Sale and Purchase of the Eligible Loan Assets	4
Section 2.2.	Purchase Price	7
Section 2.3.	Payment of Purchase Price	7
Section 2.4.	Nature of the Sales	8
Section 2.5.	Participations	~~9~~10

ARTICLE III. CONDITIONS OF SALE AND PURCHASE		11

Section 3.1.	Conditions Precedent to Effectiveness	11
Section 3.2.	Conditions Precedent to All Purchases	12

ARTICLE IV. REPRESENTATIONS AND WARRANTIES		14

Section 4.1.	Representations and Warranties of the Transferor	14
Section 4.2.	Representations and Warranties of the Transferor Relating to the Agreement and the Sale Portfolio	21
Section 4.3.	Representations and Warranties of the Purchaser	22

ARTICLE V. COVENANTS OF THE TRANSFEROR		24

Section 5.1.	Protection of Title of the Purchaser	24
Section 5.2.	Affirmative Covenants of the Transferor	27
Section 5.3.	Negative Covenants of the Transferor	32

ARTICLE VI. REPURCHASES AND SUBSTITUTION BY THE TRANSFEROR		33

Section 6.1.	Repurchase of Loan Assets	33
Section 6.2.	Substitution of Loan Assets	34
Section 6.3.	Repurchase Limitations	36

ARTICLE VII. ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE SALE PORTFOLIO		36

Section 7.1.	Rights of the Purchaser	36
Section 7.2.	Rights With Respect to Loan Files	36
Section 7.3.	Notice to Collateral Agent and Administrative Agent	37

i

SCHEDULES AND EXHIBITS

Schedule I – Sale Portfolio List

Exhibit A – Form of Loan Asset Assignment

Exhibit B – Form of Power of Attorney for Transferor

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of January 7, 2022, by and between APOLLO DEBT SOLUTIONS BDC, a Delaware statutory trust, as the seller (the “Transferor”), and MALLARD FUNDING LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Transferor from time to time, and the Transferor has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets (as hereinafter defined) and Related Assets (as defined in the Loan and Servicing Agreement) related thereto on the terms set forth herein;

WHEREAS, it is contemplated that the Purchaser will grant a security interest in the Loan Assets and Related Assets Purchased hereunder, to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan and Servicing Agreement (as defined herein) and the related Transaction Documents; and

WHEREAS, the Transferor agrees that all representations, warranties, covenants and agreements made by the Transferor herein with respect to the Sale Portfolio shall also be for the benefit of any Secured Party (as defined in the Loan and Servicing Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Transferor, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. General. Unless a contrary intention appears: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) the word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law of with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities, (f) unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person

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shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) unless expressly stated otherwise, any decision to be made at the discretion of any Person shall be in its sole discretion (or in the case of the Purchaser, its assignee), (h) reference to any time means New York, New York time (unless expressly specified otherwise), (i) any reference to “close of business” means 5:00 p.m., New York, New York time and (j) any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Loan and Servicing Agreement; provided that if within such definition in the Loan and Servicing Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Purchase and Sale Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Early Termination” has the meaning specified in Section 8.1(a).

“Elevation” has the meaning specified in Section 2.5.

“Facility Financing Statements” has the meaning specified in Section 3.1(d).

“Indemnified Amounts” has the meaning specified in Section 9.1(a).

“Indemnified Party” has the meaning specified in Section 9.1(a).

“Initial Purchase Date” means the first Purchase Date with respect to any Loan Assets acquired by the Purchaser.

“Loan Asset” means (a) any commercial loan and (b) any Participation, in each case, listed on Schedule I hereto, as the same may be amended, restated, supplemented and/or otherwise modified from time to time (and including any commercial loans listed on Schedule I to any Loan Asset Assignment), and all accounts, payment intangibles, instruments and other property related to the foregoing.

“Loan Asset Assignment” means a Loan Asset assignment executed by the Transferor and the Purchaser, substantially in the form of Exhibit A attached hereto.

2

“Loan and Servicing Agreement” means that certain Loan and Servicing Agreement, dated as of January 7, 2022, by and among the Purchaser, as the Borrower, Apollo Debt Solutions BDC, as the Servicer and as the Transferor, each of the Lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, and The Bank of New York Mellon Trust Company, National Association, as the Collateral Agent, the Account Bank and the Collateral Custodian, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Non-Consolidation/True Sale Opinion” has the meaning specified in Section 4.1(hh).

“Participation” has the meaning specified in Section 2.5.

“Purchase” means a purchase by the Purchaser of an Eligible Loan Asset and the Related Assets from the Transferor pursuant to ARTICLE II.

“Purchase Date” has the meaning specified in Section 2.1(b).

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the Preamble.

“Replaced Loan Asset” has the meaning specified in Section 6.2(b)(i).

“Repurchase Price” means, with respect to a Loan Asset to be repurchased pursuant to ARTICLE VI hereof, the product of (i) the Purchase Price (as defined in the Loan and Servicing Agreement and calculated without giving effect to the proviso in the definition thereof) of such Loan Asset, multiplied by (ii) the Outstanding Balance.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Transferor in the property identified below in clauses (a) through (c) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

3

(b) the Related Assets with respect to the Loan Assets referred to in clause (a); and

(c) all income and Proceeds of the foregoing.

“Schedule I” means the schedule of all Sale Portfolio that is Sold by the Transferor to the Purchaser on a Purchase Date, as supplemented on any subsequent Purchase Date by the “Schedule I” attached to the applicable Loan Asset Assignment, and incorporated herein by reference, as such schedule may be amended, restated, supplemented and/or otherwise modified from time to time pursuant to the terms hereof, which schedule shall, together with all amendments, restatements, supplements and modifications thereto, be included in and made part of the Loan Asset Schedule attached to the Loan and Servicing Agreement.

“SEC” has the meaning specified in Section 5.2(l).

“Sixth Amendment Effective Date” has the meaning specified in the Loan and Servicing Agreement.

“Substitute Eligible Loan Asset” has the meaning specified in Section 6.2(a).

“Substitution” has the meaning specified in Section 6.2(a).

“Transferor Purchase Event” means with respect to any Loan Asset, the occurrence of a breach of the Transferor’s representations and warranties under Section 4.2 on the Purchase Date for such Loan Asset.

“Transferor Termination Event” has the meaning specified in Section 8.1(a).

Section 1.3. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP, as in effect from time to time. All terms used in Article 9 of the New York UCC, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4. Certain References. All references to the Outstanding Balance of a Loan Asset as of a Purchase Date shall refer to the close of business on such day.

ARTICLE II.

SALE AND PURCHASE OF THE ELIGIBLE LOAN ASSETS

Section 2.1. Sale and Purchase of the Eligible Loan Assets. On or after the Closing Date:

(a) Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in ARTICLE III), the Transferor hereby agrees to (i) sell, transfer and otherwise convey (collectively, “Sell” and any such sale, transfer and/or other conveyance, a “Sale”), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of the Transferor (whether now owned or hereafter acquired or arising, and wherever located) in and to

4

certain Sale Portfolio designated by the Transferor and (ii) transfer, or cause the deposit into, the Collection Account of all Available Collections received by the Transferor on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within two (2) Business Days after the receipt thereof. The Transferor hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Transferor.

(b) The Transferor shall on any Business Day prior to a Transferor Termination Event (each a “Purchase Date”) execute and deliver to the Purchaser a proposed Loan Asset Assignment identifying the Sale Portfolio to be Sold by the Transferor to the Purchaser on such Purchase Date. From and after such Purchase Date, the Sale Portfolio listed on Schedule I to the related Loan Asset Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Sale Portfolio hereunder.

(c) [Reserved].

(d) On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Transferor to the Purchaser on such Purchase Date, and the Transferor shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Sale Portfolio.

(e) Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Transferor; it being understood that the Transferor shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Transferor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Transferor for the credit risk of the Obligors.

(f) The Purchaser and any assignee of the Purchaser shall have the funding obligations (but, with respect to any Participation, such obligations shall not transfer until the date of Elevation for such Participation) to Obligors pursuant to the terms of the applicable Underlying Instrument for Delayed Draw Loan Assets or Revolving Loans and any other obligation or liability to Obligors and to any other third parties required of the Purchaser or such assignee as lender of record. The Purchaser and any assignee of the Purchaser shall not have any obligation or liability to any Obligor or client of the Transferor (including any obligation to perform any obligation of the Transferor, including with respect to any other related agreements) in respect of the Sale Portfolio other than those obligations and liabilities set forth in the preceding sentence. No Secured Party shall have any obligation or liability pursuant to the terms of the applicable Underlying Instrument, no such obligation or liability is intended to be assumed by the Secured Parties and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Sale of the Sale Portfolio by the Transferor to the Purchaser pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Purchaser or the Secured Parties of any obligation of the Transferor, as lead agent, collateral agent or paying agent under any Loan Asset.

5

(g) In connection with each Purchase of Sale Portfolio hereunder, the Transferor shall cause to be delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 2:00 p.m. one (1) Business Day prior to the related Purchase Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan, a fully executed assignment agreement); provided that, notwithstanding the foregoing, the Purchaser and the Transferor shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than the related Purchase Date.

(h) In accordance with the Loan and Servicing Agreement, certain documents relating to the Sale Portfolio shall be delivered to and held in trust by the Collateral Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Transferor to cause such documents to be delivered to the Collateral Custodian. Such delivery to the Collateral Custodian of such documents and the possession thereof by the Collateral Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

(i) The Transferor shall provide all information, and any other reasonable assistance, to the Collateral Custodian and the Collateral Agent necessary for the Collateral Custodian and the Collateral Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Loan and Servicing Agreement.

(j) In connection with each Purchase of Sale Portfolio hereunder, the Transferor hereby grants to the Purchaser (and after an Event of Default has occurred and is continuing, to assignees of the Purchaser, the Administrative Agent, the Lender, the Collateral Agent and the Collateral Custodian) an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Transferor to account for the Sale Portfolio, to the extent necessary to administer the Sale Portfolio, whether such software is owned by the Transferor or is owned by others and used by the Transferor under license agreements with respect thereto; provided that, should the consent of any licensor of such software be required for the grant of the license described herein to be effective or for the Purchaser to assign such licenses to the Transferor or any successor, the Transferor hereby agrees that upon the request of the Purchaser (or after an Event of Default has occurred and is continuing, upon the request of assignees of the Purchaser, the Administrative Agent, the Lender, the Collateral Custodian or the Collateral Agent), the Transferor shall use commercially reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the Collection Date and shall terminate on the date this Agreement terminates in accordance with its terms. The Transferor shall use its commercially reasonable efforts to ensure that the Purchaser (and, after an Event of Default has occurred and is continuing, assignees of the Purchaser, the Administrative Agent, the Lender, the Collateral Agent and the Collateral Custodian) and the Transferor (or any successor) has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Sale Portfolio and/or to recreate the related Loan Files.

(k) In connection with the Purchase by the Purchaser of Sale Portfolio as contemplated by this Agreement, the Transferor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Sale Portfolio has been purchased by the Purchaser in accordance with this Agreement.

6

(l) The Transferor further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by Obligor’s name and Outstanding Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to the applicable Loan Asset Assignment and shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be amended, restated, supplemented and otherwise modified from time to time.

(m) The Transferor shall, at all times, continue to fulfill its obligations under, and in strict conformance with, the terms of all Underlying Instruments (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Underlying Instrument for Delayed Draw Loan Assets or Revolving Loans and any other obligations to Obligors or other third parties pursuant to the terms of the applicable Underlying Instrument required of the Purchaser as lender of record under such Underlying Instrument) related to any Sale Portfolio purchased hereunder, including without limitation any obligations pertaining to any Retained Interest.

(n) The Transferor and the Purchaser each acknowledge with respect to itself that the representations and warranties of the Transferor in Section 4.1 and Section 4.2 hereof and of the Purchaser in Section 4.3 hereof, and the covenants and agreements of the Transferor herein, including without limitation, in ARTICLE V and ARTICLE VI hereof, will run to and be for the benefit of the Purchaser and, during the continuance of an Event of Default, the Collateral Agent (on behalf of the Secured Parties) and the Purchaser and, during the continuance of an Event of Default, the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Purchaser when enforcing against the Transferor) the obligations of the Transferor or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations, as set forth in this Agreement.

Section 2.2. Purchase Price.

The purchase price for each item of Sale Portfolio Sold to the Purchaser hereunder (the “Purchase Price”) shall be in a dollar amount equal to the fair market value of such Loan Asset. The amount, if any, by which the Purchase Price exceeds the fair market value of such Loan Asset shall constitute a capital contribution by the Transferor to the Purchaser.

Section 2.3. Payment of Purchase Price.

(a) The Purchase Price for any Sale Portfolio Sold by the Transferor to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds; and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the Advances the Purchaser expects to receive pursuant to the Loan and Servicing Agreement), by means of a capital contribution by the Transferor to the Purchaser.

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(b) The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Transferor on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Transferor and the Purchaser on the applicable Purchase Date.

(c) In connection with each delivery of a Loan Asset Assignment, the Transferor hereunder shall be deemed to have certified, with respect to the Sale Portfolio to be Sold by it on such day, that its representations and warranties contained in Section 4.1 and Section 4.2 are true, complete and correct in all material respects or, if qualified as to materiality or Material Adverse Effect, in all respects, on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date), that no Event of Default has occurred or would result therefrom and no Unmatured Event of Default exists or would result therefrom; provided that a Borrowing Base Deficiency (and any Unmatured Event of Default or Event of Default arising therefrom) shall not impair the right of the Transferor to effect an otherwise permitted transfer, in accordance with Section 2.06 of the Loan and Servicing Agreement, to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default or Event of Default arising therefrom), so long as immediately after giving effect to such transfer and any other sale or transfer or other actions taken to cure such Borrowing Base Deficiency in accordance with Section 2.06 of the Loan and Servicing Agreement substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured.

(d) Upon the payment of the Purchase Price for any Purchase (or, in the case of each Loan Asset conveyed via a Participation, the date of Elevation), title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Transferor in fact to satisfy any such condition precedent, covenant or agreement.

(e) The Purchase Price paid hereunder shall be deemed to be payment of the purchase price for the Participations pursuant to the Master Participation Agreement, if applicable.

Section 2.4. Nature of the Sales.

(a) It is the express intent of the parties hereto that the Sale of the Sale Portfolio by the Transferor to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute and true sale by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of the Sale Portfolio by the Transferor to the Purchaser to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Transferor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Transferor to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the

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Controlled Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Transferor hereunder; (iii) the possession by the Purchaser or the Collateral Agent (or the Collateral Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of Sale Portfolio and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(b) It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Transferor to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c) The Purchaser agrees to treat, and shall cause the Transferor to treat, for all purposes, the transactions effected by this Agreement as sales of assets to the Purchaser. The Transferor agrees to reflect in the Transferor’s financial records and to include a note in any annual and quarterly financial statements indicating that: assets that have been sold hereunder are owned by the Purchaser and that while the Purchaser is consolidated in the Transferor’s financial statements, the creditors of the Purchaser have received security interests in such assets and such assets are not, and are not intended to be, available to the creditors of the Transferor (or any other creditor of any affiliate of the Transferor).

(d) The Transferor and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any underlying promissory note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan Asset in accordance with the terms of any Underlying Instruments may reflect that the Transferor (or any affiliate thereof or any third party from whom the Transferor may determine to acquire a Loan Asset and designate the Purchaser as the purchaser thereof) is assigning such Loan Asset directly to the Purchaser. Nothing in such assignment agreements shall be deemed to impair the transfers of the Loan Assets by the Transferor to the Purchaser in accordance with the terms of this Agreement. Any such Loan Asset so assigned for administrative convenience shall be deemed sold and transferred by the related seller to the Transferor and, pursuant to this Agreement, shall be deemed sold and transferred by the Transferor to the Purchaser.

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Section 2.5. Participations.

(a) With respect to Participations (as hereinafter defined), pursuant to the Master Participation Agreement or this Agreement, in each case, the Transferor will irrevocably sell, transfer and grant to the Purchaser, and the Purchaser will acquire, an undivided 100% participation in such Loan Asset and its related right, title and interest (each, a “Participation”) in each of the Loan Assets until the settlement of the sale of each such Loan Asset is effected. Each such Participation with respect to a Loan Asset set forth in Schedule 1 is included in the Sale Portfolio and is assigned, transferred and sold or contributed to the Purchaser pursuant to this Agreement. The Participations shall include all claims, causes of action and any other right of the Transferor (in its capacity as a lender under any credit documentation executed and delivered in connection with a Loan Asset), whether known or unknown, against any obligor or any of its affiliates, agents, representatives, contractors, advisors or other Person arising under or in connection with such documentation or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold pursuant to this Agreement. Such sale of the Participations shall constitute an absolute sale of each such Participation. Each of the Participations shall have the following characteristics: (i) the Participation represents an undivided participating interest in 100% of the underlying Loan Asset and its proceeds (including Available Collections, accrued and unpaid interest and any payment or other periodic distribution); (ii) the Transferor does not provide any guaranty of payments to the holder of the Participation or other form of recourse (except as otherwise expressly provided in the representations and warranties set forth in ARTICLE IV) or credit support; and (iii) the Participation represents a pass-through of all of the payments made on the Loan Asset (including Available Collections) and will last for the same length of time as such Loan Asset except that each Participation will terminate automatically upon the settlement of the assignment of the underlying right, title and interest.

(b) Each party hereto shall use commercially reasonable efforts to, as soon as reasonably practicable and in all events within sixty (60) calendar days of the Closing Date or the Sixth Amendment Effective Date, as applicable (or such later date as agreed to by the Administrative Agent in its sole discretion), cause the Purchaser, as assignee of the Transferor, to become a lender under the Underlying Instrument with respect to the interest of the Transferor in each transferred Loan Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the Underlying Instrument and consistent with the terms of this Agreement (such event, an “Elevation”); provided that the Participations that are not elevated within the time periods set forth above will cease to be “Eligible Assets” until Elevation thereof but such failure shall not be considered to be a breach of this Agreement or any other Transaction Document. The Purchaser shall pay any elevation fees, transfer fees and other expenses payable in connection with an Elevation and any expenses of administration for each Loan Asset prior to its Elevation.

(c) Until an Elevation has been effected with respect to each Participation, the Transferor shall, and under the Master Participation Agreement with respect to the Participations transferred on the Closing Date, has agreed that it shall, (i) maintain its existence and remain solvent and (ii) maintain the necessary service providers and have sufficient funds to pay for the expenses related to elevating each of the Participations and to continuing its existence.

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(d) The Transferor agrees that, until the Elevation of each Participation has been completed, it shall exercise the same duty of care in the administration and enforcement of the Participation that it would exercise if it held the Loan Assets solely for its own account, but in any event, no less than a commercially reasonable standard of care.

(e) Pending completion of the assignment of the interest of the Transferor in each transferred Loan Asset in accordance with the applicable Underlying Instruments, the Transferor shall (and pursuant to the Master Participation Agreement with respect to the Participations transferred on the Closing Date, has agreed that it shall) comply with any written instructions provided to the Transferor by or on behalf of the Purchaser with respect to voting rights to be exercised by holders of such transferred Loan Assets, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable Underlying Instrument (and such restrictions, requirements or prohibitions are hereby incorporated by reference as if set forth herein).

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or before the Closing Date, in form and substance satisfactory to the Purchaser, all of the following:

(a) a copy of this Agreement duly executed by each of the parties hereto;

(b) a certificate of the Secretary or Assistant Secretary of the Transferor, dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of the Transferor authorized to sign on behalf of the Transferor this Agreement, the Loan Asset Assignments and all other documents to be executed by the Transferor hereunder or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Transferor, a revised certificate meeting the requirements of this Section 3.1(b)), (ii) that the copy of the Transferor’s certificate of trust attached to such certificate is a complete and correct copy and that such certificate of trust has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the Transferor’s declaration of trust attached to such certificate is a complete and correct copy, and that such declaration of trust has not been amended, modified or supplemented and is in full force and effect, and (iv) that the copy of the resolutions of the Transferor’s board of trustees attached to such certificate, approving and authorizing the execution, delivery and performance by the Transferor of this Agreement, the Loan Asset Assignments and all other documents to be executed by the Transferor hereunder or in connection herewith, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect;

(c) a good standing certificate, dated as of a recent date for the Transferor, issued by the Secretary of State of the State of Delaware;

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(d) financing statements (the “Facility Financing Statements”) describing the Sale Portfolio, and (i) naming the Transferor as the “debtor/transferor”, the Purchaser as “secured party/buyer” and the Collateral Agent, on behalf of the Secured Parties, as “secured party/total assignee” and (ii) other similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser’s interest and the Collateral Agent’s, on behalf of the Secured Parties, interests, respectively, in all Sale Portfolio;

(e) financing statements, if any, necessary to release all security interests and other rights of any Person in the Sale Portfolio previously granted by the Transferor;

(f) copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Transferor (under its present name and any previous name) as debtor and which are filed in the jurisdiction of Delaware, together with copies of such financing statements (none of which shall cover any Sale Portfolio);

(g) all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser and the Administrative Agent, and the Purchaser and the Administrative Agent shall have received from the Transferor copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Purchaser and the Administrative Agent may have reasonably requested;

(h) any necessary third party consents and approvals to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

(i) all fees then required to be paid in accordance with the provisions of the Transaction Documents shall have been paid on the Closing Date; and

(j) the Non-Consolidation/True Sale Opinion and one or more favorable Opinions of Counsel of counsel to the Transferor with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Purchaser or any assignee thereof may reasonably request.

Section 3.2. Conditions Precedent to All Purchases. Each Purchase to take place on a Purchase Date on or after the Closing Date hereunder shall be subject to the further conditions precedent that:

(a) The following statements shall be true:

(i) The representations and warranties of the Transferor contained in Section 4.1 and Section 4.2 shall be true, complete and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality or Material Adverse Effect, in all respects) on and as of such Purchase Date, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

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(ii) The Transferor is in compliance with each of its covenants and other agreements set forth herein, in each case, in all material respects (or, if already qualified as to materiality or Material Adverse Effect, in all respects);

(iii) No Transferor Termination Event (or event which, with the passage of time or the giving of notice, or both would constitute a Transferor Termination Event) shall have occurred or would result from such Purchase;

(iv) The Facility Maturity Date has not yet occurred;

(v) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Purchaser in accordance with the provisions hereof; and

(vi) No Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the Lien of the Collateral Agent on the Eligible Loan Assets to be transferred to the Purchaser on such Purchase Date.

(b) The Purchaser shall have received a duly executed and completed Loan Asset Assignment along with a Schedule I that is true, complete and correct as of the related Cut-Off Date.

(c) The Transferor shall have delivered to the Collateral Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Required Loan Documents and the Loan Asset Checklist of any of the Loan Assets or Related Assets related thereto being acquired by the Purchaser not later than the related Purchase Date.

(d) The Transferor shall have taken all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Transferor to the Purchaser pursuant to the terms hereof (or, in the case of each Loan Asset conveyed via a Participation, the date of Elevation), the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, as lender of record of each Loan Asset included in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (other than Permitted Liens). The Transferor shall have caused to be made, taken or performed all filings (including without limitation UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in such Eligible Loan Assets and the Related Assets related thereto (subject only to Permitted Liens).

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(e) The Transferor shall have received a copy of an Approval Notice executed by the Administrative Agent evidencing the approval of the Administrative Agent, in its sole and absolute discretion of the Sale to the Purchaser of the Eligible Loan Assets identified on (i) Schedule I to the applicable Loan Asset Assignment on the applicable Purchase Date and (ii) in the case of each Loan Asset conveyed via a Participation, on Schedule I hereto as of the Closing Date~~.~~ or as of the Sixth Amendment Effective Date, as applicable (other than with respect to those certain Participations included on Schedule I as of the Sixth Amendment Effective Date that are noted as pending approval by the Administrative Agent).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date (unless a specific date is specified below):

(a) Organization and Good Standing. The Transferor has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with all requisite statutory trust power and authority necessary to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Sale Portfolio and to Sell such Sale Portfolio to the Purchaser hereunder.

(b) Due Qualification. The Transferor is duly qualified to do business as a statutory trust, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals, except as would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Transferor (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement, each Loan Asset Assignment and the other Transaction Documents to which it is a party and (B) carry out the terms of this Agreement, each Loan Asset Assignment and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary statutory trust action the execution, delivery and performance of this Agreement, each Loan Asset Assignment and the other Transaction Documents to which it is a party and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement, each Loan Asset Assignment and each other Transaction Document to which the Transferor is a party have been duly executed and delivered by the Transferor.

(d) Valid Conveyance; Binding Obligations. This Agreement, each Loan Asset Assignment and the Transaction Documents to which the Transferor is party have been and, in the case of each Loan Asset Assignment delivered after the Closing Date, will be, duly executed and delivered by the Transferor, and this Agreement, together with the applicable Loan Asset Assignment in each case, shall effect valid Sales of Sale Portfolio, enforceable against the Transferor and creditors of and purchasers from the Transferor, and this Agreement, each Loan Asset Assignment and such Transaction Documents shall constitute the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its respective terms, except as enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

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(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Transferor is a party and the fulfillment of the terms hereof and thereof will not in any material respect (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Transferor’s Constituent Documents or any contractual obligation of the Transferor, (ii) result in the creation or imposition of any Lien upon any of the Transferor’s properties pursuant to the terms of any contractual obligation, other than this Agreement, the other Transaction Documents to which it is a party and Permitted Liens, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Asset Assignment or any other Transaction Document to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Asset Assignment or any other Transaction Document to which the Transferor is a part or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Transferor of this Agreement and any other Transaction Document to which the Transferor is a party, including, without limitation, for the transfer of the Collateral to the Purchaser, have been obtained, other than such as have been met or obtained and are in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(h) State of Organization, Etc. Except as permitted hereunder, the Transferor’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Transferor has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names. The chief executive office of the Transferor (and the location of the Transferor’s Records regarding the Sale Portfolio (other than those delivered to the Collateral Custodian)) is at the address of the Transferor set forth in Section 10.4 (or at such other address as shall be designated by such party in a written notice to the other parties hereto). The Transferor’s only jurisdiction of formation is Delaware, and, except as permitted hereunder, the Transferor has not changed its jurisdiction of incorporation.

(i) Solvency. The Transferor is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Transferor is a party do not and will not render the Transferor not Solvent.

(j) Selection Procedures; Origination of Loan Assets. In selecting the Loan Assets to be transferred to the Purchaser pursuant to the terms of this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Purchaser (or any of its assignees, including any Secured Party). Such Loan Assets originated by the Transferor were originated in all material respects pursuant to and in accordance with the Transferor’s policies and procedures.

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(k) Compliance with Applicable Law. The Transferor has complied in all material respects with all Applicable Law to which it may be subject, is not in violation of any order of any Governmental Authority or other board or tribunal, and no item of Sale Portfolio contravenes any Applicable Law, in each case, in any material respect.

(l) Taxes. The Transferor has filed or caused to be filed on a timely basis all income and other material tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same) and is not liable for Taxes payable by any other Person. The Transferor has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Transferor), and no Tax lien (other than a Permitted Lien) has been filed and no claim is being asserted, with respect to any such Tax, assessment or other charge. Any Taxes due and payable by the Transferor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(m) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including the use of the Proceeds from the sale of Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(n) Loan Asset Assignments. Each Loan Asset Assignment is true, complete and correct.

(o) No Liens, Etc. The Sale Portfolio to be acquired by Purchaser hereunder is owned by the Transferor free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Transferor has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder (or, in the case of each Loan Asset conveyed via a Participation, on the date of Elevation), the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens). No effective UCC financing statement reflecting the Transferor or the Transferor’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Loan and Servicing Agreement and any financing statements that have been terminated and/or fully and validly assigned to the Collateral Agent on or before the related Purchase Date.

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(p) Information True and Correct. All information heretofore furnished by or on behalf of the Transferor in writing to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true, complete and correct in all material respects as of the date provided; provided that, solely with respect to written or electronic factual information which was provided from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Transferor.

(q) Investment Company Act. The Transferor is not required to register as an “Investment Company” under the provisions of the 1940 Act.

(r) Intent of the Transferor. The Transferor has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Transferor’s creditors.

(s) Value Given. The Transferor has received fair consideration and reasonably equivalent value from the Purchaser in exchange for the Sale of the Loan Assets (or any number of them) to the Purchaser pursuant to this Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Purchaser to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t) Accounting. The Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Transferor to the Purchaser.

(u) Broker-Dealers. The Transferor is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(v) Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Transferor and any Affiliates thereof, and the Transferor hereby acknowledges that the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the other Secured Parties are entering into the transactions contemplated by the Loan and Servicing Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Transferor and from each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor shall take all steps, including, without limitation, all steps that the Administrative Agent, the Lender and the Collateral Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Transferor shall take all steps to ensure that the Purchaser has not and will not take, refrain from taking, or fail to take (as applicable) any action described in Section 4 of the Borrower LLC Agreement and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement.

(w) Purchase and Sale Agreement. This Agreement, the Master Participation Agreement and the Loan Asset Assignments (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan Asset in accordance with the related Underlying Instrument) contemplated herein are the only agreements or arrangements pursuant to which the Transferor Sells the Sale Portfolio Sold by it to the Purchaser.

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(x) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Transferor;

(ii) the Loan Assets, along with the related Loan Files, are comprised of “instruments,” “security entitlements,” “general intangibles,” “accounts,” “certificated securities,” “uncertificated securities,” “securities accounts,” “deposit accounts,” “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Transferor has complied with its obligations under this Section 4.1(x);

(iii) the Transferor owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv) the Transferor has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;

(v) the Transferor has caused the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Sale Portfolio and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Purchaser under this Agreement;

(vi) other than as expressly permitted by the terms of this Agreement and the Loan and Servicing Agreement and the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Sale Portfolio. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Sale Portfolio other than any financing statement (A) relating to the security interest granted to the Purchaser under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Purchase Date. The Transferor is not aware of the filing of any judgment or Tax lien filings against the Transferor;

(vii) all original executed copies of each underlying promissory note that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(viii) other than in the case of Noteless Loans, the Transferor has received, or subject to the delivery requirements herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgment of the Collateral Custodian set forth in Section 11.11 of the Loan and Servicing Agreement may serve as such acknowledgment;

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(ix) none of the underlying promissory notes (if any) that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(x) with respect to any Sale Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Purchaser of such certificated security; and

(xi) with respect to any Sale Portfolio that constitutes an “uncertificated security”, that the Transferor shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(y) Credit Policy. The Transferor has complied in all material respects with its policies and procedures with respect to all of the Sale Portfolio.

(z) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Transferor on the Purchaser’s behalf to send Principal Collections and Interest Collections on the Sale Portfolio.

(aa) Collections. The Transferor acknowledges that it has been instructed by the Purchaser to deposit into the Collection Account the Repurchase Price relating to any Loan Asset required to be repurchased hereunder. The Transferor acknowledges that all Available Collections received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser pursuant to the terms of this Agreement are held and shall be held in trust for the benefit of the Purchaser until deposited into the Collection Account as required by the Loan and Servicing Agreement.

(bb) Set-Off, Etc. No Eligible Loan Asset in the Sale Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Transferor or the Obligor thereof, and no Eligible Loan Asset in the Sale Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Sale Portfolio or otherwise, by the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Sale Portfolio otherwise permitted pursuant to Section 6.04(a) of the Loan and Servicing Agreement and in accordance with the Servicing Standard or amendments, extensions and modifications that are included in the Loan File.

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(cc) Full Payment. As of the applicable Purchase Date thereof, the Transferor has no knowledge of any fact which should lead it to expect that any Sale Portfolio will not be paid in full.

(dd) Ownership of the Purchaser. The Transferor owns directly 100% of the Equity Interests of the Purchaser, free and clear of any Lien. Such Equity Interests are validly issued, fully paid and non-assessable, and there are no options, warrants or other rights to acquire Equity Interests of the Purchaser.

(ee) [Reserved].

(ff) Anti-Terrorism; OFAC; Anti-Corruption.

(i) None of the Transferor nor any of its Affiliates, nor to the knowledge of the Transferor, any Obligor (A) is Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (C) is a Person (1) designated on OFAC’s list of Specially Designated Nationals and Blocked Persons or otherwise the subject of any Sanctions or (2) in violation of the limitations or prohibitions under any other Sanctions.

(ii) None of the Transferor nor any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) a foreign shell bank. For purposes of the foregoing, “foreign shell bank” means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of the Purchase Price will be used by the Transferor or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or knowingly indirectly), (x) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of applicable anti-corruption and anti-bribery laws, including the United States Foreign Corrupt Practices Act of 1977, as amended; (y) to fund or facilitate any money laundering or terrorist financing activities or business, or in any other manner that would cause or result in violation of applicable Anti-Money Laundering Laws; or (z) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of Sanctions, or the subject of comprehensive Sanctions, or in any other manner that would result in a violation by any Person of any Sanctions.

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(iv) The Transferor acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Transferor that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Transferor or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Transferor (including the name and address of such Person) in accordance with the Patriot Act.

(gg) Transferor Termination Event. No event has occurred which constitutes a Transferor Termination Event and no event has occurred and is continuing which with the passage of time or the giving of notice, or both would constitute a Transferor Termination Event (other than any Transferor Termination Event which has previously been disclosed to the Administrative Agent as such).

(hh) Opinion. The statements of fact in the section heading “Assumptions” in the non-consolidation and true sale opinion (the “Non-Consolidation/True Sale Opinion”) of Dechert LLP, dated as of the date hereof are true, complete and correct.

(ii) Accuracy of Representations and Warranties. Each representation or warranty by the Transferor contained herein, in any Transaction Document or in any certificate or other document furnished by the Transferor to the Purchaser or the Administrative Agent pursuant hereto or in connection herewith is true and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein) and, in the case of any representation or warranty that is made as of a specific date, as of such date.

(jj) Representations and Warranties for Benefit of the Purchaser’s Assignees. The Transferor hereby makes each representation and warranty contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date (or, in the case of any representation or warranty that is made as of a specific date, as of such date) to, and for the benefit of the Purchaser (and its assignees), the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the other Secured Parties as if the same were set forth in full herein.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) the grant of a Lien in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser. Upon discovery by the Transferor or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.

Section 4.2. Representations and Warranties of the Transferor Relating to the Agreement and the Sale Portfolio. The Transferor makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date), the Transferor represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

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(a) Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Asset Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all of the Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Purchaser or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Sale Portfolio to the Purchaser which upon the delivery of the Required Loan Documents and the filing of the UCC financing statements shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Sale Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by any filing of a UCC financing statement subject only to Permitted Liens. Neither the Purchaser nor any Person claiming through or under the Transferor shall have any claim to or interest in the Controlled Accounts; provided that if this Agreement constitutes only a grant of a security interest in such property, then the Purchaser shall have the rights in such property as a debtor for purposes of the UCC.

(b) Eligibility of Sale Portfolio. As of each Purchase Date, (i) Schedule I is an accurate and complete listing of all the Loan Assets contained in the Sale Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Sale Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date and (ii) each item of the Sale Portfolio Purchased by the Purchaser hereunder on the applicable Purchase Date is an Eligible Loan Asset.

(c) No Fraud. With respect to any Loan Asset originated by the Transferor, such Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Transferor’s knowledge, on the part of the Obligor. With respect to any Loan Asset originated by any third party not Affiliated with the Transferor, to the best of the Transferor’s knowledge, such Loan Asset was originated without any fraud or misrepresentation by any such third party or on the part of the Obligor.

Any inaccurate representation relating to a Loan Asset (including any representation that a Loan Asset is an Eligible Loan Asset) hereunder or under any other Transaction Document shall not result in an Event of Default or a Transferor Termination Event if the Purchaser complies with Section 2.07(b) of the Loan and Servicing Agreement or the Transferor repurchases such Loan Asset in accordance with the terms of ARTICLE VI.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser, (y) the grant of a first priority perfected security interest (subject only to Permitted Liens) in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser and (z) the termination of this Agreement and the Loan and Servicing Agreement. Upon discovery by the Transferor or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.

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Section 4.3. Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Transferor relies in selling the Sale Portfolio Sold to the Purchaser hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date, the Purchaser represents and warrants to the Transferor for the benefit of the Transferor and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date) that:

(a) Organization, Good Standing and Due Qualification. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and, except where failure to do so would not cause a Material Adverse Effect, all licenses necessary to own its assets and to transact the business in which it is engaged and, except where failure to do so would not cause a Material Adverse Effect, is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Sale Portfolio requires such qualification.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Purchaser has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party.

(c) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Purchaser of this Agreement, any Loan Asset Assignment or any Transaction Document to which it is a party or the validity or enforceability of this Agreement, any Loan Asset Assignment or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Binding Obligation. This Agreement and each of the Transaction Documents to which the Purchaser is a party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with their respective terms, except as the enforceability hereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(e) No Violation. The execution, delivery and performance of this Agreement, each Loan Asset Assignment, and the other Transaction Documents to which the Purchaser is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) create any Lien on the Sale Portfolio other than Permitted Liens, (ii) violate any Applicable Law or the Constituent Documents of the Purchaser or (iii) violate any contract or other agreement to which the Purchaser is a party or by which the Purchaser or any property or assets of the Purchaser may be bound.

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(f) Value Given. The Purchaser has given fair consideration and reasonably equivalent value to the Transferor in exchange for the Sale of such Sale Portfolio, which amount the Purchaser hereby agrees is the fair market value of such Sale Portfolio. No such Sale has been made for or on account of an antecedent debt owed by the Purchaser to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(g) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any properties of the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Asset Assignment or any other Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Asset Assignment or any other Transaction Document to which the Purchaser is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(h) Purchase and Sale Agreement. This Agreement, the Master Participation Agreement, and the Loan Asset Assignments (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan Asset in accordance with the related Underlying Instrument) contemplated herein are the only agreements or arrangements pursuant to which the Purchaser Purchases the Sale Portfolio Sold to it by the Transferor.

(i) Investment Company Act. The Purchaser is not required to register as an “investment company” under the provisions of the 1940 Act.

(j) Compliance with Law. The Purchaser (i) has complied in all material respects with all Applicable Law to which it may be subject and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal. The Purchaser has not received any notice that it is not in compliance in any material respect with any of the requirements of the Applicable Law to which it may be subject. The Purchaser has maintained all records required to be maintained by any applicable Governmental Authority.

(k) Opinions. The statements of fact in the section heading “Assumptions” in the Non-Consolidation/True Sale Opinion are true, complete and correct.

(l) Receipt of Repurchase Price. The Collection Account is the only account to which the Transferor has been instructed to deposit the Repurchase Price relating to any Loan Asset required to be repurchased hereunder. The Purchaser acknowledges that any funds received by it attributable to the repurchase of any Loan Asset hereunder are held and shall be held in trust for the benefit of the Administrative Agent (or its assignees) until deposited by the Purchaser into the Collection Account as required by the Loan and Servicing Agreement.

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ARTICLE V.

COVENANTS OF THE TRANSFEROR

Section 5.1. Protection of Title of the Purchaser.

(a) On or prior to the Closing Date, the Transferor shall have filed or caused to be filed UCC financing statements, naming the Transferor as “debtor/transferor”, naming the Purchaser as “secured party/buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “total assignee”, and describing the Sale Portfolio to be acquired by the Purchaser, with the office of the Secretary of State of the state of the jurisdiction of organization of the Transferor. From time to time thereafter, the Transferor shall file such UCC financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Purchaser under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, in the Sale Portfolio acquired by the Purchaser hereunder, as the case may be, and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Purchaser, the Collateral Agent, the Collateral Custodian, the Transferor and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Transferor agrees that it will from time to time, at the expense of the Purchaser, take all actions, that the Purchaser, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Sale Portfolio, or to enable the Purchaser, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Transaction Document.

(b) On or prior to each Purchase Date hereunder, the Transferor shall take all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being acquired by the Purchaser on such Purchase Date to the Purchaser so that, upon the Sale of such Sale Portfolio from the Transferor to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to (i) Permitted Liens and (ii) the terms of the Underlying Instruments for such Loan Assets). On or prior to each Purchase Date hereunder, the Transferor shall take all steps required under Applicable Law in order for the Purchaser to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Sale Portfolio being Purchased by the Purchaser on such Purchase Date and, from time to time thereafter, the Transferor shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), the Sale Portfolio which have been acquired by the Purchaser hereunder.

(c) With respect to Participations, from and after the date of Elevation, and otherwise, from and after the related Purchase Date:

(i) the Transferor shall direct any agent or administrative agent for any Loan Asset in the Sale Portfolio originated or acquired by the Transferor to remit all payments and collections with respect to the portion of such Loan Asset that is part of the Sale Portfolio and direct the Obligor or any agent, as applicable, with respect to the portion of such Loan Asset that is part of the Sale Portfolio to remit all such payments and collections directly to the Collection Account;

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(ii) the Transferor will not make any change in its instructions to Obligors or any agent, as applicable, regarding payments to be made to the Purchaser or payments to be made to the Collection Account, unless the Purchaser and the Administrative Agent have consented to such change; and

(iii) the Transferor shall use commercially reasonable efforts ensure that only (x) funds constituting payments and collections relating to Sale Portfolio or other Collateral, (y) funds constituting amounts due to the Purchaser in connection with the repurchase of a Loan Asset required hereunder and (z) any capital contributions made by the Transferor shall be deposited into the Collection Account.

(d) In the event any payments relating to any Sale Portfolio are remitted directly to the Transferor or any Affiliate of the Transferor, the Transferor will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days after the Transferor has knowledge that such Available Collections were received, and, at all times prior to such remittance, the Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees. Until so deposited, all such Interest Collections, all such Principal Collections and any amounts required to be paid to the Purchaser in connection with a repurchase of a Loan Asset hereunder shall be held in trust for the Purchaser or its assignees by the Transferor.

(e) At any time after the occurrence or declaration of the Facility Maturity Date, the Purchaser, the Collateral Agent or the Administrative Agent may direct the Transferor to notify the Obligors or agents, as applicable, at Transferor’s expense, of the Purchaser’s (or its assigns) or the Secured Parties’ interest in the Sale Portfolio under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Sale Portfolio be made directly to the Purchaser (or its assigns), the Collateral Agent or the Administrative Agent.

(f) The Transferor shall, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the UCC financing statement referred to in Section 3.1 or any other UCC financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred file or cause to be filed an appropriate continuation statement with respect to such UCC financing statement.

(g) The Transferor shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Sale Portfolio, from the address set forth under its name in Section 10.4, or change the jurisdiction of its formation, unless the Transferor shall have given at least five (5) days’ prior written notice thereof to the Administrative Agent or (y) subject to Section 2.14 of the Loan and Servicing Agreement, move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date (or relevant date of delivery), unless the Administrative Agent shall consent of such change or move in writing and the Transferor shall have provided the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Sale Portfolio (subject only to Permitted Liens).

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(h) The Transferor shall at all times maintain each office from which it services Sale Portfolio and its principal executive office within the United States of America.

(i) The Transferor shall on or prior to the Initial Purchase Date mark its master data processing records and other books and records relating to the Sale Portfolio, including without limitation the Records, so that, from and after the time of Sale under this Agreement of Sale Portfolio to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, the Transferor’s master data processing records (including archives) and other books and records that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and that a security interest therein has been granted by the Purchaser to the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement.

(j) If the Transferor fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Transferor as provided in Section 9.1. The Transferor irrevocably authorizes each of the Purchaser, the Collateral Agent and the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints each of the Purchaser, the Collateral Agent and the Administrative Agent as its attorney-in-fact pursuant to a power of attorney substantially in the form of Exhibit B (to be delivered simultaneously with this Agreement) to act on behalf of the Transferor (i) to file UCC financing statements on behalf of the Transferor, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any UCC financing statement with respect to the Sale Portfolio as a UCC financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable.

Section 5.2. Affirmative Covenants of the Transferor.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Transferor will comply in all material respects with all Applicable Law, including those applicable to the Transferor as a result of its interest in the Sale Portfolio or any part thereof.

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(b) Preservation of Company Existence. The Transferor will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Obligations and Compliance with Sale Portfolio. The Transferor will, at its expense, duly fulfill and comply in all material respects with all obligations on its part to be fulfilled or complied with under the Transaction Documents. It is understood and agreed that the Transferor does not hereby assume any obligations of the Purchaser in respect of any Advances or assume any responsibility for the performance by the Purchaser of any of its obligations hereunder or under any of the Transaction Documents or under any other agreement executed in connection herewith.

(d) Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Sale Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Sale Portfolio and the identification of the Sale Portfolio, including without limitation the Records.

(e) Separate Identity. The Transferor acknowledges that the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Loan and Servicing Agreement and the other Transaction Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from the Transferor and each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor will take all reasonable steps including, without limitation, all steps that the Administrative Agent, the Collateral Agent, the Lenders or the other Secured Parties may from time to time reasonably request to maintain the Purchaser’s identity as a legal entity that is separate from the Transferor and each other Affiliate of the Transferor and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Transferor agrees that:

(i) the Transferor will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the criteria and the restrictions set forth in Section 4 of the Borrower LLC Agreement and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement;

(ii) the Transferor shall maintain its financial records and books of account separate from those of the Purchaser;

(iii) the annual financial statements of the Transferor shall disclose the effects of the Transferor’s transactions in accordance with GAAP and the Transferor and the Purchaser shall maintain separate financial statements, except to the extent that the Purchaser’s financial and operating results are consolidated under GAAP with those of the Transferor in consolidated financial statements; provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Purchaser from the Transferor and to indicate that the Purchaser’s assets and credit are not available to satisfy the debts and other obligations of the Transferor or any other Person;

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(iv) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Transferor as official records;

(v) the Transferor shall maintain an arm’s-length relationship with the Purchaser and will not hold itself out as being liable for the debts of the Purchaser;

(vi) the Transferor shall keep its assets and its liabilities wholly separate from those of the Purchaser;

(vii) the Transferor will avoid the appearance, and promptly correct any known misperception of any of the Transferor’s creditors, that the assets of the Purchaser are available to pay the obligations and debts of the Transferor; and

(viii) to the extent that the Transferor services the Loan Assets and performs other services on the Purchaser’s behalf, the Transferor will clearly identify itself as an agent of the Purchaser in the performance of such duties.

(f) Taxes. The Transferor will file or cause to be filed its Tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.1(l)).

(g) Cooperation with Requests for Information or Documents. The Transferor will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Purchaser and its assignees to carry out their responsibilities under the Transaction Documents.

(h) Payment, Performance and Discharge of Obligations. The Transferor will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Transferor or to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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(i) Notices. The Transferor will furnish to the Purchaser, the Collateral Agent and the Administrative Agent:

(i) Notice of Income Tax Liability. The Transferor shall provide telephonic or e-mail notice within ten (10) Business Days of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth (i) positive adjustments to the Tax liability of the Transferor or any “affiliated group” (of which the Transferor is a member) in an amount equal to or greater than $5,000,000 in the aggregate, (ii) positive adjustments to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate, or (iii) a challenge to the status of the Borrower as a “disregarded entity” for U.S. federal (or applicable state or local) income tax purposes. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof;

(ii) Notice of Breaches of Representations and Covenants. The Transferor shall provide promptly, upon receipt of notice or discovery thereof, notice to the Purchaser, the Collateral Agent and the Administrative Agent (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given or (ii) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser, the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Transferor shall notify the Purchaser, the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Transferor which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;

(iii) [Reserved].

(iv) Notice of Proceedings. The Transferor shall provide, promptly after the Transferor receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Sale Portfolio, or the Purchaser or the Transferor or any of their Affiliates. For purposes of this Section 5.2(i), (A) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Sale Portfolio, or the Purchaser in excess of $1,000,000 shall be deemed to be material and (B) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transferor or any of their Affiliates (other than the Purchaser) in excess of $10,000,000 shall be deemed to be material;

(v) Notice of Material Events. The Transferor shall promptly, upon becoming aware thereof, provide notice of any event or other circumstance that is reasonably likely to have a Material Adverse Effect;

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(vi) Notice of Event of Default. The Transferor shall provide, within three (3) Business Days, written notice of the occurrence of each Event of Default of which the Transferor has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than three (3) Business Days following the Transferor’s knowledge or notice of the occurrence of any Event of Default, the Transferor will provide to the Purchaser, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Transferor setting forth the details of such event and the action that the Transferor proposes to take with respect thereto; and

(vii) Notice of Transferor Termination Event and Transferor Purchase Event. The Transferor will provide prompt written notice to the Purchaser, the Collateral Agent and the Administrative Agent of the occurrence of each Transferor Termination Event and each Transferor Purchase Event of which a Responsible Officer of the Transferor has knowledge or has received notice.

(j) Other. The Transferor will furnish to the Purchaser, the Collateral Agent and the Administrative Agent promptly, from time to time and subject to any applicable confidentiality requirement under law or contract such other information, documents, records or reports respecting the Sale Portfolio, including without limitation the Records, or the condition or operations, financial or otherwise, of the Transferor as the Purchaser, the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent and the Collateral Agent or Secured Parties under or as contemplated by this Agreement and the other Transaction Documents.

(k) Costs and Expenses. The Transferor shall pay all of its reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder.

(l) Compliance with Legal Opinions. The Transferor shall take all actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Transferor, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets; provided that this clause (l) shall not be construed to require the Transferor to make any capital contributions to the Purchaser for purposes of maintaining the solvency of the Purchaser.

(m) Copies of Other Information. The Transferor will deliver to the Purchaser, the Collateral Agent and the Administrative Agent promptly, from time to time, such other information, documents, Records or reports respecting the Sale Portfolio or the conditions or operations, financial or otherwise, of the Transferor (including, without limitation, reports and notices relating to the Transferor’s actions under and compliance with ERISA and the 1940 Act) in each case in its possession and/or reasonably attainable without undue burden or expense as the Purchaser, the Collateral Agent or the Administrative Agent may from time to time reasonably request in order to perform their obligations hereunder or under any other Transaction Document or to protect the interests of the Purchaser under or as contemplated by this Agreement and the other Transaction Documents, subject in all cases to any applicable confidentiality requirement under law or contract.

(n) Disregarded Entity. The Transferor shall cause the Purchaser to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Purchaser nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

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Section 5.3. Negative Covenants of the Transferor.

From the Closing Date until the Collection Date:

(a) Sale Portfolio Not to be Evidenced by Instruments. The Transferor will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Portfolio.

(b) Security Interests. Except as otherwise permitted herein and in the Loan and Servicing Agreement from and after the Purchase Date with respect thereto, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (except for Permitted Liens) on any Sale Portfolio Sold by the Transferor to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Transferor will not sell, transfer, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Transferor to the Purchaser hereunder. The Transferor will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Transferor shall defend the right, title and interest of the Purchaser and the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist Permitted Liens upon any of the Sale Portfolio.

(c) Mergers, Acquisitions, Sales, Etc. The Transferor will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Transferor is the surviving entity and unless:

(i) the Transferor has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel (which may rely on an Officer’s Certificate as to factual matters) each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.3 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Transferor and such other matters as the Administrative Agent may reasonably request;

(ii) the Transferor shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent;

(iii) after giving effect thereto, no Event of Default or Transferor Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Transferor Termination Event shall have occurred; and

(iv) the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer.

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(d) Transfer of Purchaser Equity Interests. The Transferor shall not transfer, pledge, participate or otherwise encumber its Equity Interests in the Purchaser without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion.

(e) [Reserved].

(f) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.

(g) [Reserved].

(h) Extension or Amendment of Sale Portfolio. The Transferor will not, except as otherwise permitted in Section 6.04(a) of the Loan and Servicing Agreement, extend, amend or otherwise modify, or permit the Purchaser to extend, amend or otherwise modify, the terms of any Sale Portfolio (including the Related Collateral).

(i) Limitation on Financing Activities. The Transferor shall not, directly or indirectly, advance or contribute to the Purchaser any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (i) shall not prohibit the Transferor from contributing Loan Assets to the Purchaser as contemplated herein or providing cash equity contributions to the Purchaser.

(j) Organizational Documents. The Transferor will not cause or permit the Purchaser to amend, modify or terminate any of the Constituent Documents of the Purchaser in a manner that is adverse to the Lenders without the prior written consent of the Administrative Agent.

(k) [Reserved].

(l) Instructions to Agents and Obligors. The Transferor will not make any change in its instructions to Obligors (or any agents with respect to the Underlying Instruments) regarding payments to be made with respect to the Sale Portfolio to the Collection Account, unless the Administrative Agent has consented to such change in writing in its sole discretion.

ARTICLE VI.

REPURCHASES AND SUBSTITUTION BY THE TRANSFEROR

Section 6.1. Repurchase of Loan Assets. In the event of the occurrence of a Transferor Purchase Event, the Transferor will within five (5) Business Days following the earlier of knowledge by the Transferor or receipt by the Transferor from the Administrative Agent or the Servicer of written notice thereof of the Transferor Purchase Event, (i) purchase each Loan Asset hereunder which is affected by or related to such Transferor Purchase Event from the Purchaser, and the Transferor shall pay to the Purchaser (by means of a deposit to the Collection Account) the Repurchase Price of such Loan Asset as of the date of the purchase thereof from the Purchaser

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or (ii) with the prior written consent of the Administrative Agent, in its sole and absolute discretion, and subject to the satisfaction of the conditions in Section 6.2, substitute for such Loan Asset, a Substitute Eligible Loan Asset. Notwithstanding anything herein to the contrary, in the event that the conditions or events which caused such Transferor Purchase Event are no longer continuing prior to the expiration of the aforementioned five (5) Business Day period, such Loan Asset shall cease to be subject to such Transferor Purchase Event and the requirements set forth in clauses (i) and (ii) above shall not apply to such Loan Asset. It is understood and agreed that the obligation of the Transferor to purchase the Loan Assets or substitute a Substitute Eligible Loan Asset for the Loan Assets which are affected by or related to such Transferor Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Loan Asset purchased by the Transferor, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over such Loan Asset to the Transferor, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Agent. Such Sale shall be a sale outright, and not for security, of all the right, title and interest of the Purchaser, in, to and under such Loan Asset and all future monies due or to become due with respect thereto, the Related Collateral, all Proceeds of such Loan Asset and Recoveries, all rights to security for such Loan Asset and all Proceeds and products of the foregoing. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Transferor, execute such documents and instruments of transfer as may be prepared by the Transferor and take such other actions as may be reasonably requested by the Transferor in order to effect the transfer of such Loan Asset pursuant to this Section 6.1. Such Sale shall be a sale outright, and not for security.

Section 6.2. Substitution of Loan Assets.

(a) The Transferor shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent and the Purchaser, in their sole discretion, to substitute one or more Eligible Loan Assets (“Substitute Eligible Loan Asset”) for a Loan Asset (each such act, a “Substitution”).

(b) The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:

(i) the Transferor has recommended to the Purchaser and the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) in writing that the Loan Asset to be replaced should be replaced (each, a “Replaced Loan Asset”);

(ii) no event has occurred and is continuing, or would result from such Substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such Substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; provided that a Borrowing Base Deficiency (and any Unmatured Event of Default or Event of Default arising therefrom) shall not impair the right of the Transferor to effect an otherwise permitted substitution, in accordance with Section 2.07 of the Loan and Servicing Agreement, to facilitate a cure of

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such Borrowing Base Deficiency (and any Unmatured Event of Default or Event of Default arising therefrom), so long as immediately after giving effect to such substitution and any other sale or transfer or other actions taken to cure such Borrowing Base Deficiency in accordance with Section 2.06 of the Loan and Servicing Agreement substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured;

(iii) each Substitute Eligible Loan Asset is an Eligible Loan Asset on the date of Substitution;

(iv) solely in the case of Substitutions pursuant to this Section 6.2 undertaken because a Transferor Purchase Event has occurred, the sum of the Assigned Value multiplied by the Outstanding Balances of such Substitute Eligible Loan Assets shall be equal or greater than the sum of the then-current Assigned Value of the Replaced Loan Assets multiplied by the Outstanding Balance thereof;

(v) all representations and warranties contained in Section 4.1 and Section 4.2 shall be true, complete and correct in all material respects or, if qualified as to materiality or Material Adverse Effect, in all respects, as of the date of Substitution (other than any representation and warranty that is made as of a specific date);

(vi) no selection procedures adverse to the interests of the Purchaser, the Administrative Agent, the Lender or the other Secured Parties were utilized by the Transferor in the selection of the Loan Asset to be replaced by the Substitute Eligible Loan Asset;

(vii) after giving effect to such substitution, each of the limitations on sales and substitutions set forth in Section 2.07(e) of the Loan and Servicing Agreement is satisfied (and such substitution pursuant to this Section 6.2(a) shall be deemed to be a sale under Section 2.07(a) of the Loan and Servicing Agreement, without duplication, for purposes of calculating compliance with Section 2.07(e) of the Loan and Servicing Agreement);

(viii) each Loan Asset that is replaced pursuant to the terms of this Section 6.2 shall be substituted only with another Eligible Loan Asset that meets the foregoing conditions; and

(ix) all terms, provisions, representations, warranties and covenants hereunder with respect to Loan Assets that have been Sold by the Transferor to the Purchaser hereunder shall apply equally to Substitute Eligible Loan Assets.

(c) In addition, in connection with such Substitution, the Transferor shall deliver or cause to be delivered to the Collateral Custodian the related Required Loan Documents as set forth in Section 2.1(g). On the date any such Substitution is completed, the Purchaser shall, automatically and without further action, release and shall transfer to the Transferor, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under such Replaced Loan Asset, and the Purchaser shall be deemed to represent and warrant that it has the company authority and has taken all necessary company action to accomplish such transfer, but without any other representation and warranty, express or implied.

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Section 6.3. Repurchase Limitations. The Transferor and the Purchaser agree that the Transferor and any Affiliate of the Transferor may repurchase any Sale Portfolio from the Purchaser only in the case of a repurchase or Substitution of any Sale Portfolio pursuant to Section 6.1 or Section 6.2 or in an arm’s-length transaction for fair market value or in connection with any sale by the Purchaser otherwise permitted under Section 2.07 of the Loan and Servicing Agreement.

ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE SALE PORTFOLIO

Section 7.1. Rights of the Purchaser.

(a) The Transferor hereby authorizes the Purchaser, the Collateral Agent, the Administrative Agent, the Lender and/or their respective designees or assignees, after the occurrence and during the continuation of a Transferor Termination Event, to take any and all steps in Transferor’s name and on behalf of the Transferor that the Purchaser, the Collateral Agent, the Administrative Agent, the Lenders and/or their respective designees or assignees determine are reasonably necessary or appropriate to collect all amounts due to the Purchaser under any and all Sale Portfolio and to enforce or protect the Purchaser’s, the Collateral Agent’s, the Administrative Agent’s and the Lenders’ rights under this Agreement, including endorsing the name of the Transferor on checks and other instruments representing Interest Collections and Principal Collections and enforcing such Sale Portfolio.

(b) Except as set forth in Section 6.1 and Section 6.2 with respect to the repurchase or Substitution of certain Loan Assets, the Purchaser shall have no obligation to account for, replace, substitute or return any Sale Portfolio to the Transferor. The Purchaser shall have no obligation to account for or to return Interest Collections or Principal Collections, or any interest or other finance charge collected pursuant thereto, to the Transferor, irrespective of whether such Interest Collections and Principal Collections and charges are in excess of the Purchase Price for such Sale Portfolio.

(c) The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sale Portfolio and all of the Purchaser’s right, title and interest in, to and under this Agreement or the Loan and Servicing Agreement.

(d) The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2. Rights With Respect to Loan Files.

At any time when the Servicer is not Apollo Debt Solutions BDC or an Affiliate thereof, has been designated pursuant to Article VI of the Loan and Servicing Agreement, the Transferor shall, at the Purchaser’s, the Collateral Agent’s, the Collateral Custodian’s or the Administrative Agent’s request, assemble all of the Loan Files which evidence the Sale Portfolio originated by the Transferor, or which are otherwise necessary or desirable to collect such Sale Portfolio, and make the same available to the Purchaser, the Collateral Agent, the Collateral Custodian or the Administrative Agent at a place selected by the Purchaser, the Collateral Agent, the Collateral Custodian, the Administrative Agent or their designee.

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Section 7.3. Notice to Collateral Agent and Administrative Agent.

The Transferor agrees that, concurrently with its delivery to the Purchaser, copies of all notices, reports, documents and other information required to be delivered by the Transferor to the Purchaser hereunder shall be delivered by the Transferor to the Collateral Agent and the Administrative Agent.

ARTICLE VIII.

TRANSFEROR TERMINATION EVENTS

Section 8.1. Transferor Termination Events.

(a) If any of the following events (each a “Transferor Termination Event”) shall have occurred:

(i) the Transferor shall fail to pay any amount required to be paid by the Transferor hereunder when due and such failure to pay is not cured within two (2) Business Days after the same becomes due;

(ii) the Transferor shall fail to observe or perform in any material respect (or, in the case of any covenant or agreement that is already qualified by materiality, in all respects) any covenant or agreement applicable to it contained herein (other than as specified in paragraph (i) of this Section 8.1) and such default or breach continues for a period of thirty (30) days after the earlier to occur of (x) receipt of notice thereof by the Transferor and (y) the Transferor obtaining knowledge thereof; it being agreed that the repurchase of any Loan Asset that is not an Eligible Loan Asset in accordance with the terms of ARTICLE VI shall remedy the failure of any covenant related to such Loan Asset being an Eligible Loan Asset; or

(iii) any representation, warranty or certification made by the Transferor in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made and, in each case, the same continues unremedied for a period of thirty (30) days after the earlier to occur of (x) the date on which written notice of such failure is given to the Transferor or (y) the date on which the Transferor acquires knowledge thereof; or

(iv) a Bankruptcy Event shall occur with respect to the Transferor; or

(v) the occurrence of (A) an Event of Default set forth in Section 7.01 of the Loan and Servicing Agreement (past any applicable notice or cure period provided in the definition thereof) or (B) the Facility Maturity Date; or

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(vi) (A) the rendering of one or more final non-appealable judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $25,000,000 against the Transferor, and the Transferor shall not have, within thirty (30) days, either (1) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms, or (2) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or (B) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Transferor to enforce any such judgment;

then, (A) in the case of any Transferor Termination Event described in paragraph (iv) or (v)(A) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Transferor shall thereupon automatically terminate without further notice of any kind, the receipt of which by the Transferor is hereby waived by the Transferor, (B) in the case of any Transferor Termination Event described in paragraph (v)(B) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Transferor shall thereupon terminate without notice of any kind, which is hereby waived by the Transferor unless both the Purchaser and the Transferor agree in writing that such event shall not trigger an Early Termination (as hereinafter defined) hereunder, and (C) in the case of any other Transferor Termination Event, so long as such Transferor Termination Event shall be continuing, the Purchaser or the Administrative Agent may terminate the Purchaser’s obligation to Purchase Sale Portfolio from the Transferor by written notice to the Transferor (any termination pursuant to clause (A), (B) or (C) of this ARTICLE VIII is herein called an “Early Termination”); provided that, (1) in the event that any involuntary petition or proceeding as described in clause (i) of the definition of “Bankruptcy Event” as defined in the Loan and Servicing Agreement occurs with respect to the Transferor, the Purchaser shall not Purchase Sale Portfolio from the Transferor unless such involuntary petition or proceeding is dismissed, bonded or discharged prior to such Purchase and within sixty (60) days of the filing of such petition or the commencement of such proceeding and (2) a Borrowing Base Deficiency (and any Unmatured Event of Default or Event of Default arising therefrom) shall not impair the obligations of the Purchaser to effect an otherwise permitted transfer, in accordance with Section 2.06 of the Loan and Servicing Agreement, to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default or Event of Default arising therefrom), so long as immediately after giving effect to such transfer and any other sale or transfer or other actions taken to cure such Borrowing Base Deficiency in accordance with Section 2.06 of the Loan and Servicing Agreement substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured.

Section 8.2. Remedies.

(a) If a Transferor Termination Event has occurred, the Purchaser (and its assignees) shall have, in addition to all other rights and remedies under this Agreement or otherwise, all of the rights and remedies provided to a secured creditor under the UCC of each applicable jurisdiction and other Applicable Law in respect thereto, which rights shall be cumulative, to the extent that the conveyance of the Sale Portfolio by the Transferor to the Purchaser as contemplated hereby is not treated for any purpose as a sale by the Transferor of such Sale Portfolio and instead is deemed to be a pledge of the Sale Portfolio by the Transferor to the Purchaser to secure a debt or other obligation of the Transferor, and the Sale Portfolio is held to continue to be property of the Transferor.

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(b) If, notwithstanding the intent of the parties hereto, the conveyance of the Sale Portfolio is deemed to be a pledge thereof by the Transferor to the Purchaser to secure a debt or other obligation of the Transferor, the Transferor agrees that, upon the occurrence of a Transferor Termination Event, the Purchaser (and during the continuance an Event of Default, the Collateral Agent or the Administrative Agent) shall have the right to:

(i) require the Transferor to, and the Transferor hereby agrees that it will at the Transferor’s expense and upon request of the Purchaser (or during the continuance of an Event of Default, the Collateral Agent or the Administrative Agent) forthwith, assemble all or any part of the Sale Portfolio as directed by the Purchaser (or during the continuance of an Event of Default, the Collateral Agent or the Administrative Agent) and make the same available at a place to be designated by the Purchaser (or during the continuance of an Event of Default, the Collateral Agent or the Administrative Agent); and

(ii) without notice except as specified below, sell the Sale Portfolio or any part thereof in one or more parcels at a public or private sale, at any of the Purchaser’s (or during the continuance of an Event of Default, the Collateral Agent’s or the Administrative Agent’s) offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Purchaser (or during the continuance of an Event of Default, the Collateral Agent or the Administrative Agent) may deem commercially reasonable. The Transferor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Transferor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Purchaser, the Collateral Agent or the Administrative Agent shall not be obligated to make any sale of Sale Portfolio regardless of notice of sale having been given. The Purchaser, the Collateral Agent or the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 8.3. Survival of Certain Provisions.

Notwithstanding any provision contained herein to the contrary, the Transferor’s and the Purchaser’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Transferor pursuant to ARTICLE III and ARTICLE IV and the provisions of Section 6.1 and Section 6.2, the rights and obligations under ARTICLE VII, the indemnification provisions of ARTICLE IX and the provisions of Section 5.1, Section 10.1, Section 10.7, Section 10.8, Section 10.9, Section 10.11, Section 10.12, Section 10.13 and Section 10.15 shall be continuing and shall survive any termination of this Agreement.

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ARTICLE IX.

INDEMNIFICATION

Section 9.1. Indemnification by the Transferor.

(a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Purchaser, any assignee of the Purchaser (including, without limitation, the Collateral Agent and the other Secured Parties) or any such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each an “Indemnified Party”) may have hereunder or under Applicable Law, the Transferor hereby agrees to indemnify any Indemnified Party from and against any and all damages, losses, claims, liabilities and related reasonable and documented costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of or in connection with any (i) acts or omissions of the Transferor constituting bad faith, gross negligence or willful misconduct on the part of the Transferor in connection with this Agreement, any transaction contemplated hereby or in connection with any Loan Asset repurchased under ARTICLE VI (including, without limitation, reasonable and documented expenses or fees in respect of such Loan Asset and costs and damages incurred by any Indemnified Party in connection with any violation by such Loan Asset of any Applicable Law), (ii) breach of any representation or warranty under this Agreement by the Transferor or (iii) failure by the Transferor to comply with any term, provision or covenant contained in this Agreement, excluding, however, any such amounts resulting from (x) any gross negligence, bad faith, fraud or willful misconduct on the part of the applicable Indemnified Party as determined in a court of competent jurisdiction by final non-appealable judgment, (y) the uncollectability of any Loan Asset due to the Obligor’s failure to pay any amounts due under the applicable loan agreement in accordance with its terms or (z) resulting from the performance of the Loan Assets (including without limitation any change in the market value of such Loan Asset) unless such loss resulting from the performance of such Loan Asset is due to the action or inaction of the Transferor arising in connection with any of the items described in sub-clauses (i), (ii) and (iii) above in this clause (a). In no case shall the Transferor be responsible for any Indemnified Party’s lost revenue or lost profits.

(b) Any Indemnified Amounts shall be paid by the Transferor to the Purchaser, for the benefit of the applicable Indemnified Party, within five (5) Business Days following receipt by the Transferor of the Administrative Agent’s or the Purchaser’s written demand therefor (and the Purchaser shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Purchaser of such amounts).

(c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Transferor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations provided,

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however, that the Transferor shall not be liable for any amount pursuant to this Section 9.1(c) except to the extent such losses, claims, damages or liabilities are the consequence of any acts or omissions of the Transferor arising out of or as a result of this Agreement excluding, however, any such amounts resulting from (x) any gross negligence, bad faith, fraud or willful misconduct on the part of the applicable Indemnified Party as determined in a court of competent jurisdiction by final non-appealable judgment or (y) the uncollectability of any Loan Asset due to the Obligor’s failure to pay any amounts due under the applicable loan agreement in accordance with its terms.

(d) If the Transferor has made any indemnity payments to the Purchaser, on behalf of an Indemnified Party pursuant to this Section 9.1 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Transferor, without interest.

(e) The obligations of the Transferor under this Section 9.1 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Purchaser, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(f) Notwithstanding anything to the contrary contained herein, in no event shall the Transferor be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Transferor has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) Any indemnification pursuant to this Section 9.1 shall not be payable from the Sale Portfolio.

(h) For the avoidance of doubt, to the extent that the Transferor repurchases or substitutes any Loan Asset pursuant to ARTICLE VI, such repurchase or substitution shall constitute the sole recourse to the Transferor for any breach of the representations and warranties set forth in Section 4.2(a) or Section 4.2(b) in respect of such Loan Asset.

Section 9.2. Assignment of Indemnities.

The Transferor acknowledges that, pursuant to the Loan and Servicing Agreement, the Purchaser shall collaterally assign its rights of indemnity granted hereunder to the Collateral Agent, for the benefit of the Secured Parties. Upon the enforcement of such collateral assignment, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn collaterally assign such rights, and (b) the obligations of the Transferor under this ARTICLE IX shall inure to the Collateral Agent, for the benefit of the Secured Parties. The Transferor agrees that, upon the enforcement of such collateral assignment, the Collateral Agent, for the benefit of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this ARTICLE IX.

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ARTICLE X.

MISCELLANEOUS

Section 10.1. Limitation on Liability. No claim may be made by the Transferor or any other Person against the Lender, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Transferor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

No claim may be made by the Purchaser, any Lender, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party or any other Person against the Transferor or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Purchaser, each Lender, the Collateral Agent, the Collateral Custodian, the Administrative Agent and each other Secured Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.2. Amendments; Limited Agency. Except as provided in this Section 10.2, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Transferor and consented to in writing by the Administrative Agent, the Required Lenders and the Collateral Agent.

Section 10.3. Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Transferor, in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 10.4. Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

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If to Purchaser:

Mallard Funding LLC

c/o Apollo Debt Solutions BDC

3 Bryant Park

New York, New York 10036

Attention: Amit Joshi

Telephone: (917) 286-5698

E-mail: ajoshi@apollo.com

If to Transferor:

Apollo Debt Solutions BDC

3 Bryant Park

New York, New York 10036

Attention: Amit Joshi

Telephone: (917) 286-5698

E-mail: ajoshi@apollo.com

Notices and communications by e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

Section 10.5. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Loan and Servicing Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Loan and Servicing Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 10.6. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.7. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

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Section 10.8. Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Transferor and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Transferor or the Purchaser, as applicable, at its address specified in Section 10.4. Nothing in this Section 10.8 shall affect the right of the Transferor or the Purchaser to serve legal process in any other manner permitted by law.

Section 10.9. Costs, Expenses and Taxes.

(a) Except as otherwise expressly set forth herein and subject to the rights of indemnification granted to the Indemnified Parties thereof under ARTICLE IX hereof, each party hereto shall bear its own costs and expenses incurred in connection with this Agreement.

(b) The Transferor shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 10.10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11. Bankruptcy Non-Petition and Limited Recourse; Claims. The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year (or such longer preference period as shall then be in effect) and one day since the Collection Date. The Transferor hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio, all other Collateral and any amounts on deposit in the Controlled Accounts and rights and interests in the Transaction Documents and rights incidental thereto, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan and Servicing Agreement, and (iii) Available Collections generated by the Sale Portfolio will be applied to payment of the Purchaser’s obligations under the Loan and Servicing Agreement. In addition, the Transferor shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

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The provisions of this Section 10.11 are a material inducement for the Purchaser to enter into this Agreement and the transactions contemplated hereby and for the Administrative Agent and the Secured Parties to enter into the Loan and Servicing Agreement and the transactions contemplated thereby and are an essential term hereof. The Purchaser may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

Section 10.12. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Transferor except as permitted by this Section 10.12 or the Loan and Servicing Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Transferor hereby expressly consents. Upon assignment, the Transferor agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. The Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Transferor hereunder without joinder of the Purchaser.

(c) The Administrative Agent, the Lender, the Collateral Custodian, the Collateral Agent and the other Secured Parties shall be third-party beneficiaries of this Agreement.

Section 10.13. Waiver of Setoff.

(a) The Transferor’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Transferor might have hereunder against the Purchaser, the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Transferor.

(b) The Purchaser shall have the right to set-off against the Transferor any amounts to which the Transferor may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Transferor from time to time under this Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Transferor.

Section 10.14. Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

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Section 10.15. Subordination. The Transferor hereby agrees that all obligations and indebtedness of the Purchaser owed to the Transferor hereunder shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to the Lender, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party under the Loan and Servicing Agreement.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PURCHASER:

MALLARD FUNDING LLC

By: Apollo Debt Solutions BDC, its sole member

By:
Name:	Joseph Glatt
Title:	Secretary

TRANSFEROR:

APOLLO DEBT SOLUTIONS BDC

By:
Name:	Joseph Glatt
Title:	Secretary

[Signature Page to Purchase and Sale Agreement]

SCHEDULE I

SALE PORTFOLIO LIST

(See Attached)

EXHIBIT A

FORM OF LOAN ASSET ASSIGNMENT

LOAN ASSET ASSIGNMENT NO.   , dated as of     , from APOLLO DEBT SOLUTIONS BDC (the “Transferor”) to MALLARD FUNDING LLC (the “Purchaser”).

(A) We refer to the Purchase and Sale Agreement, dated as of January 7, 2022 (such agreement as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Agreement”), by and between the Transferor and the Purchaser.

(B) Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Cut-Off Date” shall mean, with respect to the Loan Assets designated hereby,      ,    .

(C) Designation of Loan Assets. Transferor delivers herewith a computer file list containing a true and complete list of the Loan Assets Sold and assigned hereunder, identified by account number, Obligor and Outstanding Balance as of the Cut-Off Date. Such computer file shall be as of the date of this Loan Asset Assignment incorporated into and made part of this Loan Asset Assignment and is marked as Schedule I hereto.

(D) Transfer and Sale of Loan Assets. The Transferor does hereby Sell to the Purchaser, and the Purchaser hereby Purchases and takes from the Transferor, all right, title and interest of the Transferor (whether now owned or hereafter acquired) in the property identified in clauses (i) - (iii) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following, property, whether now owned or existing or hereafter created, arising or acquired and wherever located (in each case excluding the Retained Interest and the Excluded Amounts) (the “Sale Portfolio”):

(i) the Loan Assets that are identified by the Transferor as of the Cut-Off Date, which are listed on Schedule I, together with all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii) the Related Assets with respect to the Loan Assets referred to in clause (i); and

(iii) all income and Proceeds of the foregoing.

Exhibit A-1

(E) Further Obligations. This Loan Asset Assignment is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Transferor is a party. The Transferor acknowledges and agrees that the Purchaser is accepting this Loan Asset Assignment in reliance or the representations, warranties and covenants of the Transferor contained in the Transaction Documents to which the Transferor is a party. The Transferor and the Purchaser (1) shall have caused the Purchaser to become the lender of record under the Loan Assets by executing any assignment or novation instruments contemplated by each such relevant Underlying Instrument and performing any other actions which the related Obligor or administrative agent in respect of each such Loan Asset may require and (2) shall have delivered to the Administrative Agent and the Collateral Agent all documents evidencing each such assignment or novation no later than 2:00 p.m. one (1) Business Day prior to the date such Loan Asset is transferred from the Transferor to the Purchaser.

(F) Ratification of the Agreement. The Agreement is hereby ratified, and all references to the “Purchase and Sale Agreement,” to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Asset Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein, this Loan Asset Assignment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Agreement.

(G) Security Interest. It is the express intent of the parties hereto that the Sale of the Loan Assets by the Transferor to the Purchaser hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute sale by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Loan Assets. It is, further, not the intention of the parties that such Sale be deemed a pledge of such Loan Assets by the Transferor to the Purchaser to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, such Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Loan Assets provided for hereunder shall be deemed to be a grant by the Transferor to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to such Loan Assets and all amounts payable to the holders of such Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Loan Assets together with all of the other obligations of the Transferor hereunder; (iii) the possession by the Purchaser (or the Collateral Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of such Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any

Exhibit A-2

assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Agreement. The Purchaser shall, to the extent consistent with the Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Agreement were deemed to create a security interest in such Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of the Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under the Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(H) GOVERNING LAW. THIS LOAN ASSET ASSIGNMENT NO.     SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Remainder of Page Intentionally Left Blank]

Exhibit A-3

IN WITNESS WHEREOF, the undersigned have caused this Loan Asset Assignment to be executed by a duly authorized officer as of the date first above written.

PURCHASER:

MALLARD FUNDING LLC

By:
Name: Glenn R. August
Title: Managing Member

TRANSFEROR:

APOLLO DEBT SOLUTIONS BDC

By:
Name:
Title:

Exhibit A-4

SCHEDULE I TO EXHIBIT A

SEE ATTACHED

EXHIBIT B

FORM OF POWER OF ATTORNEY

APOLLO DEBT SOLUTIONS BDC

[ ⚫ ], 20[ ⚫ ]

This Power of Attorney is executed and delivered by Apollo Debt Solutions BDC, as the Transferor, under the Purchase and Sale Agreement (each as defined below), to Mallard Funding LLC, as the Purchaser (together with its successors and assigns in such capacity, the “Attorney”), pursuant to that certain Purchase and Sale Agreement, dated as of January 7, 2022 (as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof, the “Purchase and Sale Agreement”), by and between Apollo Debt Solutions BDC, as the seller (together with its successors and assigns in such capacity, the “Transferor”), and Mallard Funding LLC, as the purchaser (together with its successors and assigns in such capacity, the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings provided in the Purchase and Sale Agreement.

No Person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Transferor as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Transferor irrevocably waives any right to commence any suit or action, in law or equity, against any Person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the Transferor until all obligations of the Purchaser under the Transaction Documents have been indefeasibly paid in full (other than indemnification obligations and other contingent obligations not then due and payable) and the Attorney has provided its written consent thereto.

Apollo Debt Solutions BDC, hereby irrevocably constitutes and appoints the Attorney (and all officers, employees or agents designated by the Attorney), as its attorney-in-fact to act on behalf of the Transferor solely (i) to file UCC financing statements on behalf of the Transferor, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent, for the benefit of the Secured Parties, in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of the Purchase and Sale Agreement or any UCC financing statement with respect to the Sale Portfolio as a UCC financing statement in such offices as the Purchaser, the Administrative Agent or the Collateral Agent, for the benefit of the Secured Parties, in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable. Notwithstanding anything herein to the contrary, the authority granted hereunder to the Attorney is limited to actions that the Purchaser is permitted to take in accordance with the terms of the Purchase and Sale Agreement. The Transferor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Reminder of Page Left Intentionally Blank]

Exhibit B-1

IN WITNESS WHEREOF, this Power of Attorney is executed by the Transferor as of the date set forth above.

APOLLO DEBT SOLUTIONS BDC

By:
Name:
Title:

Sworn to and subscribed before

me this [ ⚫ ] __, 20[ ⚫ ]:

Notary Public

Exhibit B-2